As filed with the Securities and Exchange Commission on January 10, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DECISIONPOINT SYSTEMS, INC.
 (Name of registrant in its charter)

Delaware	7373	37-1644635
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
 (949) 465-0065
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas R. Toms
Chief Executive Officer
8697 Research Drive
Irvine, CA 92618
 (949) 465-0065
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
  Gregory Sichenzia, Esq.
61 Broadway
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

i

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Series E Preferred Stock, par value $0.001 per share (1)	409,000	$10.00	$4,090,000	$526.80
Common Stock, $.001 par value issuable upon conversion of Series E Preferred Stock convertible at $1.00 per share (1)(2)	8,180,000	-	-	-
Series E Preferred Stock, par value $0.001 per share, issuable as dividends (1)	343,560	$10.00	$3,435,600	$442.51
Common Stock, $.001 par value issuable upon conversion of Series E Preferred Stock issuable as dividends convertible at $1.00 per share (1)(2)	6,871,200	-	-	-
Shares of Common Stock underlying Common Stock Purchase Warrant	818,000	$0.53 (3)	$433,540	$55.84

Total				$1,025.15

(1)	Fee calculated pursuant to Rule 457(i).

(2)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Series E Preferred Stock held by the selling stockholders.  Pursuant to Rule 416 under the Securities Act, the shares offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. No registration fee is required pursuant to Rule 457(i).

(3)	Estimated at $0.53 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board on January 6, 2014, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2014

PRELIMINARY PROSPECTUS

DECISIONPOINT SYSTEMS, INC.

Up to 752,560 shares of Series E Preferred Stock and 15,869,200 Shares of Common Stock

This prospectus relates to the offering by the selling stockholders of up to 752,560 shares of Series E Preferred Stock (including 409,000 shares sold under a purchase agreement and 343,560 shares issuable as dividends (“PIK Shares”) on shares of Series E Preferred Stock) and 15,869,200 shares of common stock (including 8,180,000 shares of common stock underlying the shares of Series E Preferred Stock sold under the purchase agreement, 6,871,200 shares of common stock underlying the PIK Shares, and 818,000 shares of common stock underlying warrants).

Selling stockholders will offer their respective shares of Series E Preferred Stock at a fixed price of $10.00 per share until the Series E Preferred Stock is quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Our Series E Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our Series E Preferred Stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares of Series E Preferred Stock become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

Our common stock is traded on the OTC Bulletin Board under the symbol “DPSI.” On January 6, 2014, the closing price of our common stock was $0.53 per share. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

 We will bear all costs relating to the registration of these shares of our common stock and Series E Preferred Stock, other than any selling stockholders’ legal or accounting costs or commissions.

We will not receive any proceeds from the sale of common stock and Series E Preferred Stock by the selling stockholders.

Investing in our Series E Preferred Stock and common stock involves a high degree of risk. Before making any investment in our Series E Preferred Stock or common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _____________, 2014

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page 6 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

In this prospectus, we refer to DecisionPoint Systems, Inc. as the “Company,” “we”, “us” or “our”.

Our Company

We are an enterprise systems integrator that provides mobility systems integration and supply chain systems integration, as well as traditional scanning and mobility hardware solutions.  We design, deploy and support mobile computing and wireless systems that enable our customers to access enterprise data at the point of decision whether they are on the retail selling floor, warehouse loading dock or on the road making deliveries.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  We also provide professional services including consulting, proprietary and third party software and software customization as an integral part of our customized solutions for our customers.  Our supply chain systems integration offerings include Warehouse Management Systems, Transportation Management Systems, and Enterprise Resource Planning Systems as well as legacy systems.  We operate in one business segment.

We deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line employees, inside and outside of the ‘four-walls’.  It is these systems which provide the information to improve the hundreds of individual business decisions made each day.  The “productivity paradox” is that the information remains locked away in their organization’s enterprise computing system, and historically, accessible only when employees were at their desk.  Our solutions solve this productivity issue.  As a result our customers are able to move their business decision points closer to their own customers who in turn, drive their own improved productivity and operational efficiencies.

We accomplish this by providing our customers with everything they need to achieve their enterprise mobility goals, starting with the planning of their systems, to the design and build stage, to the deployment and support stage, and finally to achieving their projected Return On Investment.

We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is Motorola Solutions, Inc. (“Motorola Solutions”), which provides the vast amount of our re-sold products including bar code scanners, battery’s charging stations and accessories.  We also partner with other top equipment and software suppliers such as Zebra Technologies Corporation, Datamax - O’Neil — a unit of the Dover Corporation, in addition to a host of specialized independent software vendors such as AirVersent, AirWatch, Antenna Software, Verifone GlobalBay and Wavelink.

We are focused on several commercial enterprise markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

We have several offices throughout the U.S which allows us to serve any customer on a nation-wide basis.  We can provide depot services through our West and East coast facilities.

We have recently seen indications that the major retailers are optimistic about the future economic climate which will translate into increased opportunities in our largest target market.  Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

An investment in DecisionPoint Systems, Inc. is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in us.

 Corporate Information

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc., was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”).  On June 15, 2011, we entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation that had been publicly traded since June 2009 (“Old DecisionPoint”).  Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company.  Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”).  On June 15, 2011, both companies were reincorporated in the State of Delaware.

About this Offering

Series E Private Placement

On November 12, 2013, we entered into and closed a securities purchase agreement (the “Series E Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000 (the “Series E First Closing”).

We retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series E First Closing. We paid the Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 767,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E First Closing. In addition, we will pay Sigma Capital Advisors $115,050 (equal to 3% of the gross proceeds from the Series E First Closing) as a finder’s fee.

On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock to accredited investors for a purchase price of $10.00 per share, for aggregate gross proceeds of $255,000 (the “Series E Second Closing”, and together with the Series E First Closing, the “Series E Closings”) pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold.  The Placement Agent acted as the placement agent for the Series E Second Closing as well. We paid the Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent and its designees Placement Agent Warrants to purchase 51,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Second Closing.  In addition, the Company will pay Sigma Capital Advisors $7,650 (equal to 3% of the gross proceeds from the Series E Second Closing) as a finder’s fee.

Our proceeds from the Series E Closings, before deducting placement agent fees, finder’s fees and other expenses, were approximately $4.1 million. Approximately $0.6 million was used to pay fees and expenses of this offering, and $3.5 million are funds available for general corporate purposes.

Pursuant to the Purchase Agreement, we agreed to, within 60 days of the final closing under the Purchase Agreement, (a) file a registration statement (the “Registration Statement”) with the SEC covering the re-sale of the Series E Preferred Shares, the shares of common stock underlying the Series E Preferred Shares, the shares of Series E Preferred Stock issuable as dividends on the Series E Preferred Shares (“PIK Shares”), the shares of common stock underlying the PIK Shares, and the shares of common stock underlying the Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series E Preferred Stock, and (c) use our best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series E Preferred Stock on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group. We also agreed to use our best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement), and to keep such Registration Statement effective for a minimum of three years.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in shares of Series E Preferred Stock, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of our preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

As of September 30, 2013, we had negative working capital of $11.5 million and total stockholders’ deficit of ($2.3) million.  As of December 31, 2012, we had negative working capital of $9.1 million and total stockholders’ equity of $0.9 million.

Preferred stock offered by the selling stockholders: 752,560 shares of preferred stock, including the following:	- 409,000 Series E Preferred Shares sold under the Series E Purchase Agreement; and - 343,560 PIK Shares issuable as dividends on the Series E Preferred Shares.

Common stock offered by the selling stockholders: 15,869,200 shares of common stock, including the following:

- 8,180,000 shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement,

- 6,871,200 shares of common stock underlying the PIK Shares; and

- 818,000 shares of common stock underlying the Placement Agent Warrants.

Common stock to be outstanding after the offering	Up to 28,598,763 shares. (1)

OTCBB symbol	DPSI

(1) Based on 12,729,563 shares of common stock outstanding as of January 6, 2014. Assumes conversion of the 409,000 Series E Preferred Shares and 343,560 PIK Shares offered hereunder and exercise of the Placement Agent Warrants.

Below represents the potential dilutive securities for the Company (in thousands):

	December 31,
	2013	2012

Convertible preferred stock - Series A	270	270
Convertible preferred stock - Series B	131	131
Convertible preferred stock - Series C	-	-
Convertible preferred stock - Series D	9,918	7,042
Convertible preferred stock - Series E	8,180	-
Warrants to purchase common stock	3,555	981
Options to purchase common stock	544	544

Total potentially dilutive securities	22,598	8,968

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

Our limited operating history as a public company makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although our management team has been engaged in software development for an extended period of time and we began the operations of our current business in December 2003, we have only been operating as a public company with our current operations since June 2009.  We have a limited operating history in our current combined form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

The mobile computing industry is characterized by rapid technological change, and our success depends upon the frequent enhancement of existing products and timely introduction of new products that meet our customers’ needs.

Customer requirements for mobile computing products are rapidly evolving and technological changes in our industry occur rapidly.  To keep up with new customer requirements and distinguish us from our competitors, we must frequently introduce new products and enhancements of existing products.  Enhancing existing products and developing new products is a complex and uncertain process.  It often requires significant investments in research and development (“R&D”) which we do not undertake. Even if we made significant investments in R&D, they may not result in products attractive or acceptable to our customers. Furthermore, we may not be able to launch new or improved products before our competition launches comparable products. Any of these factors could cause our business or financial results to suffer.

Future business combinations and acquisition transactions, if any, as well as recently closed business combinations and acquisition transactions may not succeed in generating the intended benefits and may, therefore, adversely affect shareholder value or our financial results.

Integration of new businesses or technologies into our business may have any of the following adverse effects:

●	We may have difficulty transitioning customers and other business relationships.
●	We may have problems unifying management following a transaction.
●	We may lose key employees from our existing or acquired businesses.
●	We may experience intensified competition from other companies seeking to expand sales and market share during the integration period.
●	Our management’s attention may be diverted to the assimilation of the technology and personnel of acquired businesses or new product or service lines.
●	We may experience difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

The inability of our management to successfully integrate acquired businesses, and any related diversion of management’s attention, could have a material adverse effect on our business, operating results and financial condition.

Business combinations and other acquisition transactions may have a direct adverse effect on our financial condition, results of operations or liquidity, or on our stock price.

To complete acquisitions or other business combinations, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, take on new debt, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our balance sheet, results of operations or liquidity. We are required to record certain financing and acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. These and other potential negative effects of an acquisition transaction could prevent us from realizing the benefits of such transactions and have a material adverse impact on our stock price, revenues, revenue growth, balance sheet, results of operations and liquidity.

We may need to raise additional funds, and these funds may not be available when we need them or the additional funds may not be obtained on favorable terms   .

We may need to raise additional monies in order to fund our growth strategy and implement our business plan. Specifically, we may need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets. Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business. There can be no assurance that additional financing will be available when needed, on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

In the near term, our successful restructuring of our operations and reduction of operating costs and/or our ability to raise additional capital at acceptable terms is critical to its ability to continue to operate for the foreseeable future.  If we continue to incur operating losses and/or do not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of our operations, 2) our inability to fully implement our current business plan and/or 3) continued defaults under the various loan agreements.  A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which we would not be able to repay out of normal operations.  There are no assurances that we will successfully implement our plans with respect to these liquidity matters.

Our revolving line of credit agreements and our loan agreements may limit our flexibility in managing our business, and defaults of any financial and non-financial covenants in these agreements could adversely affect us.

Our revolving line of credit agreements as well as our term loan impose operating restrictions on us in the form of financial and non-financial covenants (see ”Note 7 – Line of Credit” along with Note 8 –Term Debt” in our accompanying Notes to Form 10-Q Unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus for additional details). These restrictions limit the manner in which we can conduct our business and may restrict us from engaging in favorable business opportunities. These restrictions limit our ability, among other things, to incur further debt, make future acquisitions and other investments, restrict making certain payments such as dividend payments, and restrict disposition of assets.

At October 31, 2013, the outstanding balance on the line of credit with Silicon Valley Bank (“SVB”) is $3.7 million, down from $4.1 million at September 30, 2013, and the availability under the line of credit has decreased to $1.6 million (see Note 7 – Lines of Credit).  We rely on the line of credit to fund daily operating activities maintaining very little cash on hand.  As of December 31, 2012, we were in compliance with all of our financial covenants with SVB. As of May 31, 2013 and June 30, 2013, we were not in compliance with the Tangible Net Worth financial covenant as defined in the amended SVB Loan Agreement. SVB agreed to temporarily forbear exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million was completed by such date. We completed the capital raise and were able to achieve compliance with the forbearance agreement prior to August 28, 2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  As of September 30, 2013, we were in compliance with the Tangible Net Worth financial covenant and had an excess of $0.3 million over the requirement. In November 2013, we entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds.  Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, we believe that at the time of this filing, we are compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term. We are in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. Should we continue to incur losses in a manner consistent with our recent historical financial performance, we will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

We were not in compliance with certain financial covenants under the agreements with Royal Bank of Canada (“RBC Credit Agreement”) and BDC, Inc. (“BDC Credit Agreement”) as of December, 31, 2012, March 31, 2013 and June 30, 2013.  We have received waivers for non-compliance for past covenant violations.  On August 22, 2013, the BDC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, we are required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised annually 120 days after each year end.  We were in compliance with all of our BDC (as defined herein) financial covenants as of September 30, 2013. We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.  On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, we are required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.  As part of the revised financial covenants, covenant testing was waived by RBC (as defined herein) for September 30, 2013.  We do not believe that we will be in compliance with the reset covenants at December 31, 2013.  Although our management believes it is improbable that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, we have classified this debt obligation as current at September 30, 2013.

In connection with the BDC Credit Agreement, BDC executed a subordination agreement in favor of SVB, pursuant to which BDC agreed to subordinate any security interest in our assets granted in connection with the BDC Credit Agreement to SVB’s existing security interest in our assets.  The subordination agreement contains cross-default provisions which may materially impact our liquidity.

In the event either or both of the RBC Credit Agreement or the BDC Credit Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as our senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations. We do not have alternative sources of financing.

Our competitors may be able to develop their business strategy and grow revenue at a faster pace than us, which would limit our results of operations and may force us to cease or curtail operations.

The wireless mobile solutions marketplace, while highly fragmented, is very competitive and many of our competitors are more established and have greater resources. We expect that competition will intensify in the future. Some of these competitors also have greater market presence, marketing capabilities, technological and personnel resources than we do. As compared with our company therefore, such competitors may:

●	develop and expand their infrastructure and service/product offerings more efficiently or more quickly
●	adapt more swiftly to new or emerging technologies and changes in client requirements
●	take advantage of acquisition and other opportunities more effectively
●	devote greater resources to the marketing and sale of their products and services
●	leverage more effectively existing relationships with customers and strategic partners or exploit better recognized brand names to market and sell their services.

These current and prospective competitors include:

●	other wireless mobile solutions companies such as International Business Machines, Accenture, Sedlak, Peak Technologies, Agilysys, Acsis, Stratix and Catalyst International
●	in certain areas our existing hardware suppliers, in particular Motorola Solutions but also Intermec, Zebra and others
●	the in-house IT departments of many of our customers.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 9.8% and 13.3% of our revenues from one customer, and 21.1% and 26.2% of revenues from the top three customers in the nine months ended September 30, 2013 and 2012, respectively.

Customer mix shifts significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in our revenues could occur if a customer which has been a significant factor in one financial reporting period gives us significantly less business in the following period. Any one of our customers could reduce their orders for our products and services in favor of a more competitive price or different product at any time. The loss of any one of these customers or reduced purchases by them would not have a material adverse effect on our business as we would adjust our personnel staffing levels accordingly.

Our contracts with these customers and our other customers do not include any specific purchase requirements or other requirements outside of the normal course of business. The majority of our customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases. Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities. These sales are ultimately subject to the time that the units are installed at all of the customer locations as per their requirements. Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company. Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days. General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

If wireless carriers were to terminate or materially reduce their business relationships with us, our operating results would be materially harmed.

We have established key wireless carrier relationships with Sprint, T-Mobile and Verizon. We have an informal arrangement with these carriers pursuant to which they provide us referrals of end users interested in field mobility solutions, and we, in turn, provide solutions which require cellular data networks. We do not have any binding agreements with these carriers. If these carriers were to terminate or materially reduce, for any reason, their business relationships with us, our operating results would be materially harmed.

Growth of and changes in our revenues and profits depend on the customer, product and geographic mix of our sales. Fluctuations in our sales mix could have an adverse impact on or increase the volatility of our revenues, gross margins and profits.

Sales of our products to large enterprises tend to have lower prices and gross margins than sales to smaller firms. In addition, our gross margins vary depending on the product or service made. Growth in our revenues and gross margins therefore depends on the customer, product and geographic mix of our sales. If we are unable to execute a sales strategy that results in a favorable sales mix, our revenues, gross margins and earnings may decline. Further, changes in the mix of our sales from quarter-to-quarter or year-to-year may make our revenues, gross margins and earnings more volatile and difficult to predict.

Our sales and profitability may be affected by changes in economic, business or industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

●	the introduction and market acceptance of new technologies, products and services;
●	new competitors and new forms of competition;
●	the size and timing of customer orders;
●	the size and timing of capital expenditures by our customers;
●	adverse changes in the credit quality of our customers and suppliers;
●	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
●	changes in the terms of our contracts with our customers or suppliers;
●	the availability of products from our suppliers; and
●	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Use of third-party suppliers and service providers could adversely affect our product quality, delivery schedules or customer satisfaction, any of which could have an adverse effect on our financial results.

We rely heavily on a number of privileged vendor relationships as a VAR for the Motorola Solutions Partner Pinnacle Club program, a manufacturer of bar code scanners and portable data terminals; as an Honors Solutions Provider for Intermec, a manufacturer of bar code scanners and terminals; as a Premier Partner with Zebra, a printer manufacturer, and O’Neil, the leading provider of ‘ruggedized’ handheld mobile printers. The loss of VAR status with any of these manufacturers could have a substantial adverse effect on our business.

We have not sought to protect our proprietary knowledge through patents and, as a result, our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.

We have generally not sought patent protection for our products and services, relying instead on our technical know-how and ability to design solutions tailored to our customers’ needs. Our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets. To remain competitive, we must continually improve our existing personnel skill sets and capabilities and the provision of the services related thereto. Our success will also depend, in part, on management’s ability to recognize new technologies and services and make arrangements to license in, or acquire such technologies so as to always be at the leading edge.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we intend to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

If we fail to continue to introduce new products that achieve broad market acceptance on a timely basis, we will not be able to compete effectively and we will be unable to increase or maintain sales and profitability.

Our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance. If we are unable to develop and introduce new products that respond to emerging technological trends and customers’ mission critical needs, our profitability and market share may suffer. The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed.

We are active in the identification and development of new product and technology services and in enhancing our current products. However, in the enterprise mobility solutions industry, such activities are complex and filled with uncertainty. If we expend a significant amount of resources and our efforts do not lead to the successful introduction of new or improved products, there could be a material adverse effect on our business, profitability, financial condition and market share.

We may also encounter delays in the manufacturing and production of new products from our principal suppliers. Additionally, new products may not be commercially successful. Demand for existing products may decrease upon the announcement of new or improved products. Further, since products under development are often announced before introduction, these announcements may cause customers to delay purchases of any products, even if newly introduced, until the new or improved versions of those products are available. If customer orders decrease or are delayed during the product transition, we may experience a decline in revenue and have excess inventory on hand which could decrease gross profit margins. Our profitability might decrease if customers, who may otherwise choose to purchase existing products, instead choose to purchase lower priced models of new products. Delays or deficiencies in the development, manufacturing, and delivery of, or demand for, new or improved products could have a negative effect on our business or profitability.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us. We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future. New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost. If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion. We may not have the resources to compete effectively with current or future competitors. If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer, Principal Financial Officer, Chief Operating Officer, Senior Vice Presidents and certain other senior management individuals. We cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected. In 2012, our former Chief Financial Officer, Donald Rowley, left the Company and was replaced with an Interim Chief Financial Officer, Paul Ross. On February 19, 2013, we appointed Dave Goodman as our new Chief Financial Officer.   Mr. Goodman resigned on May 17, 2013.  On May 23, 2013, Michael Roe was appointed as Principal Financial Officer. On December 3, 2013, Mr. Hubregsen left the company.

We are increasingly dependent on information technology systems and infrastructure (cyber security).

We increasingly rely upon technology systems and infrastructure. Our technology systems are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we have invested heavily in the protection of data and information technology and in related training, there can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition of the company. In addition, significant implementation issues may arise as we continue to consolidate and outsource certain computer operations and application support activities.

If our goodwill or amortizable intangible assets become impaired we may be required to record a significant charge to earnings.

We review our goodwill and amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be evaluated for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization, decrease in future cash flows, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, resulting in a material adverse impact on our results of operations.

Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.

The success of our business is highly dependent upon our ability to hire, train and retain qualified employees. We face competition from other employers for people, and the availability of qualified people is limited. We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for people may require us to increase wages or benefits in order to maintain a sufficient work force, resulting in higher operation costs. Additionally, we must successfully train our employees in order to provide high quality services. In the event of high turnover or shortage of people, we may experience difficulty in providing consistent high-quality services. These factors could adversely affect our results of operations.

If we are unable to maintain the effectiveness of our internal controls, our financial results may not be accurately reported.

Management’s assessment of the effectiveness of our disclosure controls and procedures as of June 30, 2012 and September 30, 2012 reported that such controls and procedures were ineffective as a result of a material weakness in our internal control over financial reporting related to the supervision and review of our financial closing and reporting process and in our ability to account for complex transactions as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and September 30, 2012. The complex transactions related to purchase accounting for acquisitions made in 2012.  During the fourth quarter of 2012, we devoted significant time and resources to the remediation of the material weakness that included, but was not limited to:

•	Evaluating of Finance Department’s management and staff qualifications, which resulted in us making certain personnel changes in the Accounting and Finance department.
•	Implementation of further process and control procedures surrounding review of significant transactions within the financial closing process
•	Implementing new control procedures over the utilization of external resources

Although further and ongoing efforts will continue in 2013 and beyond to enhance our internal control over financial reporting, we believe that our remediation efforts now provide the foundation for compliance.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting in accordance with accounting principles generally accepted in the United States. Because the inherent limitations of internal control over financial reporting cannot guarantee the prevention or detection of a material weakness, we can never guarantee a material weakness over financial reporting will not occur, including with respect to any previously reported material weaknesses. Any future material weakness could result in material misstatements in our financial statements or cause us to fail to meet our reporting obligations. In addition, if we are unable to certify that our internal control over financial reporting is effective, we may be subject to sanctions or investigations by regulatory authorities such as the SEC, and we could lose investor confidence in the accuracy and completeness of our financial reports, which would materially harm our business, the price of our common stock and our ability to access the capital markets.

Our Net Operating Loss Carryforwards may be limited.

Pursuant to Internal Revenue Code (IRC) Section 382, annual use of our Federal net operating loss carryforwards may be limited in the event a cumulative change in ownership of our company of more than fifty percent occurs within a three-year period.  In addition, IRC Section 382 may limit our built-in items of deduction, including capitalized start-up costs and research and development costs.  We have completed an IRC 382 analysis regarding the limitation of our net operating loss carryforwards as of December 31, 2012.  At December 31, 2012, we had Federal net operating loss carryforwards of approximately $5.9 million. Of this amount, approximately $5.1 million is available after the application of IRC Section 382 limitations.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock.

Currently, our common stock is available for quotation on the Over-the-Counter Bulletin Board under the symbol “DPSI.” It is anticipated that there will be a limited trading market for the common stock on the Over-the-Counter Bulletin Board. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

We may pay dividends on our Series D Preferred Stock and Series E Preferred Stock in shares of Series D Preferred Stock and Series E Preferred Stock, respectively, valued based on the trading price of our common stock, which would result in dilution to current stockholders.

Our Series D Preferred Stock entitle the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in shares of Series D Preferred Stock (“Series D PIK Shares”), in which event the applicable dividend rate will be 12% and the number of such Series D PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective conversion price (currently $0.71) or (y) the average volume weighted average price (“VWAP”) of the Company’s common stock for the five prior consecutive trading days. Accordingly, if the VWAP of our common stock for the applicable measuring period is below $0.71, the number of shares issuable as Series D PIK Shares will vary with such VWAP.

The following table sets forth, for illustrative purposes, the number of shares of Series D Preferred Stock we would issue if we were to elect to pay dividends on the Series D Preferred Stock in 2014, at different VWAP’s. The Series D PIK Shares are convertible into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, and divided by the conversion price in effect at the time of the conversion.

VWAP	Number of PIK shares issuable in 2014
$0.60	155,398
$0.50	189,138
$0.40	241,411

Our Series E Preferred Stock entitle the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in shares of PIK Shares, in which event the applicable dividend rate will be 14% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective conversion price (currently $0.50) or (y) VWAP of the Company’s common stock for the five prior consecutive trading days. Accordingly, if the VWAP of our common stock for the applicable measuring period is below $0.50, the number of shares issuable as PIK Shares will vary with such VWAP.

The following table sets forth, for illustrative purposes, the number of shares of Series E Preferred Stock we would issue if we were to elect to pay dividends on the Series E Preferred Stock in 2014, at different VWAP’s. The PIK Shares are convertible into such number of shares of our common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, and divided by the Conversion Price in effect at the time of the conversion.

VWAP	Number of PIK shares issuable in 2014
$0.40	174,093
$0.30	241,284
$0.20	389,402

If we issue common stock at a price less than the conversion price then in effect, the conversion prices of the Series D Preferred Stock and the Series E Preferred Stock will be reduced and will potentially cause additional common to be issued upon Series D Preferred Stock and the Series E Preferred Stock conversion.

Our Series D Preferred Stock and the Series E Preferred Stock entitle the holder certain anti-dilution rights upon subsequent issuances of common stock which is less than the conversion price then in effect (which was initially $1.00 for the Series D Preferred Stock) of the Series D Preferred Stock and the Series E Preferred Stock, respectively.

As of August 15, 2013, the Company entered into a securities purchase agreement with accredited investors for aggregate gross proceeds of $1,756,400. Closings were held as of August 15, 2013 and August 21, 2013. Pursuant to the securities purchase agreement, the Company sold an aggregate of 2,927,333 units, each consisting of one share of Common Stock and one warrant to purchase one-half of one share of common stock, for a purchase price of $0.60 per unit, such that the Company sold an aggregate of 2,927,333 shares of common stock and 1,463,667 warrants for aggregate gross proceeds of $1,756,400. The warrants have a five-year term and an exercise price of $1.00 per share.

The placement agent warrants have a five-year term and an exercise price of $0.60 per share.  As a result, the exercise price of the Series D Preferred Stock was reduced from $1.00 per share to $0.90 per share.  As a result of the sale of Series E Preferred Shares described above, the Conversion Price of the Series D Preferred Stock was further reduced to $0.71 per share.  If all Series D Preferred Stock is converted an additional 2,876,310 shares of common stock will be issued further diluting existing common stockholders.

Common Stock issued to investors contains certain price adjustment provisions.

In connection with the closings on August 15, 2013 and August 21, 2013, common stock issued to the investors contains certain price protection provisions.  For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event we issue or grant any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then we shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the Subscriber per share of Common Stock equal to such lower price. As a result of the sale of Series E Preferred Shares described above, we issued 585,467 additional common shares to the subscribers in the private offering.  The shares were valued at $263,000 (unaudited) and will be recorded as part of selling, general and administrative expenses as of December 31, 2013.

Placement Agent Warrants and Investor Warrants contain certain anti-dilution and price adjustment provisions

In connection with the closings on August 15, 2013 and August 21, 2013, warrants issued to the placement agent and investors contained certain anti-dilution (“down-round”) protection. If at any time while the Placement Agent Warrants or Investor Warrant is outstanding, we shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalent, at an effective price per share less than the exercise price of the Placement Agent Warrant or Investor Warrant then in effect, the exercise price of the Placement Agent Warrant and Investor Warrant shall be reduced to the base share price of the newly issued common stock or common stock equivalent. If all Placement Agent Warrants or Investor Warrants are converted to common stock at an exercise price less than the conversion price then in effect, additional shares of common stock will be issued further diluting existing common stockholders and holders of Series D Preferred Stock and Series E Preferred Stock.  As a result of the sale of Series E Preferred Shares described above, the conversion price of the Placement Agent Warrants and the Investor Warrants was reduced to $0.50 per share on November 12, 2013.

We recognize these warrants as derivative liabilities at their fair value and re-measure them at fair value on each reporting date. We record the changes in the fair value of the derivatives to other income (expense), net in our Consolidated Statements of Operations and Comprehensive Loss.

The market price for our common stock may be volatile, and your investment in our common stock could decline in value.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

●	our ability to integrate operations, technology, products and services;
●	our ability to execute its business plan;

●	operating results below expectations;
●	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;
●	announcements of technological innovations or new products by us or our competitors;
●	the loss of any strategic relationship;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results; and
●	whether an active trading market in the capital stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our capital stock.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

If we or our existing shareholders sell a substantial number of shares of our common stock in the public market, our stock price may decline.

If we or our existing shareholders sell a large number of shares of our common stock, or the public market perceives that we or our existing shareholders might sell shares of common stock, particularly with respect to our affiliates, directors, executive officers or other insiders, the market price of our common stock could decline significantly.

In the future, we may issue additional shares to our employees, directors or consultants, in connection with corporate alliances or acquisitions, or to raise capital. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

 We do not anticipate paying dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not undertake to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of stock offered by the selling stockholders under this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol “DPSI.”  There was no trading in our stock through June 30, 2009.

The following table sets forth the range of high and low bid prices for our common stock for each of the periods indicated as reported by the OTC BB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

First Quarter of 2012	$1.64	$0.65
Second Quarter of 2012	$1.54	$0.90
Third Quarter of 2012	$1.35	$0.71
Fourth Quarter of 2012	$1.25	$0.55

First Quarter of 2013	$1.26	$0.81
Second Quarter of 2013	$1.30	$0.70
Third Quarter of 2013	$1.00	$0.49
Fourth Quarter of 2013	$0.69	$0.43

First Quarter of 2014 (as of January 6, 2014)	$0.53	$0.53

On January 6, 2014, the closing bid price of our common stock, as reported on the OTC Bulletin Board was $0.53 per share.

Number of Stockholders

As of January 6, 2014, there were approximately 655 holders of record of our common stock.

Dividend Policy

Common Stock – The holders of our common stock are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.

We have not paid any dividends on our common stock since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Preferred Stock - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Series A and B Preferred Stock from the date of its issue. Cumulative, undeclared dividends on our Series A Preferred and Series B Preferred Shares totaled $344,000 and $85,000 at September 30, 2013, respectively.

The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in Series D PIK Shares, in which event the applicable dividend rate will be 12% and the number of such Series D PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days. On April 16, 2013, we paid a cash dividend of $154,186 on the Series D Preferred Stock for the period from the dates of issue to March 31, 2013. On July 16, 2013, we paid a cash dividend of $140,454 on the Series D preferred Stock for the period from April 1, 2013 to June 30, 2013. On October 15, 2013, we paid a cash dividend of $142,000 on the Series D preferred Stock for the period from July 1, 2013 to September 30, 2013.

The Series E Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 14% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Securities Authorized for Issuance under Equity Compensation Plans

In December 2010, we established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, we assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

Under the Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  As of December 31, 2013 , incentives under the Plan may be granted only in the form of non-statutory stock options and all stock options of Old DecisionPoint that were assumed by us became non-statutory options on the date of the assumption.

The Plan is administered by our Board of Directors, or a committee appointed by our Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the Plan cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of our common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of our stock, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

Provided below is information regarding our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2013 subject to our available authorized shares.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	544,505	$1.82	455,495
Equity compensation plans not approved by security holders	-	-	-
Total	544,505	$1.82	455,495

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

You should read the following discussion and analysis of financial condition and results of operation together with the financial statements and the related notes included in this prospectus.

In addition, some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include, without limitation:

● Our ability to raise capital when needed and on acceptable terms and conditions;

● Our ability to manage the growth of our business through internal growth and acquisitions;

● The intensity of competition;

● General economic conditions and,

● Our ability to attract and retain management, and to integrate and maintain technical information and management information systems.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.  Except as may be required under applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result more information, future events or occurrences.

Overview

DecisionPoint enables our clients to “move decisions closer to the customer” by “empowering the mobile worker”. We define the mobile worker as those individuals that are on the front line in direct contact with customers. These workers include field repair technicians, sales associates, couriers, public safety employees and millions of other workers that deliver goods and or services throughout the country. Whether they are blue or white collar, mobile workers have many characteristics in common.  Mobile workers need information, access to corporate resources, decision support tools and the ability to capture and report information back to the organization.

DecisionPoint empowers these mobile workers through the implementation of various mobile technologies including specialized mobile business applications, wireless networks, mobile computers (for example, rugged, tablets, and smartphones) and a comprehensive suite of consulting, integration, deployment and support services.

Mobile computing capabilities and usage continue to grow. With choice comes complexity so helping our customers navigate the myriad of options is what we do best. The right choice may be an off-the-shelf application or a custom business application to fit a very specific business process. DecisionPoint has the specialized resources and support structure to address the needs of mobile applications in the retail, transportation, field workforce sales/service and the warehousing market segments. We continue to invest in building out our capabilities to support these markets and business needs. For example, in July 2012, we invested in the expansion of our custom software development capabilities through the acquisition of Illume Mobile in Tulsa, OK, which specializes in the custom development of specialized mobile business applications for Apple, Android and Windows Mobile devices. Additionally, through the acquisition of Illume Mobile we acquired a cloud-based, horizontal software application “ContentSentral” which manages and distributes multiple types of corporate content (for example, PDF, video, images, and spreadsheets) on mobile tablets used by field workers.  We also dramatically increased our software products expertise with the acquisition in June 2012 of APEX in Canada. The APEXWare™ software suite significantly expanded our field sales/service software offerings.  APEXWare™ is a purpose-built mobile application suite ideally suited to the automation of field sales/service and warehouse workers.  Additionally, we continue to expand our deployment and MobileCare support offerings. In 2012 we moved our headquarters location to a larger facility in Irvine, CA in order to accommodate the expansion of our express depot and technical support organizations. We also continue to invest in our “MobileCare EMM” enterprise mobility management offering.  In 2008, we recognized the need for customers to outsource their mobile device management (“MDM”) needs, thus we invested in building out a MDM practice that offers these services under a comprehensive managed service model. We have extended this offering from our historically ruggedized mobile computer customer base to address the growth of consumer devices in the enterprise and support the Bring Your Own Device (BYOD) and Bring Your Own Application (BYOA) movement.

Recognizing that we cannot build every business application, we have developed an ‘ecosystem’ of partners which support our custom and off-the-shelf solutions. These partners include suppliers of mobile devices (Apple, Intermec, Motorola, among others), wireless carriers (AT&T, Sprint, T-Mobile, Verizon),  mobile peripheral manufactures (Zebra Technologies Corporation, Datamax - O’Neil), in addition to a host of specialized independent software vendors such as AirWatch, VeriFone GlobalBay, XRS and Wavelink.

We are focused on several commercial enterprise markets. These include retail, field sales/service, warehousing and distribution and transportation. With the continued growth of the mobile internet, we expect to see our current markets growth in addition to the emergence of new markets.  In order to identify these new markets we recently created a new internal organization whose sole purpose is to identify and nurture new market opportunities. We expect our customers to continue to embrace and deploy new technology to better enhance their own customers’ experiences and improve their own operations while lowering their operating costs.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of mobile technology equipment and software offerings enables us to identify new trends and opportunities and provide these new solutions to our existing and potential customers.

At DecisionPoint, we deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line mobile workers, inside and outside of the traditional workplace. It is these systems that provide the information to improve the hundreds of individual business decisions made each day. Historically, critical information has remained locked away in the organization’s enterprise computing systems, accessible only when employees were at their desks. Our solutions unlock this information and deliver it to employees when needed regardless of their location.  As a result, our customers are able to move their business decision points closer to their customers which we believe in turn improves customer service levels, reduces cost and accelerates business growth.

We have several offices throughout North America which allows us to serve our multi-location clients and their mobile workforces.  We provide depot services through our West and East coast facilities. Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

The Merger

On June 15, 2011, pursuant to the Merger (see “Business”), we acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of our common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8). We also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of Cumulative Convertible Preferred Shares, respectively. Immediately after the Merger, there were 6,934,412 shares of common stock outstanding and 243,750 and 118,750 shares of Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares outstanding, respectively. Pursuant to the terms of the Merger Agreement, we assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans and warrant agreements. Two of our directors retained their positions and the remaining positions were filled by the directors and officers of Old DecisionPoint.  In connection with and upon the Effective Date of the Merger, we issued 153,883 additional common shares as payment for a finder’s fee. The shares were valued at $2.30 per share, the closing share price on the Effective Date, for total consideration of $353,931. The finder’s fee and other expenses have been accounted for as costs of the Merger in the accompanying consolidated statement of stockholders’ equity in Form 10-K included elsewhere in this Prospectus. On November 8, 2011, we entered into an agreement with the finder pursuant to which the finder returned all of the aforementioned shares of our stock in exchange for $250,000 in cash. The agreement was approved by the Board of Directors. The value of the shares on the date of the agreement was $1.33 and as such, $204,664 has been recorded as treasury stock for accounting purposes. The remaining $45,336 has been reflected as a charge in the statement of operations for the year ended December 31, 2011. Other expenses related to the Merger totaled $376,547.

The estimated fair values of the financial assets received and liabilities assumed from Comamtech in the Merger are comprised of the following as of June 15, 2011:

Cash	$2,361,742
Note receivable	100,000
Other receivables	1,488,850
Other current assets	150,545
Accounts payable	(153,450)

Net asset value	$3,947,687

The other receivables are comprised of a $1,500,000 payment due from the sale of a business by Comamtech to a publicly traded company and another miscellaneous receivable of $49,732. The $1,500,000 receivable was collected in May 2012. We estimated the fair value of this receivable by calculating the present value of the expected cash payment using a credit risk adjusted interest rate of 4.6%. The fair value of the receivable is $1,476,285 as of December 31, 2011, and is included in other receivables in the accompanying consolidated balance sheet as of December 31, 2011 in Form 10-K included elsewhere in this Prospectus.

The note receivable represented approximately $4.4 million due from the sale of a business by Comamtech to a private company (“Empresario”).  The note was secured by the assets of Empresario and was guaranteed by its principal shareholder.  To accommodate Empresario’s inability to perform, the note was restructured several times by Comamtech prior to the Merger.  Empresario defaulted on the amended terms on August 10, 2011, and we sent Empresario a demand for payment.  At that time, Empresario had not been able to secure a viable path for repayment and, based on all of the information available at the time, we had assessed the financial health and capitalization of Empresario along with its claim paying ability as being very poor.  Accordingly, we estimated the fair value of the note receivable to be $100,000 as of the effective date of the Merger.

On September 2, 2011, we entered into a transfer and payment agreement (the “Transfer Agreement”) among the Company, Empresario, and its sole shareholder.  Pursuant to the Transfer Agreement, Empresario paid the Company $530,000, and we transferred to Empresario its right, title and interest in the Purchased Assets, as defined by the Asset Purchase Agreement dated May 14, 2009, between Comamtech and Empresario (“the Purchase Agreement”).  The convertible secured debenture, dated August 10, 2010, between Empresario and Comamtech, in the original amount of $4,411,186 was cancelled and terminated.  The guarantee, dated May 14, 2009, among Comamtech, Empresario, and the sole shareholder, pursuant to which the sole shareholder guaranteed certain obligations under the Purchase Agreement, was cancelled and terminated.  Costs incurred to complete the Transfer Agreement totaled $130,000, of which $100,000 was due to Robert Chaiken, a Director of the Company, for services related to negotiating the Transfer Agreement.  Of that amount, $42,152 was paid in cash and on September 30, 2011, we issued Mr. Chaiken 26,906 shares of common stock valued at $57,848 as payment in full.  The remaining costs were legal and other professional services to complete the Transfer.

The difference between the estimated fair value of the note receivable of $100,000 and the payment of $530,000, reduced by a $130,000 in costs to complete the Transfer, approximated $300,000 and was recorded as other income in the accompanying consolidated statement of operations for the year ended December 31, 2011 in Form 10-K included elsewhere in this Prospectus.

Pursuant to the Merger Agreement, on or before August 25, 2011, we were to have an audit performed on the balance sheet of Comamtech as of June 15, 2011 (the “Opening Balance Sheet”). Prior to August 25, 2011, we prepared a statement (the “Purchase Price Statement”) setting forth our good faith computation of the shareholders’ equity of Comamtech as of August 15, 2011. During August 2011, both parties accepted the Purchase Price Statement and agreed to forego an audit.

Pursuant to the Merger Agreement, if the final shareholders’ equity balance reflected in the Opening Balance Sheet was less than $7,233,000, then the shareholders of Old DecisionPoint at the date of the Merger were entitled to receive, on a pro rata basis, common shares according to a schedule set forth in the Merger Agreement. The final shareholders’ equity balance reflected in the Opening Balance Sheet was $3,947,687 (see table above) and as a result, we issued the maximum number of additional common shares of 487,310 to the Old DecisionPoint shareholders on September 30, 2011. These shares were included in total common shares issued and outstanding as of the Effective Date of the transaction, as reflected in our Form 10-Q for the period ending June 30, 2011. This had the effect of reducing the exchange ratio from one for every eight shares tendered (1:8) to one for every seven point two three shares tendered (1:7.23273).  The additional common shares have been accounted for as a reduction in the exchange ratio for all other securities, including the preferred stock, stock options and warrants to purchase shares of our securities.

As a result, after the adjustment to the exchange ratio, we had acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders by exchanging 36,749,286 of Old DecisionPoint common shares for 5,080,970 shares of our common stock and by exchanging 975 and 380 shares of Old DecisionPoint Series A and Series B Cumulative Convertible Preferred Shares, for 269,608 and 131,347 shares of our Series A and Series B Cumulative Convertible Preferred Shares, respectively.

Business Combinations

Illume Mobile Acquisition

On July 31, 2012 (“Illume Closing Date”), we consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. Pursuant to the Asset Purchase Agreement, we purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma.

Founded in 1996, Illume Mobile is a mobile business solutions provider that services mobile products and platforms. Illume Mobile’s initial core business is the development and integration of business applications for mobile environments. Today, Illume Mobile serves the mobile application development needs of a wide range of customers, from Fortune 500s to small and medium-sized businesses. It delivers advanced, mobile apps for many device platforms including iPad, iPhone and Android with functionality including 3D animation, mobile video, augmented reality, GPS, and more. Illume Mobile seeks to leverage its combination of creativity, technical savvy, years of mobile experience, and market insight to enable customers to envision their mobile applications and bring them to reality, providing the most value in the shortest amount of time. For more information regarding this acquisition,      (see “Note 4 – Business Combinations” in the accompanying Notes to Form 10-Q Unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus for additional details).

Apex Systems Integrators Acquisition

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Purchase Agreement”), we acquired all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada. Apex is a provider of wireless mobile work force software solutions. Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management. Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world. For more information regarding this acquisition, see     “Note 4 – Business Combinations ”    in the accompanying Notes to Form 10-Q Unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus for additional details    .

The operating results of Illume Mobile have been included in our results of operations beginning August 1, 2012 and operating results of Apex have been included in our results of operations beginning June 5, 2012.

Pro Forma Disclosure of Financial Information (unaudited)

The following table summarizes our unaudited consolidated results of operations for the nine months ended September 30, 2012 as if the Apex and Illume acquisitions had occurred on January 1, 2012 (in thousands except per share data):

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	As Reported	Pro Forma	As Reported	Pro Forma

Net sales	$18,567	$18,669	$54,144	$56,346
Net loss attributable to common shareholders	(1,263)	(1,445)	(3,245)	(5,311)

Net loss per share - basic and diluted	(0.15)	(0.18)	(0.42)	(0.69)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the three and nine months ended September 30, 2012 of $0 and $572,000, respectively (ii) a net increase in interest expense for the three and nine months ended September 30, 2012 of $0 and $291,000, respectively.

Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the three and nine months ended September 30, 2012 of $18,000 and $125,000, respectively.  Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for each period presented (see Note 5 – “Business Combinations” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements).

The following table summarizes our unaudited consolidated results of operations for the years ended December 31, 2012 and 2011, as if the Apex and Illume acquisitions had occurred on January 1, 2011 (in thousands):

	December 31,
	2012	2011	2012	2011
	as reported		pro forma

Net sales	$71,501	$58,359	$73,703	$62,024
Net loss attributable to common shareholders	(4,820)	(5,654)	(6,887)	(8,441)

Net loss per share - basic and diluted	(0.61)	(0.94)	(0.87)	(1.21)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the years ended December 31, 2012 and 2011 of $572,000 and $1,392,000, respectively, (ii) a net increase in interest expense for the years ended December 31, 2012 and 2011 of $291,000 and $708,000, respectively.

Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the years ended December 31, 2012 and 2011 of $125,000 and $214,000, respectively. Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for each period presented, see “    Note 4 – Business Combinations   ” in the accompanying Notes to the Form 10-Q Unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus for additional details.

The historical financial information of Apex has been extracted for the periods required from the historical financial statements of Apex Systems Integrators, Inc. which were prepared in accordance with U.S. generally accepted accounting principles.  The historical financial information of Illume Mobile has been derived from using internally generated management reports for the periods required.  Historical financial information from both Apex and Illume Mobile were combined with the operations of the Company for the corresponding periods for purposes of pro forma presentation.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

Recent Business Developments

During the third quarter of 2013, we focused on improving customer service levels and increasing our ability to leverage consumer class mobile devices and cloud services to support our enterprise applications.  We released a new customer ordering portal that enables our enterprise customers to easily order additional products using electronic payment methods thus reducing the paperwork and time associated with generating repetitive purchase orders.  We also consolidated our east and west coast depot facilities into a single facility in our Irvine, CA location.  This consolidation enables us to gain the economies of scale created by a single location while also allowing us to extend the service hours of our east coast customers. Lastly, we relocated our Oklahoma, software development center to a historic building that is located in the heart of downtown Tulsa.  The space was designed by DecisionPoint to meet the needs of our customers and employees.

With the continued expansion of consumer class tablet computers and smart phones into the enterprise, we released the 2.7 version of ContentSentral, our mobile content management solution.  Some of the enhancements in this release include improvements to the user interface, extended support for additional file types and enhanced email and printing capabilities.  We are also increasing our support of Android devices.  In addition to extending APEXWare FS to the Motorola Android product line we have also become a Samsung partner and joined the Samsung APP Exchange.  Furthering our efforts to support cloud computing and the SaaS software deployment model, DecisionPoint was selected to be part of the Amazon Web Service (AWS) Partner Network as an APN Consulting Partner.  APN Consulting Partners are professional service firms that help customers design, architect, migrate or build new applications on AWS.  Consulting Partners are given access to a range of resources and training to better help customers deploy, run and manage applications in the AWS cloud.

Results of Operations for the Three and Nine Months Ended September 30, 2013

For comparison purposes, all dollar amounts have been rounded to nearest million while all percentages are actual.  Due to rounding, totals in the tables presented may not sum to the total presented in the table.

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Total revenue	$17.6	$18.6	(5.3%)	$46.1	$54.1	(14.9%)
Gross profit	3.5	4.1	(16.0%)	9.9	11.6	(15.0%)
Total operating expenses	3.7	4.7	(22.7%)	13.2	13.4	(1.6%)
Loss from operations	(0.2)	(0.6)	(67.2%)	(3.3)	(1.8)	85.4%
Loss before provision for income taxes	(0.3)	(1.0)	(71.0%)	(3.9)	(2.4)	60.2%

Total Revenue

Revenues for the three and nine months ended September 30, 2013 and 2012 is summarized below:

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Hardware	$11.9	$12.1	(2.3%)	$28.7	$36.8	(21.9%)
Professional services	4.3	4.7	(7.4%)	12.7	12.6	0.8%
Software	0.9	1.4	(32.9%)	3.5	3.2	6.9%
Other	0.5	0.4	20.8%)	1.2	1.6	(21.8%)
	$17.6	$18.6	(5.3%)	$46.1	$54.1	(14.9%)

Revenues were $17.6 million for the three months ended September 30, 2013, compared to $18.6 million for the same period ended September 30, 2012, a decrease of $1.0 million or 5.3%.  The decrease in revenue was partially offset due to the inclusion of the operating results of our Apex and Illume Mobile acquisitions in mid-2012.  Revenues for Apex were $0.5 million for the three months ended September 30, 2013, compared to $0.4 million for the same period ended September 30, 2012.  Revenues for Illume Mobile were $0.2 million in the three months ended September 30, 2013 compared to $0.2 million for the same period ended September 30, 2012.  Excluding the impact of Apex and Illume Mobile acquisitions in mid-2012, revenues decreased by $1.2 million, or 6.6% over the same quarter in the prior year with the largest decrease occurring in software where sales decreased by 32.9%.

Revenues were $46.1 million for the nine months ended September 30, 2013, compared to $54.1 million for the same period ended September 30, 2012, a decrease of $8.0 million or 14.9%.  The decrease in revenue was partially offset due to the inclusion of the operating results of our Apex and Illume Mobile acquisitions in mid-2012.  Revenues for Apex were $1.9 million for the nine months ended September 30, 2013, compared to $0.5 million for the same period ended September 30, 2012.  Revenues for Illume Mobile were $0.7 million in the nine months ended September 30, 2013, compared to $0.2 million for the same period ended September 30, 2012.  Excluding the impact of Apex and Illume Mobile acquisitions in mid-2012, revenues decreased by $10.0 million, or 18.7% over the same period in the prior year with the largest decrease occurring in hardware sales where sales decreased by 21.9%.

The improved economic conditions in the U.S. which had begun in the first half of 2010, and continued improvement throughout 2011 and 2012 had a positive effect on our sales in those years.  Prior to 2010, major retail chains had deferred new technology implementation and delayed systems’ refresh.  Conversely, the economic environment in 2012 stabilized whereupon we benefitted from renewed interest and more importantly, fundamental need to implement new cost saving technology.  In the first nine months of 2013, we did not have the same level of customers with new technology implementation and systems’ refresh.  As a result, the hardware revenues for the three and nine months ended September 30, 2013 declined by 2.3% and 21.9%, respectively, which was due to the decrease in system upgrades of mobile computing at the retail level.  The slight increase in professional services for the nine months ended September 30, 2013 compared to the same period in 2012 of 0.8%, related to deployment and staging services to support our customers’ prior technology upgrades.  For the three months ended September 30, 2013, we did not have the same level of customers in professional services which resulted in a decrease of $0.4 million, or 7.4% over the same period in the prior year.  Our increase in software revenues for the nine months ended September 30, 2013 compared to the same period in 2012 is attributable to contributions of software revenues from the Apex and Illume Mobile acquisitions.  The slight decrease in other revenues for the nine months ended September 30, 2013 compared to the same period in the prior year relates to a reallocation of our corporate resources away from the lower volume for consumables and towards the professional services business.

Cost of Sales

Cost of sales for the three and nine months ended September 30, 2013 and 2012 is summarized below:

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Hardware	$9.8	$10.0	(2.4%)	$23.4	$30.5	(23.4%)
Professional services	2.9	3.0	(2.0%)	8.6	8.4	2.2%
Software	1.1	1.2	(8.7%)	3.4	2.7	27.0%
Other	0.3	0.2	30.8%	0.9	1.0	(11.4%)
	$14.1	$14.4	(2.3%)	$36.2	$42.6	(14.9%)

The types of expenses included in the cost of sales line are hardware costs, third party licenses, costs associated with third party professional services, salaries and benefits for project managers and software engineers, freight, consumables and accessories.

Cost of sales were $36.2 million for the nine months ended September 30, 2013, compared to $42.6 million for the same period ended September 30, 2012, a decrease of $6.4 million or 14.9%. The decrease in cost of sales for hardware of 23.4% for the nine months ended September 30, 2013 compared to the same period in 2012 was slightly higher than the hardware revenue decrease due to a fewer large orders which usually have reduced pricing. The increase in cost of sales for professional services from the nine months ended September 30, 2013 to the nine months ended September 30, 2012 was 2.2% compared to the revenue growth rate of 0.8%. The increase in cost of sales for software of 27.0% for the nine months ended September 30, 2013 compared to the same period in 2012 was slightly higher due to the impact of software intangible asset amortization.  The decrease in other cost of sales was related to the decrease in other revenues.

Gross Profit

Our gross profit was $3.5 million for the three months ended September 30, 2013, compared to $4.1 million for the same period ended September 30, 2012, a decrease of $0.6 million or 16.0%.  Our gross margin percentage decreased by 250 basis points to 19.7% in 2013, from 22.2% in the comparable period of 2012.

Our gross profit was $9.9 million for the nine months ended September 30, 2013, compared to $11.6 million for the same period ended September 30, 2012, a decrease of $1.7 million or 15.0%.  Our gross margin percentage was 21.4% for the nine months ended September 30, 2013, compared to 21.4% for the comparable period of 2012.

The decrease in gross margin percentage for the three months ended September 30, 2013 was due to a few large orders which usually have reduced pricing.  For the nine months ended September 30, 2013, our gross margin was comparable with the same period ended September 30, 2012.  We have continued implementation of increased cost control for the products and services which we resell, and our professional service costs were positively impacted by our better utilization associated with greater recognized revenue from these services in the current three and nine months and therefore, we realized higher margins on those services. Additionally, the benefits of increased cost control were partially offset due to amortization of intangible software assets, offset by the lower volume of hardware sales which carry a lower gross margin, combined with a higher proportion of sales from professional services.

Selling, General and Administrative Expenses

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Selling, general and administrative expenses	$4.5	$4.7	(5.4%)	$14.0	$13.4	4.6%
As a percentage of sales	25.5%	25.5%	(0.0%)	30.3%	24.7%	5.7%

Adjustment to earn-out obligations	$(0.8)	$-		$(0.8)	$-

Selling, general and administrative expenses were $4.5 million for the three months ended September 30, 2013, compared to $4.7 million for the same period in the prior year.  This represents a decrease of $0.2 million, or 5.4%. The decrease was primarily due to reduced legal and other professional fees.

Selling, general and administrative expenses were $14.0 million for the nine months ended September 30, 2013, compared to $13.4 million for the same period in the prior year.  This represents an increase of $0.6 million, or 4.6%. The increase was primarily due to the increase in sales salary related expenses of $0.6 million which, in part relates to the expansion of the sales force in the U.S. tasked with bringing the APEXWare™ product to the U.S. market offset partially by reduced legal and other professional fees.

The adjustment recorded for the earn-out obligations were $0.8 million for the three and nine months ended September 30, 2013. The adjustment for Apex was $0.7 million and $0.1 million for Illume Mobile.

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Depreciation and amortization
In cost of sales	$0.2	$0.2	(8.9%)	$0.6	$0.3	110.4%
In operating expenses	0.3	0.3	(16.5%)	0.9	0.7	26.5%
Total depreciation and amortization	$0.5	$0.6	(13.5%)	$1.5	$1.0	51.2%
As a percentage of sales	2.8%	3.1%		3.2%	1.8%

In addition to the differences above, selling, general and administrative costs were lower for the nine months ended September 30, 2013 due to amortization of intangible assets as a result of the Apex and Illume acquisitions in 2012.

Interest Expense

Interest expense, which is related to our line of credit, subordinated debt, was $0.2 million for the three months ended September 30, 2013, compared to $0.3 million for the same period in the prior year.

Interest expense, which is related to our line of credit, subordinated debt, was $0.7 million for the nine months ended September 30, 2013, compared to $0.7 million for the same period in the prior year.

The $0.1 million decrease in interest expense for the three months ended September 30, 2013 compared to the same period in the prior year was the result of decreased general debt obligations offset by an amendment to BDC Loan Agreement on April 29, 2013 to accrue interest at the rate of 12.5% per annum and the amendment to the Loan and Security Agreement with SVB entered in to on February 27, 2013 which provided an additional term loan of $1 million at a rate of 7.5%.  Due to these additional borrowings, interest expense was slightly less during the three months ended September 30, 2013.

Results of Operations for the Year Ended December 31, 2012

For comparison purposes, all dollar amounts have been rounded to nearest million while all percentages are actual.

	Year ended December 31,
	2012	2011	Increase/(Decrease)

Total revenue	$71.5	$58.4	$13.1	22.5%
Gross profit	$15.6	$12.0	$3.6	29.7%
Total operating expenses	$18.7	$13.6	$5.1	37.2%
Loss from operations	$(3.1)	$(1.6)	$1.5	93.8%
Loss before provision for income taxes	$(4.0)	$(5.1)	$(1.1)	-21.3%

Total Revenue

Revenues for the years ended December 31, 2012 and 2011 is summarized below:

	Year ended December 31,		Increase
	2012	2011	(Decrease)

Hardware	$48.5	$40.3	20.4%
Professional services	16.4	13.5	21.3%
Software	4.5	2.0	120.1%
Other	2.1	2.5	-16.6%
	$71.5	$58.4	22.5%

Revenues were $71.5 million for the year ended December 31, 2012, compared to $58.4 million for the same period ended December 31, 2011, an increase of $13.1 million or 22.5%. The increase in revenue was partially due to the inclusion of the operating results of our Apex acquisition from June 5, 2012 and Illume Mobile from August 1, 2012. Revenues for Apex were $1.1 million and revenues for Illume Mobile were $0.4 million. Excluding the impact of Apex and Illume Mobile acquisitions in 2012, revenues increased by $11.5 million, or 20.0% over the prior year with the largest increase occurring in hardware sales where sales increased by 18.9%.

The improved economic conditions in the U.S. which had begun in the first half of 2010, and continued improvement throughout 2011 and 2012 have had a positive effect on our sales. In prior years, major retail chains had deferred new technology implementation and delayed systems’ refresh. Conversely, the economic environment in 2012 stabilized whereupon we benefitted from renewed interest and more importantly, fundamental need to implement new cost saving technology. As a result, the 20.4% increase in hardware revenues for the year ended December 31, 2012 compared to the same period in 2011 was due to the increase in system upgrades of mobile computing at the retail level. The increase in professional services for the year ended December 31, 2012 compared to the same period in 2011 of 21.3% relates to deployment and staging services to support our customer’s technology upgrades. Our increase in software revenues for the year ended December 31, 2012 compared to the same period in 2011 is attributable to the increased implementation activity as well as the contributions of software revenues from the Apex and Illume Mobile acquisitions. The decrease in other revenues relates to a reallocation of corporate resources away from the lower volume for consumables and towards the professional services business.

Cost of Sales

Cost of sales for the years ended December 31, 2012 and 2011 is summarized below:

	Year ended December 31,		Increase
	2012	2011	(Decrease)

Hardware	$40.2	$33.0	21.5%
Professional services	11.3	10.2	10.7%
Software	3.2	1.6	100.7%
Other	1.3	1.5	-15.3%
	$56.0	$46.4	20.7%

The types of expenses included in the cost of sales line are hardware costs, third party licenses, costs associated with third party professional services, salaries and benefits for project managers and software engineers, freight, consumables and accessories.

Cost of sales were $56.0 million for the year ended December 31, 2012, compared to $46.4 million for the same period ended December 31, 2011, an increase of $9.6 million or 20.7%. The increase in cost of sales for hardware of 21.5% for the year ended December 31, 2012 compared to the same period in 2011 was slightly higher than the hardware revenue increase due to reduced pricing associated with larger technology purchases. The increase in cost of sales for professional services from the year ended December 31, 2011 to the year ended December 31, 2012 was 10.7%, much lower than the revenue growth rate of 21.3% and was due to better utilization of professional service personnel associated with the growth in revenues. The increase in cost of sales for software of 100.7% for the year ended December 31, 2012 compared to the same period in 2011 was lower than the software revenue increase due to a change in product mix associated with the Apex and Illume Mobile acquisitions. The decrease in other cost of sales relates to the decrease in the other revenues in approximately the same percentage.

Gross Profit

Our gross profit was $15.6 million for the year ended December 31, 2012, compared to $12.0 million for the same period ended December 31, 2011, an increase of $3.6 million or 29.7%. Our gross margin percentage increased by 1.3% to 21.8% in 2012, from 20.5% in the comparable period of 2011. The increase in gross profit is directly due to the higher gross profit from professional services revenue. Additionally, we have continued to implement increased cost control for the products and services which we resell, our professional service costs were positively impacted by our better utilization associated with greater recognized revenue from these services in the current twelve months and therefore, we realized higher margins on those services.

Selling, General and Administrative Expenses

	Year ended December 31,
	2012	2011	Increase/(Decrease)

Selling, general and administrative expenses	$18.7	$13.6	$5.1	37.2%
As a percentage of sales	26.1%	23.3%		2.8%

Selling, general and administrative expenses were $18.7 million for the year ended December 31, 2012, compared to $13.6 million for the same period in the prior year. This represents an increase of $5.1 million, or 37.2%.The increase was partially due to $2.2 million in costs to acquire the Apex and Illume Mobile businesses. Further, the addition of those businesses in 2012 added $1.7 million in selling, general and administrative expenses to operate those businesses. Additionally, the Company had severance expenses of $0.4 million in 2012 which it didn't have in 2011.

	Year ended December 31,
	2012	2011	Increase/(Decrease)

Depreciation and amortization	$1.6	$0.6	$1.0	177.2%

Finance and administration expenses were also higher due to amortization of intangible assets as a result of the Apex and Illume acquisitions in 2012.  Amortization expense of intangible assets for the years ended December 2012 and 2011, totaled $1.5 million and $0.5 million, respectively.

Interest Expense

Interest expense, which is related to our line of credit, subordinated debt and our obligations with related parties, was $1.0 million for the year ended December 31, 2012, compared to $1.2 million for the same period ended December 31, 2011.  The $0.2 million decrease in interest expense was the result of the exchange of our subordinated notes for preferred stock in June 2011, and lower amounts outstanding on our lines of credit and term loans in the first five months of 2012, prior to the issuance of term debt for the Apex financing.  On June 4, 2012 Apex entered in to the RBC Credit Agreement, borrowing CDN $2,500,000 at an interest rate of Royal Bank Prime (“RBP”) plus 4%.  The RBC Credit Agreement also includes a revolving demand facility with an authorized limit of CDN $200,000 at an interest rate of RBP plus 1.5%.  On June 4, 2012 Apex also entered in to the BDC Loan Agreement, borrowing CDN $1,700,000 at the rate of 12% per annum.  Due to these additional borrowings, interest expense was higher during the second half of 2012.

Other (Income) Expense

Other (income) expense for the years ended December 31, 2012 and 2011, totaled $(116,000) and $(363,000), respectively. During 2011, we satisfied our receivable from Empresario for a net gain of $0.3 included as ‘other income’.

Liquidity and Capital Resources

Cash and Cash Flow

Although we have historically experienced losses, a material part of those losses were from non-cash transactions (refer to the accompanying unaudited Condensed Consolidated Statements of Cash Flows.) In connection with these losses, we have accumulated substantial net operating loss carry-forwards to off-set future taxable income. In order to maintain normal operations for the foreseeable future, we must continue to have access to our line of credit, become profitable and/or access additional equity capital. There can be no assurance that we will become profitable or that we can continue to raise additional funds required to continue our normal operations. The accompanying consolidated financial statements do not include any adjustments that would be required should we not be successful with these activities.

Funds generated by sale of securities, operating activities and our credit facilities continue to be our most significant sources of liquidity.  For the nine months ended September 30, 2013, our revenue decreased approximately 14.9%, compared to the nine months ended September 30, 2012, partially due to the lower level of retail customers’ system refreshes and system implementations.  Excluding the impact of Apex and Illume Mobile Earn-Out adjustment, we also had an increased level of selling, general and administrative expenses in the first nine months of 2013 compared to the same period in 2012 due to inclusion of the results from Apex and Illume Mobile along with increased selling expenses, professional expenses and investor relations expenses related to being a public company along with an increase in amortization expense of intangible assets, all resulted in higher operating loss for the first nine months of 2013.

We believe that our strategic shift to higher margin field mobility solutions with additional APEXWare™ software and professional service revenues will improve our results as economic conditions continue to improve.

In the quarter ended September 30, 2013, we experienced a decrease in revenue of $1.0 million compared to the quarter ended September 30, 2012, and a $2.9 million increase in revenue compared to the previous sequential quarter ended June 30, 2013.  In the nine months ended September 30, 2013, we incurred approximately $1.3 million in increased expenses due to professional fees relating to capital raising activities, the registration of common shares as a result of the Series D Preferred Stock offering and associated audit fees, and other matters such as employee termination costs. We experienced a net loss of $0.2 million and $3.4 million for the three and nine month periods ended September 30, 2013, which were far in excess of the internal forecast maintained by the management team. In addition, we have a substantial working capital deficit totaling $(11.5) million at September 30, 2013.  Although a portion of this deficit is associated with deferred costs and unearned revenues and term debt that has been classified current due to expected future covenant violations (see Note 8 – “Term Debt” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements), our liabilities that are expected to be satisfied in the foreseeable future in cash far exceed the operating assets that are expected to be satisfied in cash. As a result, the availability under our credit line has contracted significantly and our overall liquidity has become significantly constrained.

To address this, we have plans to seek additional capital through sales of our securities. There is no assurance additional funding will be available on terms acceptable to us, or at all.  If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders may be diluted.  We are also reducing non-essential expenses and completing the integration of our acquisitions of Apex and Illume Mobile, which is expected to result in further cost savings.   Such expense reduction measures include, but are not limited to, consolidation of administrative personnel, consolidation of information technology environments, reduction of outsourced consulting expertise and replacing certain service providers with lower cost providers. The result of these activities has reduced the expense structure of the consolidated business, however this reduction has not been material to date and we do not anticipate it becoming material in the foreseeable future.

On August 15, 2013, we entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors for the sale of common stock for gross proceeds of $1,756,400 (including $100,000 from management and existing shareholders of the Company) for 2,927,333 shares of common stock.  The effective price of the offering was $0.60 per share of common stock. An initial closing for $1,556,400 was held on August 15, 2013.  The final closing for $200,000 was held on August 21, 2013.  Additionally, pursuant to the Purchase Agreement, the Company issued 1,463,667 warrants to accredited investors at an exercise price of $1.00 per share. Further, the Company issued 292,833 warrants to the placement agent at an exercise price of $0.60 per share. The warrants received liability accounting treatment under existing technical standards.  We received net proceeds of approximately $1.5 million from the offering, after deducting the placement agent’s fees of 10% and other offering expenses. (see Note 9 – “Stockholders’ Equity” and Note 3 – “Warrant Liability” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements).

In November 2013, the Company entered into definitive subscription agreements (“Series E Purchase Agreement”) with accredited investors for the sales of $3,835,000 in gross proceeds for 383,500 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) for a purchase price of $10.00 per share. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  The Company received net proceeds of approximately $3.4 million  (net of the fair value of placement agent warrants) from the initial closing, after deducting the placement agent’s fees of 8% and other offering expenses.  The Company issued to the Placement Agent five-year warrants to purchase 767,000 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Purchase Agreement initial closing.  The Company expects to close a second round of Series E Preferred Shares with gross proceeds of $300,000-$700,000 shortly thereafter (see Note 13 – “Subsequent Event” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements).

During 2012 and 2013, all principal payments on our term debt were made within payment terms. We were not in compliance with certain financial covenants under the agreements with Royal Bank of Canada (“RBC Credit Agreement”) and BDC, Inc. (“BDC Credit Agreement”) as of December, 31, 2012, March 31, 2013 and June 30, 2013.  We have received waivers for non-compliance for past covenant violations.  On August 22, 2013, the BDC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, we are required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  We were in compliance with all of our BDC financial covenants as of September 30, 2013. We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.  On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, we are required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.  As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013.  We do not believe that we will be in compliance with the reset covenants at December 31, 2013.  Although we believe it is improbable that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, we have classified this debt obligation as current at September 30, 2013 (see Note 8 – “Term Debt” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements).

At October 31, 2013, the outstanding balance on the line of credit with Silicon Valley Bank (“SVB”) is $3.7 million, down from $4.1 million at September 30, 2013, and the availability under the line of credit has decreased to $1.6 million (see Note 7 – Lines of Credit).  We rely on the line of credit to fund daily operating activities maintaining very little cash on hand.  As of December 31, 2012, we were in compliance with all of our financial covenants with SVB. As of May 31, 2013 and June 30, 2013, we were not in compliance with the Tangible Net Worth financial covenant as defined in the amended SVB Loan Agreement. SVB has agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and has agreed to waive the existing covenant violations if a gross capital raise of $1.5 million is completed by such date. We completed the capital raise and were able to achieve compliance with the forbearance agreement prior to August 28.2013.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  As of September 30, 2013, we were in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement. In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds (See Note 13).  Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, we believe that at the time of this filing we are in compliant with the terms and provisions of its SVB lending agreement and expect to continue to meet the requirements of our SVB financial covenants over the short and long term. The Company is in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. Should we continue to incur losses in a manner consistent with its recent historical financial performance, we will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

In the near term, our successful restructuring of our operations and reduction of operating costs and/or our ability to raise additional capital at acceptable terms is critical to our ability to continue to operate for the foreseeable future.  If we continue to incur operating losses and/or do not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of the Company’s operations, 2) the Company’s inability to fully implement its current business plan and/or 3) continued defaults under the various loan agreements.  A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which we would not be able to repay out of normal operations.  There are no assurances that we will successfully implement our plans with respect to these liquidity matters.  The unaudited condensed consolidated financial statements do not reflect any adjustment that may be required resulting from the adverse outcome relating to this uncertainty.

As a matter of course, we do not maintain significant cash balances on hand since we are financed by a line of credit.  Typically, we use any excess cash to repay the then outstanding line of credit balance.  As long as we continue to generate revenues and meet our financial covenants, we are permitted to draw down on our line of credit to fund our normal working capital needs.  As of September 30, 2013, the outstanding balance on our SVB line of credit was approximately $4.1 million and the interest rate is 7.0%.  As of September 30, 2013, there was $4.3 million available under the line of credit.  As of October 31, 2013, the outstanding balance under the line of credit was $3.7 million and there was $1.3 million available under the line of credit.  On February 27, 2013, we obtained an additional $1.0 million term loan from SVB (see below under “2013 Financing” for terms of the line of credit and the term loan.)

In connection with our Preferred Series D Private Placement in December 2012, 25% of the net proceeds are to be restricted for the Apex payment of the contingent consideration and the additional bonus consideration (see below under “2012 Financing.”)  These funds have not been placed into escrow pending agreement between the Company and former owners of Apex regarding the financial institution that will escrow the funds, the amount of funds to be escrowed and the terms of the escrow agreement itself.

In the last four complete years of operations from 2009 through 2012, we have not experienced any significant effects of inflation on our product and service pricing, revenues or our income from continuing operations.

As of September 30, 2013 and December 31, 2012, we had cash of approximately $0.3 million and $1.1 million, respectively.  We have used, and plan to use, such cash for general corporate purposes, including working capital.

As of September 30, 2013, we had negative working capital of $11.5 million and total stockholders’ deficit of ($2.3) million.  As of December 31, 2012, we had negative working capital of $9.1 million and total stockholders’ equity of $0.9 million.  We experienced a net loss of $0.2 million and $3.4 million for the three and nine month periods ended September 30, 2013.  Although a portion of this deficit is associated with deferred costs and unearned revenues and term debt that has been classified current due to expected future covenant violations (see further discussion at Note 8 – “Term Debt” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements), the liabilities of the Company that are expected to be satisfied in the foreseeable future in cash exceed the operating assets that are expected to be satisfied in cash.

2013 Financing and Common Stock Private Placement

Silicon Valley Bank Financing

On February 27, 2013, we and Silicon Valley Bank (“SVB”), entered into an Amendment (the “Amendment”) to Loan and Security Agreement, which amended the terms of the Loan and Security Agreement dated as of December 15, 2006 (as amended, the “Loan Agreement”). Pursuant to the Amendment, SVB made a new term loan to us on February 27, 2013, of $1,000,000 (“Term Loan II”). Repayment of Term Loan II, together with accrued interest thereon, is due in 36 monthly installments commencing on the first day of the month following the month in which the funding date of Term Loan II occurred.

Pursuant to the Amendment, the Loan Agreement was amended to provide that the revolving credit line thereunder will accrue interest at an annual rate equal to 3.75 percentage points above the Prime Rate, which may be further reduced to 3.25 percentage points above the Prime Rate after we achieve two consecutive fiscal quarters (beginning with any fiscal quarter ending on or after March 31, 2013) of profitability. In addition, the maturity date of the revolving credit line under the Loan Agreement was extended to February 28, 2015, the principal amount outstanding under the Term Loan under the Loan Agreement will accrue interest at a fixed annual rate equal to 9.0%, the principal amount outstanding under the Term Loan II will accrue interest at a fixed annual rate equal to 7.5%, and we agreed to pay an anniversary fee of $100,000 on February 28, 2014.

The Loan Agreement includes customary covenants, limitations and events of default. Financial covenants which may materially impact our liquidity include minimum liquidity and fixed charge coverage ratios (1.5 to 1), minimum tangible net worth requirements ($9.7 million) and limitations on indebtedness. Additionally, the Loan Agreement has customary cross-default covenants which will cause us to be in default if we are in default in other loan agreements.  As of December 31, 2012, we were in compliance with all of our financial covenants with SVB. As of May 31, 2013 and June 30, 2013, we were not on compliance with the Tangible Net Worth financial covenant as defined in the amended SVB Loan Agreement.

On August 16, 2013, we signed an agreement with SVB (“Forbearance Agreement”) where SVB has agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and has agreed to waive the existing covenant violations if a gross capital raise of $1.5 million is completed by such date.  We completed the capital raise and were able to achieve compliance with the Forbearance Agreement prior to August 28, 2013. Accordingly, we believe that at the time of this filing it is compliance with the terms and provisions of its SVB lending agreements.  Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation).  As of September 30, 2013, we were in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement. In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds (See Note 13).  Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, we believe that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expect to continue to meet the requirements of our SVB financial covenants over the short and long term. The Company is in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. Should we continue to incur losses in a manner consistent with its recent historical financial performance, we will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

Common Stock Private Placement

 On August 15, 2013, we entered into a Securities Purchase Agreement with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering.  On August 15, 2013, the initial closing date of the Securities Purchase Agreement, we sold (i) an aggregate of 2,594,000 shares of our Common Stock for $0.60 per share and (ii) Common Stock Purchase Warrants for the purchase of an aggregate of 1,297,000 shares for aggregate gross proceeds of $1,556,400.  The Common Stock Purchase Warrants have a five-year term, an exercise price of $1.00 and contain certain provisions for anti-dilution and price adjustments in the event of a future offering.

On August 21, 2013, the final closing date (the “Final Closing”) of the Purchase Agreement, we sold (i) an aggregate of 333,333 shares of our Common Stock for $0.60 per share and (ii) 166,667 Investor Warrants for aggregate gross proceeds of $200,000.

For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event we issue or grant any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then we shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the investor per share of Common Stock equal to such lower price.

If we at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price.

Pursuant to the terms in the Purchase Agreement, on September 23, 2013, the Company filed a Registration Statement on Form S-1 (the “Form S-1”) for the registration of the 2,927,333 shares of Common Stock and the 1,463,667 shares issuable upon exercise of the Investor Warrants sold under the Purchase Agreement. On October 4, 2013, the Form S-1 was declared effective by the SEC.

We paid the placement agent $175,600 in commissions (equal to 10% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 292,733 shares of our common stock (equal to 10% of the number of shares of common stock sold under the Purchase Agreement).  The Placement Agent Warrants have a five-year term, an exercise price of $0.60 and contain provisions for anti-dilution and price adjustments in the event of a future offering.

If we at any time while the Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Placement Agent Warrants, the exercise price of the Placement Agent Warrants then in effect will be reduced to equal to such lower price.

We recorded the Investor Warrants and Placement Agent Warrants as a liability (see further disclosure at Note 3 – “Warrant Liability” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements)).  Accordingly, the net proceeds raised ($1.7 million in gross offering proceeds, net of $0.2 million in cost) were allocated to the fair value of the warrant liability of $1.1 million and the remainder was recorded as equity ($0.4 million).

Preferred Series E Private Placement

In November 2013, the Company entered into definitive subscription agreements (“Series E Purchase Agreement”) with accredited investors for the sales of $3,835,000 in gross proceeds for 383,500 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) for a purchase price of $10.00 per share. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Company received net proceeds of approximately $3.4 million  (net of the fair value of placement agent warrants) from the initial closing, after deducting the placement agent’s fees of 8% and other offering expenses.  The Company paid the Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants to purchase 767,000 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Purchase Agreement initial closing.  The Company expects to close a second round of Series E Preferred Shares with gross proceeds of $300,000-$700,000 shortly thereafter (see Note 13 – “Subsequent Event” in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements).

2012 Financing and Preferred Series D Private Placement

Royal Bank of Canada and BDC Capital, Inc. Financing

On June 4, 2012, Apex entered into a Credit Agreement (“RBC Credit Agreement”) with Royal Bank of Canada (“RBC”), pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000 (US$2,641,000 at the Closing Date), including a revolving demand facility with an authorized limit of CDN$200,000 (US$192,000 at the Closing Date).  The RBC Term Loan accrues interest at RBP plus 4% (7% at December 31, 2012). Principal and interest is payable over a three year period at a fixed principal amount of CDN$69,444 a month beginning in July 2012 and continuing through June 2015. Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014. As of September 30, 2013 and December 31, 2012, the Company estimates that the mandatory repayment based on 20% of Apex’s free cash flow will be $0.

The RBC Term Loan has certain financial covenants and other non-financial covenants.  As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio (as defined by the RBC Credit Agreement).  Under the RBC Credit Agreement, violation of this covenant is an Event of Default which grants RBC the right to demand immediate payment of outstanding balances.  In March 2013, May 2013 and August 2013, we received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013.  On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified.  Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, We are required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter.   As part of the revised financial covenants, covenant testing was waived for September 30, 2013.  We do not believe that we will be in compliance with the reset covenants at December 31, 2013.  Although we believe it is improbable RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation.  Accordingly, we have classified the term debt obligation as current at September 30, 2013.

On June 4, 2012, Apex also entered into the BDC Loan Agreement with BDC Capital Inc. (“BDC”), a wholly-owned subsidiary of Business Development Bank of Canada, pursuant to which BDC made available to Apex a term credit facility (“BDC Credit Facility”) in the aggregate amount of CDN $1,700,000 (USD $1,632,340 at the Closing Date). The BDC Term Loan initially accrued interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension.  On April 29, 2013, the BDC Term Loan was amended to accrue interest at the rate of 12.5% per annum.  In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of December 31, 2012 and at September 30, 2013, the Company estimated the cash sweep will be approximately $0.  Such payments will be applied to reduce the outstanding principal payment due on the maturity date.  In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date. Apex paid approximately $70,000 in financing costs which has been recorded as deferred financing costs and is being amortized to interest expense over the term of the loan.

The BDC Loan Agreement contains certain financial and non-financial covenants which may materially impact our liquidity, including minimum working capital requirements, tangible net worth requirements and limitations on additional indebtedness.  Under the BDC Loan Agreement, violation of this covenant is an Event of Default which grants BDC the right to demand immediate payment of outstanding balances.  In March 2013, May 2013 and August 2013, we received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013.  On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified.  Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end.  We were in compliance with all of our BDC financial covenants as of September 30, 2013. Currently, we expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

In connection with the BDC Loan Agreement, BDC executed a subordination agreement in favor of Silicon Valley Bank, pursuant to which BDC agreed to subordinate any security interest in assets of the Company granted in connection with the BDC Loan Agreement to Silicon Valley Bank’s existing security interest in assets of the Company.  The subordination agreement contains cross-default provisions which may materially impact our liquidity.

In the event either or both of the RBC Loan Agreement or the BDC Loan Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as the Company’s senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations. The Company does not have alternative sources of financing.

Preferred Series D Private Placement

 On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Convertible Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).

We retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series D First Closing. We paid the Placement Agent $506,880 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 633,600 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D First Closing. The Investors included certain of our officers, directors and employees, who purchased an aggregate of 20,700 Series D Preferred Shares.  We used $4.7 million of the proceeds from the Series D Closing to redeem all of our outstanding shares of Series C Preferred Stock.

 On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $706,000 (the “Series D Second Closing”, and together with the Series D First Closing, the “Series D Closings”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold.  The Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Series D Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such Placement Agent Warrants.  The Investors included one of our officers who purchased an aggregate of 2,500 Series D Preferred Shares.

Our proceeds from the Series D Closings, before deducting placement agent fees and other expenses, were approximately $7.0 million. We used $4.7 million for redemption of all of our outstanding shares of Series C Preferred Stock. Approximately $1.0 million was used to pay fees and expenses of the offering, and $1.3 million are funds are available for general corporate purposes.  Pursuant to the Stock Purchase Agreement, we are required to place 25% of net offering proceeds, as defined, in an escrow account to satisfy our payment obligations of certain earn-out provisions. These funds have not been placed into escrow pending agreement between the Company and the sellers under the stock purchase agreement regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

In connection with the Series D First Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions.  As a result of the private placement closed on August 15, 2013 and August 21, 2013 (see Note 9(b)), the Conversion Price of the Series D Preferred Stock was reduced to $0.90.  The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, we may, in our sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act).

The Series D Preferred Stock holders also were granted registration rights which required the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and to have the registration statement declared effective within 90 days thereafter.  The initial registration statement was filed on February 12, 2013.  Failure of the registration statement to be declared effective by May 12, 2013, resulted in a partial liquidated damage equal to 0.1% of the purchase price paid by each investor to become payable on each monthly anniversary until the registration statement was declared effective.  On July 30, 2013, the registration statement was declared effective by the U.S. Securities and Exchange Commission.  On October 15, 2013, the Company paid liquidated damages of $18,000.

Cash Flows from Operating, Investing and Financing Activities

Information about our cash flows, by category, is presented in the accompanying unaudited Condensed Consolidated Statements of Cash Flows. The following table summarizes our cash inflows (outflows) for the nine months ended September 30, 2013 and 2012 (in millions):

	Nine Months Ended
	September 30,
	2013	2012	Increase/(Decrease)

Operating activities	$(2.2)	$0.7	$(2.8)	(409.4%)
Investing activities	(0.0)	(5.1)	(5.1)	(99.4%)
Financing activities	1.4	4.5	(3.2)	(70.0%)

Cash provided by operating activities during the first nine months of 2013 decreased by $2.8 million over the prior year.  The decrease in cash from operations was primarily driven by a decrease in gross profit of $1.7 million resulting in an increase in net loss in the first nine months of 2013 of $0.9 million.  Additionally, the changes in net working capital and other balance sheet changes contributed to a $2.5 million increase in cash used in operating activities, offset from a $4.4 million decrease in accounts receivable due to timing of receivable collections.

During the nine months ended September 30, 2013, net cash used in operating activities was $2.2 million.  Our net loss was $3.5 million in the first nine months of 2013, a portion of which was the result of non-cash transactions during the year.  Specifically, we had a $0.8 million of other non-cash transactions including, but not limited to depreciation and amortization, employee stock-based compensation and ESOP compensation expense.

For the nine months ended September 30, 2012, net cash provided by operating activities was $0.7million.  Our net loss was $2.5 million during the first nine months of 2012, most of which was the result of non-cash transactions during the quarter.  Specifically, we had a $1.2 million non-cash expense such as depreciation and amortization, employee and non-employee stock-based compensation, and deferred taxes.

Net cash used in investing activities was negligible during the nine months ended September 30, 2013. Net cash used in investing activities was $5.1 million for the nine months ended September 30, 2012 and primarily related to the cash payment for the acquisition of Apex System Integrators, Inc. in June 2012.

During the nine months ended September 30, 2013, net cash provided by financing activities was $1.4 million, primarily due to $1.0 million in proceeds from the bank term loan, net of $1.6 million in payments for term loans, a net $0.8 million in borrowings under our lines of credit, payment of $0.3 million for the Series D Preferred Stock dividend and $1.5 million in net proceeds from a common stock private placement.

During the nine months ended September 30, 2012, net cash provided by financing activities was $4.5 million, primarily due to the $4.0 million due to the issuance of term loan, $0.7 million in borrowings under our line of credit, $1.0 million in debt repayments, payment of $0.5 million for the Series C Preferred Stock dividend, $0.3 million of financing costs and $1.5 million received in reverse recapitalization.

Information about our cash flows, by category, is presented in the accompanying Form 10-K Consolidated Statement of Cash Flows included elsewhere in this Prospectus. The following table summarizes our cash flows for the years ended December 31, 2012 and 2011 (in millions):

	Year ended December 31,
	2012	2011	Increase/(Decrease)

Operating activities	$1.7	$(2.4)	$4.1	170.8%
Investing activities	(5.1)	(1.7)	3.4	200.0%
Financing activities	4.1	4.2	(0.1)	-2.4%

Cash provided by operating activities for 2012 increased by $4.1 million over the prior year.  The increase in cash from operations was primarily driven by the changes in net working capital and other balance sheet changes, most notably from $1.6 million decrease in accounts receivable due to timing of receivable collections.

For the year ended December 31, 2012, net cash provided by operating activities was $1.7 million. Our net loss was $3.9 million in 2012, a portion of which was the result of non-cash transactions during the year. Specifically, we had a $0.7 million non-cash expense related to employee and non-employee stock based compensation and $1.5 million of other non-cash transactions such as depreciation and amortization.  Additionally, our cash position was positively affected by the net change in our unearned revenue of $0.1 million associated with increased deferred revenues and associated costs.

For the year ended December 31, 2011, net cash used in operating activities was $2.4 million. Our net loss was $5.2 million in 2011, most of which was the result of non-cash transactions during the year. Specifically, we had a $2.3 million non-cash loss on debt extinguishment as it related to the exchange of the $4.0 million subordinated debt for preferred stock and $1.3 million of other non-cash transactions such as depreciation and amortization, employee and non-employee stock-based compensation, and deferred taxes.  Additionally, our cash position was positively affected by the net change in our unearned revenue of $1.4 million associated with increased deferred revenues and associated costs.

Net cash used in investing activities was $5.1 million for the year ended December 31, 2012, and was primarily related to the combined cash payment for the acquisition of Apex Systems Integrators, Inc. and Illume Mobile in June and July 2012, respectively, of $5.0 million along with $0.1 million for purchases or property and equipment.

Net cash used in investing activities was $1.7 million for the year ended December 31, 2011, and was related to the cash payment to the shareholders of CMAC in January 2011 of $2.2 million offset by the $0.5 million collection of a note receivable in connection with the Merger in September 2011.

During the year ended December 31, 2012, net cash provided by financing activities was $4.1 million, primarily due to $4.0 million due to the issuance of term loans, $6.0 million related to the issuance of Series D Preferred (net of expenses), and $1.5 million in cash received in our reverse recapitalization (net of expenses). Cash used in financing activities was a result of $4.5 million in Series C Preferred Stock retirement, $0.6 million of net repayments on the line of credit, $1.4 million of senior long-term debt repayment, $0.6 million for the Series C Preferred Stock dividends and $0.3 million in financing costs.

During the year ended December 31, 2011, net cash provided by financing activities was $4.2 million, primarily due to the $4.0 million in proceeds from sale of subordinated debt and the $2.0 million of cash received from the Merger. Cash used in financing activities was the result of $1.0 million of senior long-term debt repayment, $0.3 million of net repayments on the line of credit, $0.2 million for the purchase of treasury stock, payment of $0.1 million for the Series C Preferred Stock dividend and $0.1 million of financing costs.

Critical Accounting Policies

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods.  In preparing the consolidated financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality.  Actual results may differ from these estimates.  In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.  We believe that the following critical accounting policies involve a high degree of judgment and estimation:

Accounts Receivable and Allowance for Doubtful Accounts

We have policies and procedures for reviewing and granting credit to all customer accounts, including:

•	Credit reviews of all new customer accounts,
•	Ongoing credit evaluations of current customers,
•	Credit limits and payment terms based on available credit information,
•	Adjustments to credit limits based upon payment history and the customer’s current credit worthiness, and
•	An active collection effort by regional credit functions, reporting directly to the corporate financial officers.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are highly judgmental and require assumptions based on both recent trends of certain customers estimated to be a greater credit risk, as well as historical trends of the entire customer pool.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  To mitigate this credit risk we perform periodic credit evaluations of our customers.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  We periodically review our inventory and make provisions as necessary for estimated obsolete and slow-moving goods.  We mark down inventory by an amount equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.  The creation of such provisions results in a write-down of inventory to net realizable value and a charge to cost of sales.

Goodwill and Long-Lived Assets

Goodwill represents the excess purchase price paid over the fair value of the net assets of acquired companies.  Goodwill is subject to impairment testing as necessary, (at least once annually at December 31) if changes in circumstances or the occurrence of certain events indicate potential impairment.  In assessing the recoverability of our goodwill, identified intangibles, and other long-lived assets, significant assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets must be made, as well as the related estimated useful lives.  The fair value of goodwill and long-lived assets is estimated using a discounted cash flow valuation model and observed earnings and revenue trading multiples of identified peer companies.  If these estimates or their related assumptions change in the future as a result of changes in strategy or market conditions, we may be required to record impairment charges for these assets in the period such determination was made.

Intangible Assets

We make judgments about the recoverability of purchased finite-lived intangible assets whenever events or changes in circumstances indicate that impairment may exist.  Recoverability of finite-lived intangible assets is measured by comparing the carrying amount of the asset to the future undiscounted cash flows that the asset is expected to generate.  If it is determined that an individual asset is impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

The assumptions and estimates used to determine future values and remaining useful lives of our intangible are complex and subjective.  They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our forecasts.

Comprehensive Loss

Comprehensive loss consists of net loss and accumulated other comprehensive loss, which includes certain changes in equity that are excluded from net income.  Comprehensive loss for the nine months ended September 30, 2013 is equal to the net loss plus other comprehensive loss totaling $23,000 (relating to exchange translation adjustments arising from the consolidation of our Canadian Apex subsidiary).  Comprehensive loss for the comparable nine months ended 2012 is $5,000.

Fair Value

Financial assets and liabilities are measured at fair value, which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The following is a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company's significant Level 3 inputs relate to derivative warrant liabilities.

Income Taxes

We account for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) guidance, which requires deferred tax assets and liabilities, be recognized using enacted tax rates to measure the effect of temporary differences between book and tax bases on recorded assets and liabilities. FASB guidance also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not some portion or all of the deferred tax assets will not be recognized.

We evaluate on an annual basis its ability to realize deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are forecasts of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

In accordance with FASB guidance on accounting for uncertainty in income taxes, we evaluate tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, we recognize the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. For tax positions that are not more likely than not of being sustained upon audit, we do not recognize any portion of the benefit. If the more likely than not threshold is not met in the period for which a tax position is taken, we may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period.

Translation of Foreign Currencies

The Company's functional currency is the U.S. dollar. The financial statements of the Company's foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

Revenue recognition

Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred and title has passed to the customer, which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  We generate revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract and we may be liable to refund a customer for amounts paid in certain circumstances.  This has not been an issue for us historically.

We also generate revenue from software customization and professional services on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service, also referred to as per-diem billing, is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

We enter into revenue arrangements that contain multiple deliverables.  Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect the Company’s results of operations. When we enter into an arrangement that includes multiple elements, the allocation of value to each element is derived based on management’s best estimate of selling price when vendor specific objective evidence or third party evidence is unavailable.

Revenue from software licenses is recognized when all of the software revenue recognition criteria are met and, if applicable, when vendor specific objective evidence, or VSOE, exists to allocate the total license fee to each element of multiple-element software arrangements, including post-contract customer support. Post-contract support is recognized ratably over the support period. When a contract contains multiple elements wherein the only undelivered element is post-contract customer support and VSOE of the fair value of post-contract customer support does not exist, revenue from the entire arrangement is recognized ratably over the support period. Software royalty revenue is recognized in arrears on a quarterly basis, based upon reports received from licensees during the period, unless collectability is not reasonably assured, in which case revenue is recognized when payment is received from the licensee.

Stock-based compensation

We record the fair value of stock-based payments as an expense in our consolidated financial statements.  We determine the fair value of stock options using the Black-Scholes option-pricing model.  This valuation model requires us to make assumptions and judgments about the variables used in the calculation.  These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of our common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.  Additional information on the variables and assumptions used in our stock-based compensation are described in Note 10 of the accompanying notes to our unaudited condensed consolidated financial statements.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements as of September 30, 2013 or December 31, 2012.

New Accounting Standards

In July 2012, the FASB has issued ASU No. 2012-02, Intangibles--Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.     This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30,     Intangibles--Goodwill and Other, General Intangibles Other than Goodwill.

Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period.

The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. We do not believe that the adoption of this pronouncement will have a material effect on the consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income."     ASU 2013-02 requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required to be reclassified in its entirety to net income. For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts.  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012.  Early adoption is permitted. The adoption of ASU 2013-02 will not have a material impact on our results of operations or our financial position.

Remediation of Weaknesses in Internal Controls

Management’s assessment of the effectiveness of our disclosure controls and procedures as of June 30, 2012 and September 30, 2012 reported that such controls and procedures were ineffective as a result of a material weakness in our internal control over financial reporting related to the supervision and review of our financial closing and reporting process and in our ability to account for complex transactions as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and September 30, 2012. The complex transactions related to purchase accounting for acquisitions made in 2012.  During the fourth quarter of 2012, we devoted significant time and resources to the remediation of the material weakness that included, but was not limited to:

●	Evaluating of Finance Department’s management and staff qualifications, which resulted in us making certain personnel changes in the Accounting and Finance department.

●	Implementation of further process and control procedures surrounding review of significant transactions within the financial closing process.

●	Implementing new control procedures over the utilization of external resources within the financial reporting process .

Although further and ongoing efforts will continue in 2013 and beyond to enhance our internal control over financial reporting, we believe that our remediation efforts now provide the foundation for compliance.

BUSINESS

History

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc. (the "Company”, “DecisionPoint”, “we”, “our” or “us”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”). On June 15, 2011, we entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc. (“Old DecisionPoint”). Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company. Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”). On June 15, 2011, both companies were reincorporated in the State of Delaware.

DecisionPoint has two wholly owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators Inc. DecisionPoint Systems International has two wholly owned subsidiaries, DecisionPoint Systems Group Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”). DecisionPoint Systems International acquired CMAC on December 31, 2010. CMAC was founded and incorporated in March 1996, and is a logistics consulting and systems integration provider focused on delivering operational and technical supply chain solutions, headquartered in Alpharetta, Georgia.

DPS Group has two wholly owned subsidiaries, DecisionPoint Systems CA, Inc. and DecisionPoint Systems CT, Inc. DecisionPoint Systems CA, Inc., formerly known as Creative Concepts Software, Inc. (“CCS”) was founded in 1995 and is a provider of Enterprise Mobility Solutions. Enterprise Mobility Solutions are those computer systems that give an enterprise the ability to connect to people, control assets, and transact business from any location by using mobile computers, tablet computers, and smartphones to securely connect the mobile worker to the back office software systems that run the enterprise. Technologies that support Enterprise Mobility Solutions include national wireless carrier networks, Wi-Fi, local area networks, mobile computers, smartphones and tablets, mobile software applications, middleware and device security and management software.  DecisionPoint Systems CT, Inc. formerly known as Sentinel Business Systems, Inc. (“SBS”) was founded in 1976 and has developed over time a family of powerful enterprise data collection software solutions, products and services. The combined company is a data collection systems integrator that sells and installs mobile devices, software, and related bar coding equipment, radio frequency identification (“RFID”) systems technology and provides custom solutions and other professional services.

Following the Merger, the business conducted by us is now the business conducted by Old DecisionPoint prior to the Merger.

Recent Developments

Preferred Series E Private Placement

On November 12, 2013, we entered into and closed a securities purchase agreement (the “Series E Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000 (the “Series E First Closing”).

We retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series E First Closing. We paid the Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 767,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E First Closing. In addition, we will pay Sigma Capital Advisors $115,050 (equal to 3% of the gross proceeds from the Series E First Closing) as a finder’s fee.

On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock to accredited investors for a purchase price of $10.00 per share, for aggregate gross proceeds of $255,000 (the “Series E Second Closing”, and together with the Series E First Closing, the “Series E Closings”) pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold. The Placement Agent acted as the placement agent for the Series E Second Closing as well. We paid the Placement Agent $20,400 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent and its designees Placement Agent Warrants to purchase 51,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Second Closing. In addition, the Company will pay Sigma Capital Advisors $7,650 (equal to 3% of the gross proceeds from the Series E Second Closing) as a finder’s fee.

Our proceeds from the Series E Closings, before deducting placement agent fees, finder’s fees and other expenses, were approximately $4.1 million. Approximately $0.6 million was used to pay fees and expenses of this offering, and $3.5 million are funds available for general corporate purposes.

Pursuant to the Purchase Agreement, we agreed to, within 60 days of the final closing under the Purchase Agreement, (a) file a registration statement (the “Registration Statement”) with the SEC covering the re-sale of the Series E Preferred Shares, the shares of common stock underlying the Series E Preferred Shares, the shares of Series E Preferred Stock issuable as dividends on the Series E Preferred Shares (“PIK Shares”), the shares of common stock underlying the PIK Shares, and the shares of common stock underlying the Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series E Preferred Stock, and (c) use our best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series E Preferred Stock on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group. We also agreed to use our best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement), and to keep such Registration Statement effective for a minimum of three years.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in shares of Series E Preferred Stock, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of our preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

Preferred Series D Private Placement

On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Convertible Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).

We retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series D First Closing. We paid the Placement Agent $506,880 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 633,600 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D First Closing. The Investors included certain of our officers, directors and employees, who purchased an aggregate of 20,700 Series D Preferred Shares. We used $4.7 million of the proceeds from the Series D Closing to redeem all of our outstanding shares of Series C Preferred Stock.

On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $706,000 (the “Series D Second Closing”, and together with the Series D First Closing, the “Series D Closings”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold. The Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Series D Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such Placement Agent Warrants. The Investors included one of our officers who purchased an aggregate of 2,500 Series D Preferred Shares.

Our proceeds from the Series D Closings, before deducting placement agent fees and other expenses, were approximately $7.0 million. We used $4.7 million for redemption of all of our outstanding shares of Series C Preferred Stock. Approximately $1.0 million was used to pay fees and expenses of this offering, and $1.3 million are funds available for general corporate purposes. Pursuant to the Apex Stock Purchase Agreement, we are required to place 25% of the net offering proceeds, as defined, in an escrow account to satisfy our payment obligations of certain earn-out provisions. These funds have not been placed into escrow pending agreement between the Company and the sellers regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself (see Note 4 to the accompanying Form 10-K Consolidated Financial Statements included elsewhere in this Prospectus).

In connection with the Series D First Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Pursuant to the Series D Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series D Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company in its sole discretion may effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

Illume Mobile Acquisition

On July 31, 2012 (the “Illume Mobile Closing Date”), we entered into an asset purchase agreement (the “Illume Mobile Purchase Agreement”) with MacroSolve, Inc. (the “Seller”). Pursuant to the Illume Mobile Purchase Agreement, we purchased the business (including substantially all the related assets) of the Seller’s Illume Mobile division (“Illume Mobile”), for a purchase price of $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of our common stock.  The number of shares to be issued was based on a value of $1.215 per share which was based on the volume weighted-average trading price of our common stock over the twenty trading days prior to the Illume Mobile Closing Date.  Pursuant to the asset purchase agreement, we will be required to make an additional payment (“Additional Payment”) to the Seller of up to $500,000 based on the achievement of specified levels of net revenue during the twelve months ending July 31, 2013, of which 50% will be paid in cash, and 50% will be paid in shares of common stock.  The value of the shares will be based on the closing price of our common stock on the one year anniversary of the Illume Mobile Closing Date.  The Additional Payment will be paid within 30 days of the one year anniversary of the Closing Date.  The Illume Mobile business acquired includes patent protected domain expertise in developing Enterprise mobile software for Android and Apple (iOS) mobile devices.

Apex Systems Integrators, Inc. Acquisition

On June 4, 2012 (the “Apex Closing Date”), pursuant to a Stock Purchase Agreement, we acquired all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.  Apex is a provider of wireless mobile work force software solutions.  Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management.  Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

In consideration for the shares of Apex, we paid CDN$5,000,000 (US$4,801,000 at the Apex Closing Date) in cash.  We may be required to pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Apex Closing Date) in consideration  for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization during the twelve months ending July 2013.

Overview

DecisionPoint enables our clients to “move decisions closer to the customer” by “empowering the mobile worker”. We define the mobile worker as those individuals that are on the front line in direct contact with customers. These workers include field repair technicians, sales associates, couriers, public safety employees and millions of other workers that deliver goods and or services throughout the country.  Whether they are blue or white collar, mobile workers have many characteristics in common. Mobile workers need information, access to corporate resources, decision support tools and the ability to capture and report information back to the organization.

DecisionPoint empowers these mobile workers through the implementation of various mobile technologies including specialized mobile business applications, wireless networks, mobile computers (for example, rugged, tablets, and smartphones) and a comprehensive suite of consulting, integration, deployment and support services.

Mobile computing capabilities and usage continue to grow. With choice comes complexity so helping our customers navigate the myriad of options is what we do best.  The right choice may be an off-the-shelf application or a custom business application to fit a very specific business process. DecisionPoint has the specialized resources and support structure to address the needs of mobile applications in the retail, transportation, field workforce sales/service and the warehousing market segments. We continue to invest in building out our capabilities to support these markets and business needs. For example, in July 2012, we invested in the expansion of our custom software development capabilities through the acquisition of Illume Mobile in Tulsa, OK, which specializes in the custom development of specialized mobile business applications for Apple, Android and Windows Mobile devices. Additionally, through the acquisition of Illume Mobile we acquired a cloud-based, horizontal software application “ContentSentral” which manages and distributes multiple types of corporate content (for example, PDF, video, images, and spreadsheets) on mobile tablets used by field workers.  We also dramatically increased our software products expertise with the acquisition in June 2012 of APEX in Canada. The APEXWare™ software suite significantly expanded our field sales/service software offerings.  APEXWare™ is a purpose-built mobile application suite ideally suited to the automation of field sales/service and warehouse workers. Additionally, we continue to expand our deployment and MobileCare support offerings. In 2012 we moved our headquarters location to a larger facility in Irvine, CA in order to accommodate the expansion of our express depot and technical support organizations. We also continue to invest in our “MobileCare EMM” enterprise mobility management offering. In 2008, we recognized the need for customers to outsource their mobile device management (“MDM”) needs, thus we invested in building out a MDM practice that offers these services under a comprehensive managed service model. We have extended this offering from our historically ruggedized mobile computer customer base to address the growth of consumer devices in the enterprise and support the Bring Your Own Device (BYOD) and Bring Your Own Application (BYOA) movement.

Recognizing that we cannot build every business application, we have developed an ‘ecosystem’ of partners which support our custom and off-the-shelf solutions. These partners include suppliers of mobile devices (Apple, Intermec, Motorola, among others), wireless carriers (AT&T, Sprint, T-Mobile, Verizon),  mobile peripheral manufactures (Zebra Technologies Corporation, Datamax - O’Neil), in addition to a host of specialized independent software vendors such as AirWatch, VeriFone GlobalBay, XRS and Wavelink.

We are focused on several commercial enterprise markets. These include retail, field sales/service, warehousing and distribution and transportation. With the continued growth of the mobile internet, we expect to see our current markets growth in addition to the emergence of new markets. In order to identify these new markets we recently created a new internal organization whose sole purpose is to identify and nurture new market opportunities. We expect our customers to continue to embrace and deploy new technology to better enhance their own customers’ experiences and improve their own operations while lowering their operating costs. Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of mobile technology equipment and software offerings enables us to identify new trends and opportunities and provide these new solutions to our existing and potential customers.

At DecisionPoint, we deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line mobile workers, inside and outside of the traditional workplace. It is these systems that provide the information to improve the hundreds of individual business decisions made each day.  Historically, critical information has remained locked away in the organization’s enterprise computing systems, accessible only when employees were at their desk. Our solutions unlock this information and deliver it to employees when needed regardless of their location.  As a result, our customers are able to move their business decision points closer to their customers which we believe in turn improves customer service levels, reduces cost and accelerates business growth.

We have several offices throughout North America which allows us to serve our multi-location clients and their mobile workforces.  We provide depot services through our West and East coast facilities.  Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

Marketplace

Industry

The Enterprise Mobile Computing industry continues to grow on many fronts. The industry’s early growth was fueled through the standardization of several key technologies such as the Windows Mobile operating system, 802.11 a/b/g “Wi-Fi” wireless local area networks, and robust nationwide wireless carrier data networks such as Sprint, T-Mobile and Verizon. The more recent advances in “consumer” class smartphones and tablets have enabled new applications and expanded the market’s reach to field worker applications that previously could not justify the cost of traditional rugged mobile computers.

In the last 12 months we have seen an increase in the deployment of “consumer” smartphones and tablet computers in order to support a broadening set of mobile user needs. While a few of these deployments have been in response to reducing the deployment costs of traditional ruggedized mobile devices, the majority represent new deployments in markets which were previously under-serviced and thus represent new market opportunities.

The industry is comprised of companies that bring specific value to one or more elements of the overall customer solution.  These specialized companies can be grouped into the following categories:

●	Hardware manufacturers such as Motorola Solutions, Intermec Corporation and Zebra Technologies each provide specialized mobile computers and peripherals.
●	Wireless Carriers such as Sprint, T-Mobile and Verizon provide robust data and voice networks.
●	Specialized application providers (ISVs) that focus on providing mobile applications to meet specific industry and business requirements. Our APEXWare™ are solution set is one such example.
●
Systems integrators such as DecisionPoint that work directly with the end user to define the business requirement and then design and develop the final solution using our existing intellectual property or components from other providers.

Determining which enterprise mobile solution we deliver to our customers depends on several key factors including the customer’s industry, size and business objectives. Successful solution selection requires that providers possess industry domain expertise, business application expertise and mobile computing and wireless networking technical acumen.  DecisionPoint possesses this knowledge and skillset in our target markets.

In addition to offering hardware and specialized mobile applications, we also provide a complete line of consulting, deployment and integration services, including site surveys, equipment configuration and staging, system installation, depot services, software support, training programs and project management.

Current Market Environment

Over the last several years, we have been repositioning ourselves to move up the solution value chain by focusing on higher margin software and consulting services along with customer-driven mobile wireless solutions rather than providing simply hardware and customized software as a reseller. This is the key to increasing our profitability and is also a major point of differentiation. The acquisitions of CMAC, Apex and Illume Mobile are instrumental in this repositioning.  Small resellers and large catalog resellers simply do not want to, or cannot, provide the hands-on services and mobile application needs to make these systems successful. Our major ecosystem partners recognize this and have come to depend more on us to deliver the business value that their products enable.

The result is that our partners are referring more end-user demand to DecisionPoint than ever before because they require our deep domain knowledge in our chosen markets, our mobile application solutions, consulting services and our deployment and support capabilities. Today, a majority of Motorola, Intermec and Zebra Technologies’ product sales are through the sales channel in which we participate.

We benefit from other advantages by participating in this sales channel. The industry leaders have established program rewards, such as a favorable pricing structure and promotional incentives for their top-tier partners such as DecisionPoint. As a result, we invest in training for our personnel, which differentiate us from other potential competitors whose personnel may not have the same training or experience as ours. Within our enterprise markets, we believe there continues to be long-term opportunity for growth as the global workforce continues to become more mobile and the industries and markets that purchase our products and services continue to expand. The markets in which we compete include mobile computing products and services, enterprise wireless services, bar code scanning and mobile network management platforms. Organizations looking to increase productivity and derive benefits from empowering their mobile workforce are driving adoption of our solutions.

Our strategy in our target markets is to enable our customers to focus on their missions, not the technology. This is accomplished by providing mission-critical systems, seamless connectivity through highly reliable voice and data networks and a suite of advanced and/or custom applications that provide real-time information to mobile workers.

DecisionPoint Target Markets

The markets for enterprise wireless and mobile computing are very fragmented and extremely complex, but generally they can be characterized by the following attributes:

1.	Vertical market industries which require specific domain expertise.
2.	Industries which track goods or deliver a service in the field (or both).
3.	Industries which have a significant group of mobile workers, whether they operate primarily in one place or in the field.

In the commercial enterprise market, we seek to deliver products and services that are designed to empower the mobile workforce to increase productivity, expand sales, drive cost effectiveness and promote faster execution of critical business processes.

Vertical Markets

The attractiveness of any vertical market depends directly on the size and nature of the problems which that market faces that can be addressed by enterprise wireless and mobile computing.  Historically, retail, warehousing, and manufacturing were the largest industries.  Each typically had large amounts of goods in constant motion which needed to be tracked.  In addition, each had a workforce which primarily operated in one place (i.e. a retail store, a distribution center or a factory).

Although these markets are still attractive for us and comprise a sizeable portion of our business, we believe new markets are emerging which hold as great or even greater promise than our historical markets.

Transportation, logistics and field services such as repair and maintenance, delivery and inspections are now emerging as new markets. This is primarily due to the arrival of robust, national wireless carrier networks that can reach field-based mobile workers almost anywhere they are. The general term for this new group of markets is referred to as “Field Mobility”.  Although it cuts across multiple industries and business applications, it has one common characteristic: goods are tracked or services are being performed by field-based workforces, not workers operating in a single location under one roof.

Our Field Mobility Practice

We established our Field Mobility practice in 2008 with the express purpose of replicating our historical success with a new set of customers together with a new ecosystem of partners including Sprint, T-Mobile and Verizon. We have an informal arrangement with these partners pursuant to which they provide referrals of their airtime customers that are interested in field mobility solutions.  We, in turn, provide solutions which require cellular data networks. We have experienced year over year growth in this segment and believe this trend will continue due to the adoption of smartphones, tablet computers and the continued cost reductions and increased access of cellular data networks. The carriers not only bring potential new opportunities but also have attractive programs which allow us to earn additional revenue when we facilitate service of mobile computers and devices on their networks.
Our acquisitions of APEX and Illume Mobile further demonstrate our belief in this market.  The APEXWare™ are product suite is ideally suited for empowering field based sales and service workers whereas ContentSentral provides a unique content delivery capability that enables a new class of mobile information empowerment to field workers that need real-time access to corporate content.

Products and Services

Mobile Applications

We deploy mobile applications to address a wide variety of business processes, depending on the industry.  Below is a brief overview of some of those applications by industry:

●	Retail Store: Stock locator, shelf price marking, markdowns, inventory control, physical inventory, merchandising, customer service and mobile point-of-sale (“MPOS”).

●	Warehousing and Distribution: Order shipping, order picking and packing, stock move and replenishments, product receipt and put-away, labeling, physical inventory and cycle counts.

●
Transportation and Logistics: Proof-of-delivery, commercial turn-by-turn directions, route optimization, cross-docking, returns and Department of Transportation driver hours of service and route logging.

●	Field Mobility: Field service and repair, merchandising, field sales, work order management, asset management, inspection, preventative maintenance, surveys, rounds and readings.

Software

Unlike the market for standardized business software such as email or accounting, the market for enterprise mobile software is more specialized. One size does not fit all. Enterprise mobile software systems must support industry-specific and customer-specific business processes. For this reason, we utilize several avenues to provide mobile software solutions to meet our customers’ unique requirements.

DecisionPoint owned and delivered solutions:

●
APEXWare™ Field Service (FS) enables customers to capture lost revenue, provide proof of service delivery, reduce inventory shrinkage, and reduce back office administration. A field deployment of wireless handheld devices with integrated bar code scanners enables the business to run completely paperless. APEXWare™ FS is also offered as a hosted subscription service, thus eliminating the need for costly IT infrastructure (on-site server, IT resources).

●
APEXWare™ Merchandising, Sales and Delivery (MSD) is a powerful solution that maintains and optimizes customers’ efficiency in the field by automating processes that would otherwise be time consuming and error-prone. APEXWare™ MSD provides significant value by streamlining merchandising, sales and delivery business functions. Mobile devices with integrated bar code scanners enable workers to perform multiple job functions to help achieve new sales growth and reduce costs. The solution is ideally suited for business regardless of size or industry.

●
APEXWare™ Warehouse Management System (WMS) transforms current warehouse operations to a paperless, real-time operation. With the use of wireless devices APEXWare™ WMS reduces errors, improves worker efficiencies and ensures greater transaction accuracy. Mobile devices such as handheld mobile computers and vehicle mounted computers with integrated bar code scanners ensure accurate and efficient pick and put-away functions. APEXWare™ WMS is a powerful warehouse management system that maintains accurate inventory throughout the warehouse to optimize efficiency.

●
ContentSentral is a content delivery service that enables mobile workers in virtually any industry to access corporate information which enables better customer interaction and a more satisfying customer experience. It also provides the added benefit of allowing companies to closely manage versions of key documents used in the field. ContentSentral easily connects to corporate data sources and delivers multiple content formats including:

●	Video
●	PDF
●	PowerPoint™
●	Images
●	Word Documents™
●	Spread sheets

DecisionPoint custom development: When one of our off-the-shelve solutions or an ISV solution is not available, custom software can be created in-house using standardized programming platforms like Microsoft.NET® framework, Java™, Android and Apple iOS. These are used when there is simply no other “off-the-shelf” way to meet the customer’s requirements or when a client believes their business requirements are so unique that only a custom solution will work. An increasingly popular requirement for many corporate clients, which we are able to fulfill, is a custom application that is written once, but supports multiple mobile operating systems.

Resold specialized ISV applications:  The software produced by specialized ISVs is designed to fit a particular vertical market and application. Even still, it must be tailored to meet the needs of each customer and often requires integration to the customer’s enterprise system(s). Depending on the requirements, this tailoring is provided by DecisionPoint or by the ISV themselves under contract to DecisionPoint. We have built a network of market and application focused ISVs specializing in Field Mobility applications for this purpose. In short, an ISV application, ruggedized mobile hardware, a wireless network, deployment services, and ongoing system support can be delivered by DecisionPoint more effectively and with less risk than with any other combination of providers.

Professional Services

Our professional services offerings fall into one of three categories: business consulting, technical consulting and technical development. Business consulting is where we engage with our customer to help them understand the potential return on investment (ROI), of implementing mobile computing, or supply chain services as examples, for a particular business process. Technical consulting services help determine the technology to be used and how it is to be implemented. We utilize our evaluation techniques, tools, and experience to recommend the optimal technology solution that provides organizational, operational and system improvements to our customers. We take advantage of our database and assessment methodology to quickly identify viable solutions for client operations. Once the solution is identified and selected, we apply our fast track “3D” (Define, Design, Deliver) implementation methodology to ensure project success. Technical development includes actual software programming and configuration of the mobile computing, WMS and TMS application solutions as well as interface software needed to connect to our customer’s existing back-office systems.

Our full suite of professional services allow for many “areas of engagement” with our customer base. We can initiate and engage on an opportunity in several areas of the project lifecycle. The professional services listed below allow us to provide value to organizations regardless of where the customer is in their project evaluation/implementation or rollout:

● Engineering & Material Handling	● Back office integration development
● Facility Automation	● Site Surveys & Installation
● Supply Chain Strategy	● Change Management
● Six Sigma & Lean Six Sigma	● Resource Augmentation
● WMS/3PL Selection & Support	● Temp-to-Perm
● Call Center Outsourcing	● Contract-to-Hire or Direct Hire
● Project Management	● Work Flow Management
● WMS/ERP Implementation	● Transportation Management

Supply Chain Services

Supply Chain services include Pre-Contract, Pre Go-Live and Post Go-Live solutions. Our project team will engage and manage the project from end-to-end, allowing the customer resources to stay focused on their tasks. Many of the services that we provide are listed below:

Pre-Contract	Pre Go-Live	Post Go-Live
Project Management	CRP Execution	Post implementation audit
Solution Design	Training Documents	System re-configuration
Application Study	Job Aid Development	Custom report design and development
CRP Script Development	Training Execution	EDI Interface design and development

CRP Configuration & Setup	Software Configuration	Issues documentation and management
Current State Design	Technical Support	Training and certification
Future State Design	System Interface Development/Programming	Satisfaction surveys/ process improvement
Mobility Readiness Evaluation	Implementation Support	Enhancement management/ implementation
ROI Targets/Worksheet	Modification Specification & Design	Multi-site rollout
Proof of Concept Design	Testing	Service Level Agreement
Host application requirements	Vendor Management	ROI Analysis
Device application requirements	Custom Reports	Ongoing Support

Deployment and Support Services

These services involve installing a solution into the customer’s environment (“implementation”) and then replicating that implementation to all their operating locations (“rollout”). The rollout is critical because unless the mobile computing solution is rolled out across all operating locations, the desired ROI will be limited.

We offer a wide range of services in this category. They include assembling kits of everything needed for the system on a per location basis (“kitting”) to providing logistical services for rollout (“staging”), to advanced exchange services for broken units in the field, to help desk support and to a self-service portal where a customer can check the status of a service case or equipment repair ticket.

For Field Mobility projects, carrier activation is a key service. Activation is where we actually activate mobile computers and/or devices to run on the carrier networks. Not only is this a key service to complete projects, but it is also a source of revenue for us when the carriers pay us to activate mobile computers and/or devices to operate on the carrier networks.

In addition, we offer staff augmentation services to customers that allow for shorter term projects or implementations, workflow management teams for cyclical business customers, as well as contract-to-hire resources that engage on supply chain projects and can convert to a permanent position at the customer location, which helps significantly with the knowledge transfer as well as capital knowledge base. Contract-to-hire solutions have proven beneficial for customers to overcome workforce issues during hiring freezes by allowing them to deploy solutions and then convert resources to full-time status upon expiration of the hiring freeze.

Finally, we are continuing our investments in managed service offerings and software as a service, or SaaS categories. Increasingly, customers want to outsource various aspects of operating and maintaining their enterprise mobile systems. Our MobileCare™ EMM (enterprise mobility management) service offering allows us to remotely manage customers’ mobile computers and applications on a SaaS subscription basis.

Hardware

Our hardware reseller sales strategy is designed to avoid competing for hardware sales based solely on price. Throughout the sales cycle, we are diligent to point out to a customer that hardware is only one component of the complete solution they are looking for.  By bundling the software and services with the hardware, we position ourselves as the value-added solution provider. This positioning differentiates us from the low-price, ‘discount’ hardware resellers who do not have this capability.

We offer the following types of enterprise wireless and mobile computing hardware on a cost competitive basis:

●	Handheld and vehicle mounted, ruggedized mobile computers
●	802.11 a/b/g/ wireless LAN (“Wi-Fi”) infrastructure
●	GPS receivers
●	Two-way radios
●	Handheld barcode scanners
●	Barcode label and RFID printers and encoders
●	Laptops and tablet computers for rugged environments
●	Consumer smartphone and tablet computers

Consumables

We have extensive expertise in bar code consumables solutions. We offer a full line of high quality labels, RFID tags, and printer ribbons to meet the demands of every printing system. We select the right components from a wide range of products on the market from both independent and original equipment manufacturers of printers and RFID printers/encoders. Matching media to the unique application is what makes the system work. In addition, consumables are essentially a recurring revenue stream once a customer has their system up and running.

Sales and Marketing

Customer Base

Our historical success has largely followed the broad adoption of enterprise wireless and mobile computing technology industry by industry. As mentioned above, this adoption pattern started with retail stores and moved backward through the retail supply chain into distribution and then manufacturing. It also spread horizontally from the retail supply chain into the supply chain of industrial goods as well. Our products and services are sold nationwide to a diverse set of customers such as retail, utility, transportation and logistics, manufacturing, wholesale and distribution and other commercial customers.

Our customers include:

●	Retailers in various categories and sizes.
●	Manufacturing companies..
●	Transportation, warehousing and distribution, including logistics companies.

A common element of many customers is that they are new to mobile computing and thus have limited staff or expertise to deploy and support such programs. As such, DecisionPoint is an ideal partner for these customers in that our portfolio of development, deployment and support services ensure the success of their mobile and wireless projects.

We aim to deliver the ‘entire solution’ to our customers, from solution design through support. Our objective is to target markets that will permit the delivery of as many of these products and services as possible, so as to maximize the profit opportunity while minimizing the costs of sale and delivery.

Thus, we seek to classify the type of customer that we target in order to quickly and cost-effectively put the correct amount of resources on each opportunity. The three main customer classifications are:

●
Full Solution Customer - This is a customer that wants us to provide not only the entire solution from initial consultation, design, development and deployment, but also the ongoing support of the system.  Such an end-user views the entire system as critical to its business and wants to outsource it to industry professionals.  This is the ideal customer for us, one that understands and values the cost effectiveness of the entire solution and ongoing support of the system.

●
Customer as their own integrator - The customer sources all the parts and pieces of the system, programs it, installs it, commissions it and supports it.  In effect, the customer is their own integrator, and wants to buy products and services only in a transactional relationship.  DecisionPoint limits its resources to provide these customers with competitive product and service pricing.

●
Hybrid Customer - Such customers have some systems integration capability themselves but have also recognized that “they know what they don’t know” and are willing to contract for certain services as part of an enhanced transactional relationship.  A Hybrid Customer is attractive on a case-by-case basis depending on the circumstances of the situation.

In each of the three scenarios above, we strive to position our software and professional services as a core value-added component to the customer. Through our ability to reliably test, configure, kit, stage, and deploy large rollouts of mobile computers for specialized applications, we seek to enable our customers to maximize the benefits of mobile computing while minimizing the risks associated with implementation.

Sales and Sales Support

We support our business model using field-based teams of seasoned account executives with both pre- and post- sale systems architects who are experienced in all areas of enterprise mobile computing. Their focus is to develop customers’ enterprise mobile computing requirements in order to develop solutions for them and ultimately close business for our product and service set that fulfills those requirements.

We fulfill the need for application software both in-house and through ISVs depending on specific customer need. ISVs embrace this model because they are generally looking for sales, marketing and integration partners like us to expand their own reach.

We currently employ 87 people in our marketing, sales and professional services operation. They include 1 marketing professionals and 31 sales people, all of whom are qualified in system technology design, installation and integration. They receive substantial technical support and assistance from 29 systems engineers and technicians and 22 software engineers. Supporting the sales and marketing effort are 4 sales administrators, who are responsible for the detailed order entry and for the inputting of the related data into our accounting system.

Geographically, the sales team is spread throughout North America and can handle projects on a national and international basis from its East and West coast facilities. When a situation dictates, we may utilize independent contractors.

Sales System Support: SalesForce.com

We make extensive use of the salesforce.com customer relationship management (“CRM”) system to support our sales and marketing operations. All business processes from demand creation through closing orders are tracked using salesforce.com. This includes the following business processes: marketing campaign management, lead generation, sales opportunity and pipeline management, sales forecasting, sales territory and account management, and strategic account planning.

In addition, all professional services projects and time are tracked using salesforce.com.  These tools allow us to get a better understanding of project profitability which helps us manage our key project resources.

Marketing Activities

We address our target markets through a combination of our own marketing activities, relationship selling and vendor-supplied leads. The common aim is to establish our credibility in the space, and then definitively demonstrate to the potential customer that we can tailor solutions to that customer’s needs.

Our seasoned sales team also provides many sales opportunities through past relationships and detailed domain knowledge of the operations of the top companies in the target market space. Given that enterprise wireless and mobile computing systems are a complex sale, it is very beneficial to have knowledge of how individual companies actually operate, how they address IT systems issues, and how they buy and manage complex technology. Our sales teams use such information to their advantage against some of the commodity-type resellers in the space.

Vendor-supplied leads play a part in our success as well, in that vendors see it to their advantage to funnel sales opportunities to us thereby minimizing their selling costs. They are also willing to spend a sizeable portion of their discretionary marketing development budget for demand generation activities.

Our investment in our Field Mobility practice is generating sales and the establishment of a new sales channel. We have established key wireless carrier relationships with Sprint, T-Mobile and Verizon and are now seeing benefits from those relationships. We have an informal arrangement with these carriers pursuant to which they provide us referrals of end users interested in field mobility solutions, and we, in turn, provide solutions which require cellular data networks.

Realizing that statistics show that the vast majority of B2B activity today starts with an Internet search, we have invested in some forward-thinking tools and technologies to help meet our future customers there. We continue to invest in our website, www.decisionpt.com , and we also have a complete online, closed-loop demand generation tool to track and manage leads to productively increase the sales pipeline. This includes email marketing with closed-loop feedback as well as email campaigns that track recipient behavior after their receipt in real time. This allows us to convert them into active prospects at the exact time they are investigating solutions for their particular problem.

Competition

The business in which we operate is highly competitive. Continued evolution in the industry, as well as technological advancements, is opening up the market to increased competition. Other key competitive factors include: industry consolidation; price; availability of financing; product and system performance; product quality, availability and warranty; the quality and availability of service; company reputation; and time-to-market. We believe we are uniquely positioned in the industry due to our strong customer and vendor relationships, our consultative and technological leadership and capabilities and our comprehensive range of offerings.

We compete with other VARs and System Integrators/engineering organizations (“SIs”) in system design, integration and maintenance arenas. However, as a Tier-1 reseller for major equipment vendors including Motorola Solutions and Zebra, we encounter fewer than ten competitive Tier-1 VARs and SIs representing these manufacturers in the marketplace.

We typically win business from such competitors based on our turnkey software engineering skills and one-stop-shop technical capabilities.  Recognizing us as a significant VAR within its universe of Tier-1 partners, Motorola Solutions has granted us variable pricing applicable to specific major customers.  These price discounts give us an edge in the marketplace through greater margin flexibility. As a result, we do not typically lose contracts due to price sensitivity.

Large system integrators are seeking to move further into this segment in which we compete. Competitors in this segment may also serve as subcontractors to large system integrators and are selected based on a number of competitive factors and customer requirements. Where favorable to us, we may partner with other system integrators to make available our portfolio of advanced mission-critical services, applications and devices. Our MobileCare EMM offering is one such offering that we subcontract to leading IT outsourcing companies like HP.

We have identified the following ten companies as primary competitors in the VAR and SI spaces:

●
Agilysys, Inc. (Nasdaq: AGYS) - Agilysys is a publicly traded NASDAQ company and is a leading provider of innovative technology solutions for the hospitality and retail markets. Agiliysys solutions include property and lodging management, inventory and procurement, point-of-sale (“POS”), document management, mobile, wireless and other types of guest-engagement software. Agilysys also provides support, maintenance, resold hardware products and software hosting services.  Agilysys has annual revenue of $100 million. Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom and Asia. Agilysys  has two operating segments: Hospitality Solutions Group (“HSG”) and Retail Solutions Group (“RSG”).

●
International Business Machines Corp. (NYSE: IBM) – Although significantly larger than us, IBM Mobility and Wireless Services seek to deliver the same type of value proposition to the market. IBM is a very large organization; enterprise wireless and mobile computing are just one of a large set of competencies and services they provide to the marketplace. To address growing needs of the mobile enterprise, IBM is expanding its software and services capabilities through acquisitions and organic innovation to provide customers with all the resources to develop a mobile computing strategy. In February 2012, IBM acquired Worklight, a privately held Israeli-based provider of mobile software for smartphones and tablets, an acquisitions that accelerates IBM’s mobile portfolio helping corporations leverage the proliferation of mobile devices for B2C, B2E and B2B.

●
Accenture plc (NYSE: ACN) – Accenture is a global management consulting, technology consulting and technology outsourcing company. Its global headquarters are in Dublin, Ireland.  It is the largest consulting firm in the world, as well as being a global player within the technology consulting industry.

●
Sedlak Management Consultants – Sedlak is a supply chain consulting firm specializing in distribution consulting. It is a privately-held Cleveland, Ohio-based company, and has been in business for over 50 years.

●
Peak-Ryzex– Maryland based Peak-Ryzex is an integrator of Automated Identification and Data Collection (“AIDC”) equipment including wireless RF, network and ERP integration solutions, enterprise printing, bar code scanning, mobile computing, and terminal and software technologies. Peak-Ryzex was originally built up by current DecisionPoint  CEO Nicholas Toms and former DecisionPoint CFO Donald Rowley, and was then sold to Moore Corporation (now RR Donnelley) in 1997. RR Donnelley, as part of its strategy to focus on commercial printing, sold Peak to Platinum Equity in December 2005. Keystone Capital, Inc. acquired Peak in October 2011, from Platinum Equity. During December 2011, Peak Technologies acquired Washington based Ryzex, a mobile technology solutions company and subsequently changed its name to Peak-Ryzex in 2012. During August 2012, Peak-Ryzex acquired Catalyst from CDC Global Services. Catalyst is a highly specialized SAP services partner and a leader in the design and implementation of SAP Supply Chain Management (SAP SCM) solutions.

●
Stratix, Inc. - Georgia based Stratix is a substantial competitor of DecisionPoint, especially in the South Eastern part of the U.S. Its customer base includes large nationally based Tier-1 retailers, distributors, major commercial airlines and general manufacturers    .     In December 2011, Stratix announced that Grey Mountain Partners had acquired a majority interest in the company. In 2012, Stratix, Inc. announced a strategic partnership with PiiComm, Inc., a provider of wireless and mobile workforce solutions for enterprise and government in Canada specializing in transportation & logistics, field services, warehouse and healthcare.

●
Denali Advanced Integration - Washington based Denali Advanced Integration is a full system integration company with services ranging from IT Consulting, Managed Services and Enterprise Mobility Solutions. Denali is a substantial competitor of DecisionPoint in the North Western part of the U.S. Denali Advanced Integration partners with major mobility vendors Motorola, Intermec and Zebra.

●	Group Mobile –Arizona based Group Mobile is exclusively focused on providing a total solution to customers within the area of rugged, mobile, and field-use computing products.

●	Pariveda Solutions –Headquartered in Dallas Texas, Pariveda Solutions is an IT consulting company delivering both strategic consulting services and technical solutions to customers.

●
Barcoding, Inc. – Maryland based Barcoding helps organizations streamline their operations with automatic identification and data collection systems (AIDC). Clients include manufacturing, distribution, healthcare and warehousing enterprises, as well as state, local and federal agencies.

●
Other Competitors in the U.S. - Certain ‘catalog and online’ AIDC equipment resellers offer end-users deeply discounted, commodity oriented products; however, they typically offer limited or no maintenance support beyond the manufacturer’s warranty (which generally results in slower repair turnaround time). More importantly, as end users have become increasingly dependent on VARs and SIs to provide platform design, integration and maintenance, end users typically do not place major purchase orders with such resellers.

Employees

As of January 6, 2014, we have a total of 102 full time employees and 1 part time employee.  We have not experienced any work disruptions or stoppages and we consider relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We lease our office and warehouse facilities under various operating leases. Our corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were previously located in Foothill Ranch, California where we leased 7,500 square feet of office space under a lease which expired in July 2012. In May 2012, we entered into a new office lease agreement for 10,325 square feet located in Irvine, California beginning in July 2012. The lease expires in July 2017. The current monthly rental expense is approximately $12,000.

In addition, we lease 4,100 square feet in Shelton, Connecticut for our East coast sales and operations under a lease which expires in April 2015. The current monthly rental expense is approximately $6,100.  In September 2012, the Company notified the landlord of its early termination of the lease effective April 2013. We also lease 6,800 square feet in Edison, New Jersey under a lease which expires in December 2014. The current monthly rental expense is approximately $4,200. We have a sales and administrative office located in Alpharetta, Georgia where we lease 5,100 square feet for general office purposes under a lease which expires in April 2015. In addition, we lease 4,800 square feet in Alpharetta, Georgia for our technology lab center under a lease which expires in April 2015. The current monthly rental expense for the sales and administrative office and the technology lab is approximately $12,000.

Effective upon the Closing Date of the purchase of Apex in June 2012, we assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000.

Effective upon the Illume Mobile Closing Date, we assumed the Illume Mobile lease of 10,000 square feet in Tulsa, Oklahoma which expired September 2013. In May 2013, we entered in to a new office lease agreement for 6,358 square feet located in Tulsa, Oklahoma beginning September 2013. The lease expires in August 2020.  The current monthly rental expense is approximately $6,000.

We believe that our properties are in good condition, adequately maintained and suitable for the conduct of our business. Certain of our lease agreements provide options to extend the lease for additional specified periods.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

The names of our executive officers and directors and their age and title as of the date of this prospectus are set forth below:

Name	Age	Title
Nicholas R. Toms	65	Chief Executive Officer, President and Chairman
Michael Roe	51	Vice President, Finance, Principal Financial Officer
Donald Dalicandro	53	Director
John E. Chis	57	Senior Vice President, Sales
Bryan E. Moss	47	Senior Vice President, Professional Services
David M. Rifkin	58	Director
Jay B. Sheehy	58	Director
Robert M. Chaiken	50	Director
Marc Ferland	69	Director
Lawrence Yelin	70	Director
Robert Schroeder	47	Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Nicholas R. Toms, Chairman, Chief Executive Officer, President and Director

Mr. Toms became CEO of DecisionPoint as of December 2003, when an ESOP that he organized together with Donald Rowley, the former CFO of the Company, acquired DecisionPoint. As a former corporate finance/M&A attorney with Skadden Arps Slate Meagher & Flom, Mr. Toms is an entrepreneur and has been involved with middle market businesses for the past several years. He previously served as CEO of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.), a provider of warehouse management software systems. In 1989, Mr. Toms founded Peak Technologies where he served as Chairman, President and CEO.  In 1997, Peak was sold to Moore Corporation in a transaction valued at approximately $300 million.  In 1986, an investor group of which Mr. Toms was a principal, orchestrated the buyout of Thomson T-Line Plc, a publicly traded company based in London, England. Mr. Toms is a graduate of Stellenbosch University (South Africa) in economics and law (LL.B) and New York University (LL.M). Mr. Toms serves on the Board of Directors of Cape Systems Group.

Michael Roe, Vice President, Finance, Principal Financial Officer

Michael Roe has been serving as the Company’s Vice President, Finance since October 2012 and was named Principal Financial Officer in May 2013.  Prior to starting with the Company, Mr. Roe spent approximately one year as an independent financial consultant. From October 2006 to October 2011, Mr. Roe served as the Chief Accounting Officer for Metagenics, Inc., a global life sciences company. Mr. Roe previously worked with KPMG LLP in Orange County, California and is an active, licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Don Dalicandro, Chief Executive Officer of Apex, Director

Mr. Dalicandro joined the Company upon the consummation of the acquisition of Apex Systems Integrators on June 4, 2012. Mr. Dalicandro founded Apex Systems Integrators in 1998. During his career he has founded, led and worked for companies in manufacturing, commercial property management and retail consulting services. In 2007, Mr. Dalicandro obtained his Chartered Director designation from The Directors College, Degroote School of Business. He currently holds Board positions with Joseph Brant Memorial Hospital, Vice-Chair and Governance Chair, Deposit Insurance Corporation of Ontario and Burlington Hydro Inc., Chair, Governance and Audit. Mr. Dalicandro has an honors engineering degree from the University of Waterloo and completed his MBA at McMaster University. He is a registered Professional Engineer in Ontario. Mr. Dalicandro is a Canadian citizen.

John E. Chis, Senior Vice President, Sales

Mr. Chis joined DecisionPoint in November 2004, as General Manager and Vice President of Sales. Mr. Chis has been an integral part of the senior management leadership from 2004 until present with responsibility in operations, marketing, strategic planning, and partner development. Mr. Chis has over thirty years of Senior Management experience beginning his career at Telxon.  Mr. Chis also held senior management positions at Symbol Technologies in both Sales and Retail Vertical Lead. Mr. Chis is a graduate from The University Of Akron (College of Business) and has participated as an Advisor to the College of Business on their Advisory Board.

Bryan Moss, Senior Vice President, Professional Services

Mr. Moss joined DecisionPoint upon the consummation of the CMAC acquisition on December 31, 2010.  He has 21 years of Information Technology, Logistics, Sales, and Engineering experience. Mr. Moss had been a principal along with being the President of CMAC Inc. for the past 13 years. Prior to CMAC, he was Senior Manager of the Supply Chain Practice for Accenture, responsible for Alliances and Supply Chain Execution Systems Implementations. Mr. Moss served in a management capacity for 8 years with UPS and Burnham Logistics in Information Technology, Engineering, and Operations. He attended Southern Tech receiving a Bachelor of Science degree in Industrial Engineering with a Minor in Technical Sales.

David M. Rifkin, Director

Mr. Rifkin has been an investor in DecisionPoint and a Director since 2003. Mr. Rifkin is the President and CEO and co-owner of eGlobalfares, LLC, a software and solution provider to the travel industry since 2006.  From 2003 to 2006, Mr. Rifkin was the SVP of Corporate Sales and a member of the executive team at Adelman Travel Group, a top 10 U.S. travel management company. Mr. Rifkin also worked in the family businesses in insurance, real estate and travel. Mr. Rifkin has served on the Board of Directors of the Greater Valley Chamber of Commerce, Valley United Way, Griffin Hospital, Spooner House (Homeless Shelter), Visiting Nurse Assoc. of South Central CT, Hewitt Memorial Hospital and Valley Community Foundation. Mr. Rifkin received a Bachelor of Science in Business Administration from Bucknell University.

Jay B. Sheehy, Director

Mr. Sheehy became associated with DecisionPoint as an early investor in 2003 and became a Director concurrent with the Merger.  Mr. Sheehy has been the President and Principal of Kamco Supply of New England, a $100 million building materials distribution business since 1996. From 1984-1995, Mr. Sheehy was President and Principal of Stanley Svea Building Supply until he merged the company into Kamco. Previously, Mr. Sheehy held an internal audit position at Connecticut Bank and Trust, Budget Analyst post with Combustion Engineering and was a Manager of Financial Analysis with PepsiCo. After graduating Bucknell University in 1977 with a bachelor’s degree in business administration he went on to earn an MBA from the University of Connecticut, APC from NYU and his CPA accreditation. Mr. Sheehy is a Trustee of The Gunnery School, a former Board Member of the Connecticut Business and Industry Association (CBIA) and a former officer of Churchill Casualty Insurance .

Robert M. Chaiken, Director

Mr. Chaiken became a Director and investor of DecisionPoint in November 2010. Mr. Chaiken has worked for Adelman Travel Group, a $600M privately-held travel management company, since 1991. Since 2008, he has served as Adelman Travel Group’s President. In previous roles he served as Adelman's Chief Operating Officer, Chief Financial Officer and Controller. His additional experience includes acquisitions, strategic partnerships organizational design, and travel technology development. He is a Certified Public Accountant and holds a B.B.A. from the University of Wisconsin with majors in accounting and information systems.

Marc Ferland, Director

Mr. Ferland became a Director of DecisionPoint upon completion of the Merger. Mr. Ferland had served as President and Chief  Executive Officer of Copernic Inc. from March 2008   and on its Board of Directors since September 2007.  In November  2010, Copernic was sold to N. Harris Computer Corporation and he resigned his duties with Copernic and simultaneously assumed  the position of Chairman of  the Board  and  President/Chief Executive  Officer  of its successor,  Comamtech. Prior to his affiliation  with  Copernic  and Comamtech, Mr. Ferland  worked  in the venture capital  industry  in various capacities  with Microcell Caisse de Depot  et Placement du Quebec  (Canada's largest  pension  fund), VantagePoint (a Silicon  Valley venture capital  fund) and Gen24 Capital,  which  he co-founded.   Mr. Ferland also worked  in the Telecommunications industry  in senior roles with Cantel (now Rogers), Scotpage/Scotcom, Telesystem  National and Microcell Telecom. Mr. Ferland also spend almost 20 years in a variety  of management positions with Canadian General Electric.   He graduated from the University  of Montreal  with a B.A. honors in economics and did post graduate work at McGill University and Harvard  Business School.  Mr. Ferland is a Canadian citizen.

Lawrence Yelin, Director

Mr. Yelin became a Director of DecisionPoint upon completion of the Merger.  Mr. Yelin is an attorney, who has had his own practice since February, 2009.  From June 1980 until January 2009, he was attorney partner at the law firm of Fasken Martineau DuMoulin LLP.  Mr. Yelin is a Canadian citizen.

Robert Schroeder, Director

Mr. Schroeder was elected to the Board of Directors of DecisionPoint on November 18, 2013. Mr. Schroeder was nominated to the board of directors by Taglich Brothers, Inc. (“Taglich”), in connection with the Company’s previously disclosed sale of Series E Preferred Stock, for which Taglich acted as placement agent. He is Vice President of Investment Banking of Taglich and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Mr. Schroeder has been with Taglich since 1993. Prior to joining Taglich, Mr. Schroeder served in various positions in the brokerage and public accounting industry. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of Air Industries Group, a publicly traded manufacturer of aerospace parts and assemblies and privately held APR LLC, an automotive engineering firm providing performance aftermarket products and software. He also currently serves on the board of publicly-traded Globalwise Investments, Inc., a provider of cloud-based enterprise content management solutions. Mr. Schroeder’s financial knowledge and experience qualifies him to serve on the Company’s Board of Directors.

Committees of the Board

The Audit Committee members are Jay B. Sheehy, David M. Rifkin, Lawrence Yelin, and Robert M. Chaiken. The Audit Committee Chairman is Jay B. Sheehy. The Audit Committee assists our board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing, and reporting practices, and such other duties as directed by the board. The committee's purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our public accounting firm engaged by us as our independent auditor to prepare or issue an audit report on our financial statements. Jay B. Sheehy is the "audit committee financial expert" within the meaning of SEC rules and regulations.

The Compensation and Governance and Nominating Committee members are Jay B. Sheehy, David M. Rifkin, Marc Ferland and Robert M. Chaiken. The Compensation and Governance and Nominating Committee Chairman is David M. Rifkin. The Compensation Committee's role is to discharge our board’s responsibilities relating to compensation of our executives and to oversee and advise the board of directors on the adoption of policies that govern our compensation and benefit programs.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Company and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above. Mr. Toms has experience as Chairman, President and CEO in growing middle market businesses, such as Cape Systems Group, Inc. and Peak Technologies, engaged in providing consultative solutions including professional services, software and equipment. In particular, with regard to Mr. Rifkin, the Board considered his background in software development and significant expertise and background as a CEO, President and director of both private companies, such as eGlobalfares LLC, and community groups, such as Greater Valley Chamber of Commerce and Griffin Hospital. With regard to Mr. Sheehy, the Board considered his position as President of similar revenue size and entrepreneurial companies to DecisionPoint and his financial experience as a CPA qualifying him for being the Audit Committee Chairman. With regard to Mr. Chaiken, the Board considered his extensive experience in positions of President, Chief Operating Officer and Chief Financial Officer in a growing entrepreneurial company, such as Adelman Travel Group, whereby his understanding of business operations of a growing company can be best utilized and also qualifies him as a finance expert. Messer’s Ferland and Yelin were directors of our predecessor entity, Comamtech and therefore their experience in technology space proves invaluable to the Company.

Except as otherwise reported above, none of our directors have held directorships in other reporting companies and registered investment companies at any time during the past five years.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●
Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements

We have a standard three (3) year employment agreement with Mr. Bryan Moss, our Senior Vice President, as a result of the CMAC acquisition.  The agreement calls for an annual bonus upon achieving certain results of operations at CMAC.  None of the other terms of the agreement are out of the ordinary course of business.

We also had an employment agreement with Mr. Ralph S. Hubregsen, our Former Chief Operating Officer.  On December 3, 2013, Mr. Hubregsen’s employment as the Chief Operating Officer of the Company was terminated.  Pursuant to the Agreement, Mr. Hubregsen would be entitled to an annual bonus calculated pursuant to terms set forth in the Agreement. Additionally, Mr. Hubregsen would be granted options to purchase 50,000 common shares of the Company.  Such options will vest over three years.  The agreement also calls for a severance provision ranging from two months to twelve months of salary.

We have an employment agreement with Donald Dalicandro, our Former Chief Executive Officer of Apex, as a result of the Apex acquisition.  Under the employment agreement, the Company further agreed Mr. Dalicandro would be appointed to the Company’s board of directors effective June 4, 2012, and would not be removed from the Company’s board of directors during the Earn-Out Period (as defined in the employment agreement) and the Bonus Period (as defined in the employment agreement) except by except by death, bankruptcy, incapacity or voluntary resignation. The agreement calls for annual bonus upon achieving certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

EXECUTIVE COMPENSATION

Executive Compensation

The following table summarizes all compensation recorded by DecisionPoint in each of the last two completed fiscal years for our principal executive officers and our three most highly compensated executive officers who were serving as executive officers as of the end of the last fiscal year.  Such officers are referred to herein as our “Named Officers”.

						Non-	Change in
						Equity	Pension Value &
				Stock	Option	Incentive	Nonqualified	All
Name	Year	Salary	Bonus	Award	Award (1)	Plan	Deferred Comp	Other	Total

Nicholas R. Toms	2013	$379,000	$-	$-	$-	$-	$-	$8,800	$387,800
	2012	450,000	-	-	-	-	-	9,800	459,800

Michael Roe	2013	192,000	-	-	-	-	-	5,000	197,000
	2012	26,000	-	-	-	-	-	-	26,000

Donald W. Rowley (2)	2013	-	-	-	-	-	-	-	-
	2012	316,000	-	-	-	-	-	12,000	328,000

Ralph S. Hubregsen (3)	2013	435,000	-	-	-	-	-	8,000	443,000
	2012	275,000	-	-	-	-	-	10,000	285,000

John E. Chis	2013	225,000	18,000	-	-	-	-	6,000	249,000
	2012	225,000	25,000	-	-	-	-	7,000	257,000

Bryan E. Moss	2013	240,000	231,000	-	-	-	-	9,000	480,000
	2012	240,000	-	-	-	-	-	2,000	242,000

Don Dalicandro	2013	180,000	-	-	-	-	-	-	180,000
	2012	105,000	-	-	-	-	-	-	105,000

Paul E. Ross (4)	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	100,500	100,500

(1)
The stock option awards represent the aggregate grant date fair value of the awards granted during the year completed in accordance with ASC 718 –    (see “Note 13 – Stock Option Plan” in our accompanying Notes to the Form 10- K Consolidated Financial Statements included elsewhere in this Prospectus).    The Company grants stock options periodically to members of management.  The table reflects awards granted to each of the Named Executive Officers. The greater value of the grant to Mr. Chis compared to those of Mr. Toms and Mr. Rowley reflects the board’s decision to partially compensate Mr. Chis for the greater cash compensation provided to Mr. Toms and Mr. Rowley.

(2)
Mr. Rowley, former CFO, resigned from the Company effective July 23, 2012. The salary for Mr. Rowley includes $187,000 in separation expenses per his contract and $41,000 in vacation payout. The salary for Mr. Hubregsen includes $138,000 in separation expenses per his contract and $22,000 in vacation payout.

(3)
On December 3, 2013, Mr. Hubregsen’s employment as the Chief Operating Officer of the Company was terminated. The salary for Mr. Hubregsen includes $138,000 in separation expenses per his contract and $22,000 in vacation payout.

(4)	Mr. Ross, interim CFO, is paid on a consulting basis at $30,000 per month which includes a placement agency fee.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2013, for each of the executive officers.

	Option Awards					Stock Awards

Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive				Market	Awards:	Payout
			Plan			Number	Value of	Number of	Value of
	Number	Number	Awards:			of Shares	Shares or	Unearned	Unearned
	of	of	Number of			or Units	Units of	Shares,	Shares,
	Securities	Securities	Securities			of Stock	Stock	Units or	Units or
	Underlying	Underlying	Underlying			That	That	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	(#)	(#)	($)

Nicolas R. Toms
	158,381	-	-	$1.45	1/2/2014	-	-	-	$-
	13,542	-	-	1.90	12/31/2016	-	-	-	-
	16,038	24,058	-	2.17	6/15/2021	-	-	-	-

Michael Roe
	-	-	-	-	-	-	-	-	-

Ralph S. Hubregsen*
	-	-	-	-		-	-	-	-

John E. Chis
	33,854	-	-	1.90	12/31/2016	-	-	-	-
	6,771	1,693	-	2.06	2/12/2019	-	-	-	-
	19,356	29,036	-	2.17	6/15/2021	-	-	-	-

Bryan E. Moss
	-	-	-	-		-	-	-	-

* On December 3, 2013, Mr. Hubregsen’s employment as the Chief Operating Officer of the Company was terminated.

Except as set forth above, no other named officer of DecisionPoint has received an equity award.

Director Compensation

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made during the year ended December 31, 2013.

					Change in
					Pension Value
	Fees Earned				& Nonqualified
	Earned			Non-Equity	Deferred
	Or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

David M. Rifkin	$53,000	$-	$-	$-	$-	$-	$53,000
Jay B. Sheehy	58,000	-	-	-	-	-	58,000
Robert M. Chaiken	48,000	-	-	-	-	-	48,000
Marc Ferland	48,000	-	-	-	-	-	48,000
Lawrence Yelin	48,000	-	-	-	-	-	48,000
Robert Schroeder	5,700	-	-	-	-	-	5,700

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We purchase and sell certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP. iTEK was affiliated with us through limited overlapping management and Board representation by our Chief Executive Officer (“CEO”), Nicolas Toms and former Chief Financial Officer (“former CFO”), Donald Rowley.

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

During the years ended December 31, 2012 and 2011, we purchased products and services for $20,000 and $402,000, respectively, from iTEK. Sales to iTEK during the years ended December 31, 2012 and 2011 were $0 and $4,000, respectively.  These sales to iTEK were at no incremental margin over our actual cost. Purchases from iTEK are on similar terms that we would have received from an unrelated third-party.

Amounts receivable from iTek included in accounts receivable in the consolidated balance sheets as of September 30, 2013, December 31, 2012 and 2011 are $0, $5,000 and $0, respectively. Amounts due to iTEK included in accounts payable in the consolidated balance sheets as of September 30, 2013, December 31, 2012 and 2011, are $0, $39,000 and $16,000, respectively.

We had accounts payable, including accrued interest, to our former CFO, Donald Rowley, of $0, $0, $855,000, 1,227,335 and $1,225,000 at September 30, 2013, December 31, 2012, December 31, 2011, June 30, 2011 and December 31, 2010, respectively. The outstanding accounts payable balance accrued interest at 12% per annum, reduced from 25% in June 2011. The accounts payable consisted of purchases of products and services made by the former CFO on behalf of the Company, unreimbursed company travel expenses and interest on the accounts payable.

On June 30, 2011, the Company, Sigma Opportunity Fund II, LLC and Donald W. Rowley entered into an agreement pursuant to which Mr. Rowley converted $411,733 of the $1,227,335 in accounts payable owed to him by the Company (the “AP Amount”) into 128,667 shares of the Company’s Series C Preferred Stock and 49,000 shares of common stock.  Pursuant to this agreement, Mr. Rowley also agreed that the interest rate of the balance of the AP Amount not covered by the agreement shall be reduced to 12% per annum until such time as the annual dividend rate on the Series C Preferred Stock is increased to 12% per annum (month 17) and 20% per annum (month 31), at which times the interest rate on the AP Amount then outstanding shall be 16% and 25%, respectively.

On July 23, 2012, we entered into a Separation Agreement and General Release (“Separation Agreement”) with Mr. Rowley pursuant to which Mr. Rowley resigned as our Chief Financial Officer as of July 23, 2012 and as an employee of ours on July 23, 2012.  Pursuant to the Separation Agreement, we agreed to pay Mr. Rowley a total of $205,592 in equal installments in accordance with our payroll cycle beginning on August 1, 2012 through December 31, 2012. Additionally under the Separation Agreement, the Company also acknowledged that it owes Mr. Rowley an accounts payable in the amount of $890,633, which we agreed to pay in accordance with an Accounts Payable Payment Plan agreement, between the Company and Mr. Rowley dated July 23, 2012 ("Accounts Payable Agreement"). Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (starting on August  1, 2012)  to Mr. Rowley with interest computed daily on the outstanding  balance at an annual interest rate of 25%. Under the Accounts Payable Agreement, the Company agreed to make payments of $36,000 per month due on the 1st of each month to Mr. Rowley towards the outstanding balance. In September 2012, the Company paid $921,000 to Mr. Rowley, including $30,367 of accrued interest in satisfaction of all amounts owed under the Accounts Payable Agreement.

On June 4, 2012 (the “Closing Date”), 2314505 Ontario Inc., a wholly-owned subsidiary of ours (the “Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Vendors”) entered into a Share Purchase Agreement (“SPA”).  Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.  In consideration for the shares of Apex, on the Closing Date, the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 (the “Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback.  On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc.. Mr. Dalicandro became a member of our board of directors on the Closing Date. Apex leases premises from an entity controlled by Don Dalicandro. Rent expense included in the consolidated financial statements was $84,000, for the year ended December 31, 2012. Additionally, at December 31, 2012 the Purchaser has a receivable of $201,908 from the Vendors in connection with the Working Capital requirement as defined in the Purchase Agreement and described in “Note 4 – Acquisitions ” in our accompanying Notes to the Form 10- K Consolidated Financial Statements included elsewhere in this Prospectus.

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”).

Pursuant to the Sigma Agreement, the parties agreed to amend the Certificate of Designation of Series C Preferred Stock of the Company (the “Series C Certificate of Designation”) to modify the definition of Conversion Value such that effective as of January 1, 2013, if the Series C Preferred Stock has not been redeemed as of such date, the Conversion Value will be equal to the lower of the Conversion Value then in effect or $0.61 (representing the closing price of the common stock on October 31, 2012) per share (subject to adjustments for stock splits, stock dividends, recapitalizations and the like).

Pursuant to the Sigma Agreement, the Company paid to Sigma Advisors an administrative fee of $150,000 (which will be netted against amounts otherwise owed to Sigma Advisors by the Company in connection with any services provided or money owed to Sigma Advisors by the Company by December 31, 2012) and issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an antidilution adjustment.

Pursuant to the Sigma Agreement, Sigma Opportunity Fund and Sigma Advisors agreed to a standstill with respect to securities of the Company for the period from November 15, 2012 through December 31, 2012.

On October 3, 2012, the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (“Consent and Waiver Amendment”).

Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (“Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012.  The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company does not redeem on a pro rata basis for cash at least $2,206,000, in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties will negotiate in good faith until November 15, 2012, relating to changes to the Certificate of Designations and other related matters that the parties may wish to agree upon in order to protect the interests of the Series C Preferred Stock and the Company will file the amended Certificate of Designations within two weeks thereafter.  If the Company and a majority in interest of the Series C Preferred Stock are unable to agree upon revised terms by November 15, 2012, the Company will file an amendment to the Certificate of Designations no later than November 15, 2012, to provide that the Conversion Value (as defined in the Certificate of Designations) will be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s common stock on October 31, 2012 (in each case subject to the continuing antidilution provisions contained in the Certificate of Designations).

Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of its common stock to the holders of the Series C Preferred Stock on November 15, 2012.

On December 20, 2012, all outstanding shares of Series C Preferred Stock were redeemed by the Company for an aggregate redemption price (including accrued dividends) of $4,732,567.

On December 20, 2012, certain officers, directors and employees of the Company purchased an aggregate of 20,700 Series D Preferred Shares for $207,000.

On August 21, 2013, the Company’s CEO purchased an aggregate of 166,667 common shares for $100,000 and received warrants to purchase 83,333 shares of common stock.

On November 12, 2013 and November 22, 2013, certain officers, directors and existing shareholders of the Company purchased an aggregate of 54,500 Series E Preferred Shares for $545,000.

Director Independence

The Board of Directors has determined that Messrs. Rifkin, Sheehy, Chaiken, Ferland, Yelin and Schroeder are each independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock, beneficially owned as of the date of this prospectus, by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each executive officer and director, and (iii) all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after the date of this prospectus are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.  Unless otherwise noted below, the address of each person listed is care of our company at 8697 Research Drive Irvine, CA 92618.

	Common Stock		Percentage of
Name of Beneficial Owner (1)	Beneficially Owned		Common Stock (2)

Named Executive Officers
Nicholas R. Toms (*)	967,784	(3)	7.3%
Michael Roe (**)	-	(4)	-
John E. Chis (**)	108,677	(6)	****
Bryan E. Moss (**)	316,346	(7)	2.5%
Don Dalicandro (***)	78,865		****

Directors
David M. Rifkin (***)	118,918	(8)	****
Jay B. Sheehy (***)	44,429	(9)	****
Robert M. Chaiken (***)	49,203	(14)	****
Marc Ferland (***)	-		-
Lawrence Yelin (***)	30,986	(10)	****
Robert Schroeder (***)	343,788	(5)	2.6%

All Executive Officers and Directors as a group (11 people)	2,058,993		14.8%

5% Shareholders
North Star Trust Company	1,681,723	(11)	13.2%

(*) - Executive Officer and Director of the Company
(**) - Executive Officer of the Company
(***) – Director
(****) -less than 1%.

All beneficial ownership percentages as they relate to the ESOP plan are as of December 31, 2012, the latest date of the ESOP share allocation.

(1)	Except as otherwise indicated, the address of each beneficial owner is 8697 Research Drive, Irvine, California 92618-4204.

(2)
Applicable percentage ownership is based on 12,729,563 shares of common stock outstanding as of January 6, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of January 6, 2014, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of January 6, 2014, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 56,467 shares of common stock held by the ESOP.  The shareholder beneficially owns 3.3% of the ESOP.  Of these shares, 187,961 are issuable upon the exercise of options, 66,365 are issuable upon conversion of Series A Preferred Stock, 140,845 are issuable upon conversion of Series D Preferred Stock, 50,000 are issuable upon conversion of Series E Preferred Stock and 83,333 are issuable upon the exercise of warrants.

(4)	Reserved

(5)
Includes 56,338 shares of common stock underlying 4,000 shares of Series D Preferred Stock, 40,000 shares issuable upon conversion of Series E Preferred Stock and 247,450 are issuable upon the exercise of warrants.

(6)	Includes 36,845 shares of common stock held by the ESOP. The shareholder beneficially owns 2.2% of the ESOP. Also includes 61,676 shares issuable upon the exercise of options.

(7)
Includes 6,390 shares of common stock held by the ESOP. The shareholder beneficially owns 0.4% of the ESOP. Also includes 35,211 shares of common stock underlying 2,500 shares of Series D Preferred stock.

(8)
Includes 14,085 shares of common stock underlying 1,000 shares of Series D Preferred Stock. Also includes 30,033 shares issuable upon the exercise of options and 48,391 shares issuable upon conversion of Series A Preferred Stock.

(9)	Includes 14,085 shares of common stock underlying 1,000 shares of Series D Preferred Stock. Also includes 10,032 shares issuable upon the exercise of options.

(10)	Includes 30,986 shares of common stock underlying 2,200 shares of Series D Preferred Stock

(11)	North Star Trust Company, the trustee of the ESOP, is deemed to have the dispositive and voting control over the shares held by the ESOP.

(12)	Reserved

(13)	Reserved

(14)	Includes 4,840 shares issuable upon the exercise of options, 11,061 shares issuable upon conversion of series A Preferred Stock, and 27,652 shares issuable upon conversion of series B Preferred Stock.

DESCRIPTION OF SECURITIES
COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock, each having a par value of $0.001.  The holders of our common stock are entitled to receive dividends if and when declared by our board of directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.  We have has not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our board of directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Delaware General Corporate Law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a majority is present shall be required to take action. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a majority is present. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 0 shares are issued and outstanding and, 4,000,000 shares are designated as Series D Preferred Stock, of which 704,200 shares are issued and outstanding.

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share.  Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue. The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences.

Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share.  Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock.

Series D Preferred Stock

In connection with the Series D First Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price was $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. As a result of the Private Placement completed in August 2013, the Conversion Price of the Series D Preferred Stock was reduced to $0.90. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Pursuant to the Series D Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series D Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company in its sole discretion may  cause the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

Series E Preferred Stock

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Designation of Series E Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series E Certificate of Designation, we designated 2,000,000 shares of the Company’s preferred stock as Series E Preferred Stock. The Series E Preferred Stock has a Stated Value of $10.00 per share, does not have voting rights, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series E Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series E Preferred Stock entitles the holder to cumulative dividends (subject to the prior dividend rights of the Company’s Series D Preferred Stock), payable quarterly, at an annual rate of (i) 10% of the Stated Value during the three year period commencing on the date of issue, and (ii) 14% of the Stated Value commencing three years after the date of issue. We may, at our option (subject to certain conditions), pay dividends in shares of Series E Preferred Stock, in which event the applicable dividend rate will be 14% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of our common stock for the five prior consecutive trading days.

Pursuant to the Series E Certificate of Designation, upon any liquidation, dissolution or winding-up of our Company, holders of Series E Preferred Stock will be entitled to receive (following payment in full of amounts owed to in respect of the Company’s Series D Preferred Stock), for each share of Series E Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series E Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $1.35 for thirty consecutive trading days with a minimum average daily trading volume of at least 10,000 shares for such period, and at any time thereafter, we, in our sole discretion, may effect the conversion of all of the outstanding shares of Series E Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

In connection with the Series E First Closing, on November 12, 2013, we filed Amendment No. 2 to our Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 2 to our Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series E Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of our Company, respectively.

In connection with the Series E First Closing, on November 12, 2013, we filed a Certificate of Elimination of Series C Preferred Stock (the “Series C Certificate of Elimination”), pursuant to which, the 5,000,000 shares of our preferred stock that had been designated as Series C Preferred Stock were returned to the status of blank check preferred stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares Series E Preferred Stock, including the PIK Shares, the shares of common stock previously issued and the shares of common stock issuable upon conversion of the Series E Preferred Stock, to permit the resale of these shares of stock by the holders thereof from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of stock.  We will bear all fees and expenses incident to our obligation to register the shares of stock.

No market currently exists for our Series E Preferred Stock.  The price reflected in this prospectus of $10.00 per share is the initial offering price of the shares of Series E Preferred Stock upon the effectiveness of the registration statement of which this prospectus forms a part.  The selling stockholders may, from time to time, sell any or all of their shares of Series E Preferred Stock covered by this prospectus in private transactions at a price of $10.00 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares of Series E Preferred Stock are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares of Series E Preferred Stock at prevailing market prices or privately negotiated prices.

The $10.00 per share offering price of the shares of Series E Preferred Stock being sold under this prospectus has been set based on the price at which the selling stockholders purchased the shares from the Company under the Series E Purchase Agreement. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

Our common stock is quoted on the OTCBB under the symbol “DPSI”. The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of stock short and deliver shares of stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of stock to engage in market-making activities with respect to the shares of stock. All of the foregoing may affect the marketability of the shares of stock and the ability of any person or entity to engage in market-making activities with respect to the shares of stock.

We will pay all expenses of the registration of the shares of stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 752,560 shares of Series E Preferred Stock and 15,869,200 shares of common stock.  The shares of Series E Preferred Stock consist of (i) 409,000 such shares purchased under the Series E Purchase Agreement, and (ii) an additional 343,560 such shares issuable as dividends on the shares of Series E Preferred Stock sold under the Series E Purchase Agreement (the “PIK Shares”). The shares of common stock consist of (i) 8,180,000 such shares underlying the Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 6,871,200 such shares underlying the PIK Shares, and (iii) 818,000 such shares underlying the Placement Agent Warrants.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

We have assumed all shares of stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of stock listed in the table below, no estimate can be given as to the amount of those shares of stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Shares of Series E Preferred Stock Beneficially Owned Before this Offering	Shares of Common Stock Beneficially Owned Before this Offering	Shares of Series E Preferred Stock Offered in this Offering		Shares of Common Stock Offered in this Offering		Shares of Series E Preferred Stock Owned After this Offering	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
MarkVaughan AndreaVaughan JT TEN	5,000	100,000	9,200	(1)	184,000	(2)	0	0	0
Steven R Berlin	3,000	60,000	5,520	(3)	110,400	(4)	0	0	0
EBS Convertible Fund I LP (151)	33,095	661,900	60,895	(5)	1,217,896	(6)	0	0	0
EBS Partners LP (152)	6,905	138,100	12,705	(7)	254,104	(8)	0	0	0
Shadow Capital LLC (153)	12,000	240,000	22,080	(9)	441,600	(10)	0	0	0
Joseph F Domenice	2,500	50,000	4,600	(11)	92,000	(12)	0	0	0

Stephan Hughes	5,000	100,000	9,200	(13)	184,000	(14)	0	0	0
Robert G Welty	1,000	20,000	1,840	(15)	36,800	(16)	0	0	0
A F Lehmkuhl	1,500	30,000	2,760	(17)	55,200	(18)	0	0	0
Ronald Johnson	7,500	150,000	13,800	(19)	276,000	(20)	0	0	0
Dennis Fortin	12,500	250,000	23,000	(21)	460,000	(22)	0	0	0
Holly Lee Loebel	2,500	50,000	4,600	(23)	92,000	(24)	0	0	0
Stephen C Rsdocchia	3,000	60,000	2,520	(25)	110,400	(26)	0	0	0
Richard L Gerhardt	2,000	40,000	3,680	(27)	73,600	(28)	0	0	0
Kyle G Buchakjian	1,500	30,000	2,760	(29)	55,200	(30)	0	0	0
David J. Larkworthy TOD DTD 01/20/06 (154)	2,500	50,000	4,600	(31)	92,000	(32)	0	0	0
Perrault Family Trust – Family Trust UAD 03/05/12 Karen D Perrault TTEE (155)	3,000	60,000	5,520	(33)	110,400	(34)	0	0	0
David Frank Rios & Margaret Jo Rios 1999 Trust DTD 6/22/99 (156)	5,000	100,000	9,200	(35)	184,000	(36)	0	0	0
Roger W. Lunstra and Joyce M Lunstra Trust DTD 6/15/07 Roger W. Lunstra and Joyce M Lunstra CO-TTEES (157)	10,000	200,000	18,400	(37)	368,000	(38)	0	0	0
Sterling Family Investments LLC (158)	10,000	200,000	18,400	(39)	368,000	(40)	0	0	0
Frank M. Elliott	2,500	50,000	4,600	(41)	92,000	(42)	0	0	0
Dr. Mordecai Bluth	2,500	50,000	4,600	(43)	92,000	(44)	0	0	0

John W Eganmary Sue Egan JT TEN	1,000		20,000		1,840	(45)	36,800	(46)	0	0	0
Gregory P Hill Trustee Ernest H Hill Living Trust U A 12/17/01 (159)	2,500		50,000		4,600	(47)	92,000	(48)	0	0	0
Ronald D Cowan Living Trust UAD 05/08/03 Ronald D Cowan TTEE (160)	3,000		60,000		5,520	(49)	110,400	(50)	0	0	0
Revocable Living Trust of Frances Deluca UAD 10/09/01 Frances Deluca & Guerino Deluca TTEES AMD 08/08/07 (161)	6,000		120,000		11,040	(51)	220,800	(52)	0	0	0
Laura Mackey	1,000		20,000		1,840	(53)	36,800	(54)	0	0	0
Nutie Dowdle	6,000		120,000		11,040	(55)	220,800	(56)	0	0	0
Louis and Judith Miller Family Trust Louis & Judith Miller TTEES (162)	4,000		80,000		7,360	(57)	147,200	(58)	0	0	0
Richard Duke	5,000		100,000		9,200	(59)	184,000	(60)	0	0	0
James B Deutsch & Deborah M Deutsch JTWROS	2,500		50,000		4,600	(61)	92,000	(62)	0	0	0
Albert Esposito & Margaret Esposito JTWROS	7,500		150,000		13,800	(63)	276,000	(64)	0	0	0
Thomas L Ryan	1,000		20,000		1,840	(65)	36,800	(66)	0	0	0
Nancy C. Hubbard	2,500		50,000		4,600	(67)	92,000	(68)	0	0	0
Paul Seid	15,000	(193)	559,155	(189)	18,400	(69)	368,000	(70)	0	559,155	4.27%
Donald B. McCulloch Trust U/A/DTD 3/16/77 Donald B. McCulloch and Jacqueline M McCulloch COTRUSTEE (163)	1,500		30,000		2,760	(71)	55,200	(72)	0	0	0
Howard A Kalka	3,000		60,000		5,520	(73)	110,400	(74)	0	0	0

Kenneth W Cleveland	3,000	60,000		5,520	(75)	110,400	(76)	0	0	0
Marvin J Loutsenhizer	2,500	50,000		4,600	(77)	92,000	(78)	0	0	0
Edward J Cook	5,000	100,000		9,200	(79)	184,000	(80)	0	0	0
Steve Redmon & Brenda Redmon JT TEN WROS	2,500	50,000		4,600	(81)	92,000	(82)	0	0	0
Lucille Solomon	5,000	100,000		9,200	(83)	184,000	(84)	0	0	0
John W Crow	2,500	50,000		4,600	(85)	92,000	(86)	0	0	0
Spaher- Derebery Family Trust U A/D 10-11-90 Gregory E Spahr & M Jennifer Derebery TTEE (164)	3,500	70,000		6,440	(87)	128,800	(88)	0	0	0
Susan Thorsten & Magnus Thorsten N TEN COMM	10,000	200,000		18,400	(89)	368,000	(90)	0	0	0
Jeffrey R Williams Patricia A Williams JTWROS	3,000	60,000		5,520	(91)	110,400	(92)	0	0	0
Matthew A. Keefer	2,000	40,000		3,680	(93)	73,600	(94)	0	0	0
Robert Schroeder	2,000	303,788	(192)	3,680	(95)	194,300	(96)	0	183,088	1.42%
Michael N Taglich	15,000	635,205	(190)	27,600	(97)	752,000	(98)	0	635,205	4.99%

Robert F Taglich	20,000	635,205	(191)	36,800	(99)	936,000	(100)	0	635,205	4.99%

Dawn R Hagen	1,000	20,000		1,840	(101)	36,800	(102)	0	0	0
Tad Wilson	5,000	100,000		9,200	(103)	184,000	(104)	0	0	0
John J Resich JR TTEE John J Resich JR RET TRUST (165)	4,000	80,000		7,360	(105)	147,200	(106)	0	0	0
Tracey H Debruyn Trust UAD 10/5/94 Tracey H Debruyn & Robert L Debruyn TTEE (166)	5,000	100,000		9,200	(107)	184,000	(108)	0	0	0

Robert L Debruyn Trust UAD 10/5/94 Robert L Debruyn & Tracey H DebruynTTEE (167)	5,000	100,000	9,200	(109)	184,000	(110)	0	0	0
Mark Bourque	1,500	30,000	2,760	(111)	55,200	(112)	0	0	0
Pension INC Trustee FBO Thuemling Industrial Products INC Profit Sharing Plan (168)	10,000	200,000	18,400	(113)	368,000	(114)	0	0	0
Norper Investments (169)	5,000	100,000	9,200	(115)	184,000	(116)	0	0	0
Andrew M Schatz & Barbara F Wolf JTWROS	5,000	100,000	9,200	(117)	184,000	(118)	0	0	0
John L Palazzola	10,000	200,000	18,400	(119)	368,000	(120)	0	0	0
StandleyA Bornstein	2,000	40,000	3,680	(121)	73,600	(122)	0	0	0
Larry V Lorrance	3,000	60,000	5,520	(123)	110,400	(124)	0	0	0
Barktones LLC (170)	20,000	400,000	36,800	(125)	736,000	(126)	0	0	0
Charles Brand	10,000	200,000	8,400	(127)	168,000	(128)	0	0	0
Junge Revocable Trust UAD 12/09/91 John P. Junge TTEE AMD 09/26/06 (171)	30,000	600,000	55,200	(129)	1,104,000	(130)	0	0	0
Matthew R Bong	1,000	20,000	1,840	(131)	36,800	(132)	0	0	0
Richard F Bero	1,000	20,000	1,840	(133)	36,800	(134)	0	0	0
The Ladendorf Family Revocable Living trust UAD 04/11/11 Mark C Ladendorf & Debra L Ladendorf TTEES (172)	5,000	100,000	9,200	(135)	184,000	(136)	0	0	0
The SDM Irrevocable FBO Andrew Seid UAD 11/05/04 Paul Seid TTEE (173)	2,500	50,000	4,600	(137)	92,000	(138)	0	0	0

The SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 Paul Seid TTEE (174)	2,500	50,000	4,600	(139)	92,000	(140)	0	0	0
Walter E Beisler	2,000	40,000	3,680	(141)	73,600	(142)	0	0	0
Wafgal Limited (175)	2,000	40,000	3,680	(143)	73,600	(144)	0	0	0
Charles E Klabunde Trust Charles E Klabunde TTEE U/A DATED 4/9/03 (176)	3,000	60,000	5,520	(145)	110,400	(146)	0	0	0
Harvey Bibicoff AND Jacqueline Bibicoff Trustees of The Bibicoff Family Trust DTD 5/16/00 (177)	4,000	80,000	7,360	(147)	147,200	(148)	0	0	0
Nicholas & Caroline Toms	2,500	50,000	4,600	(149)	92,000	(150)	0	0	0
Douglas Hailey	0	73,600	0		73,600	(178)	0	0	0
William M Cooke	0	58,900	0		58,900	(179)	0	0	0
Vincent M Palmieri	0	29,480	0		29,480	(180)	0	0	0
Gary Kurnov	0	11,800	0		11,800	(181)	0	0	0
Leonard Schleicher	0	50,000	0		50,000	(182)	0	0	0
Michael Brunone	0	10,000	0		10,000	(183)	0	0	0
Russell Bernier	0	10,000	0		10,000	(184)	0	0	0
Richard Oh	0	30,000	0		30,000	(185)	0	0	0
Linda Trudden	0	8,520	0		8,520	(186)	0	0	0
Robert M Lorenzo II	0	10,000	0		10,000	(187)	0	0	0
Gilda Gaertner	0	5,000	0		5,000	(188)	0	0	0

* Less than 1%.

(1)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(2)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(3)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(4)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(5)           Represents (i) 33,095 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 27,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(6)           Represents (i) 661,900 shares of common stock issuable upon conversion of the 33,095 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 555,996 shares of common stock issuable upon conversion of 27,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(7)           Represents (i) 6,905 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(8)           Represents (i) 138,100 shares of common stock issuable upon conversion of the 6,905 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 116,004 shares of common stock issuable upon conversion of 5,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(9)           Represents (i) 12,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 10,080 PIK Shares issuable as dividends on the Series E Preferred Stock.

 (10)           Represents (i) 240,000 shares of common stock issuable upon conversion of the 12,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 201,600 shares of common stock issuable upon conversion of 10,080 PIK Shares issuable as dividends on the Series E Preferred Stock.

(11)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(12)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(13)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(14)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(15)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(16)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(17)           Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(18)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(19)           Represents (i) 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(20)           Represents (i) 150,000 shares of common stock issuable upon conversion of the 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 126,000 shares of common stock issuable upon conversion of 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(21)           Represents (i) 12,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 10,500 PIK Shares issuable as dividends on the Series E Preferred Stock.

(22)           Represents (i) 250,000 shares of common stock issuable upon conversion of the 12,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 210,000 shares of common stock issuable upon conversion of 10,500 PIK Shares issuable as dividends on the Series E Preferred Stock.

(23)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(24)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(25)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(26)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(27)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(28)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(29)           Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(30)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(31)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(32)           Represents (i) 50,000 shares of common stock issuable upon conversion of the  2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(33)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(34)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(35)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(36)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(37)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(38)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(39)            Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(40)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(41)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(42)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(43)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(44)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(45)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(46)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(47)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(48)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(49)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(50)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(51)           Represents (i) 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(52)           Represents 120,000 shares of common stock issuable upon conversion of the 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 100,800 shares of common stock issuable upon conversion of 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(53)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(54)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(55)           Represents (i) 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(56)           Represents 120,000 shares of common stock issuable upon conversion of the 6,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 100,800 shares of common stock issuable upon conversion of 5,040 PIK Shares issuable as dividends on the Series E Preferred Stock.

(57)           Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(58)           Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(59)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(60)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(61)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(62)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(63)           Represents (i) 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(64)           Represents (i) 150,000 shares of common stock issuable upon conversion of the 7,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 126,000 shares of common stock issuable upon conversion of 6,300 PIK Shares issuable as dividends on the Series E Preferred Stock.

(65)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(66)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(67)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(68)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(69)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock held directly.

(70)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock held directly.

(71)           Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(72)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(73)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(74)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(75)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(76)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(77)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(78)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(79)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(80)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(81)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(82)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(83)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(84)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(85)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(86)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(87)           Represents (i) 3,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,940 PIK Shares issuable as dividends on the Series E Preferred Stock.

(88)           Represents (i) 70,000 shares of common stock issuable upon conversion of the 3,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 58,800 shares of common stock issuable upon conversion of 2,940 PIK Shares issuable as dividends on the Series E Preferred Stock.

(89)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(90)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(91)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(92)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(93)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(94)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(95)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(96)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 120,700 shares of common stock underlying the Placement Agent Warrants.

(97)           Represents (i) 15,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 12,600 PIK Shares issuable as dividends on the Series E Preferred Stock.

(98)           Represents (i) 300,000 shares of common stock issuable upon conversion of the 15,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 252,000 shares of common stock issuable upon conversion of 12,600 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 200,000 shares of of common stock underlying the Placement Agent Warrants.

(99)           Represents (i) 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(100)           Represents (i) 400,000 shares of common stock issuable upon conversion of the 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement, (ii) 336,000 shares of common stock issuable upon conversion of 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock and (iii) 200,000 shares of of common stock underlying the Placement Agent Warrants.

(101)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(102)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(103)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(104)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(105)           Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(106)           Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(107)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(108)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(109)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(110)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(111)           Represents (i) 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(112)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 1,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series E Preferred Stock.

(113)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(114)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(115)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(116)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(117)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(118)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(119)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(120)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(121)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(122)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(123)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(124)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(125)           Represents (i) 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(126)           Represents (i) 400,000 shares of common stock issuable upon conversion of the 20,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 336,000 shares of common stock issuable upon conversion of 16,800 PIK Shares issuable as dividends on the Series E Preferred Stock.

(127)           Represents (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(128)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 168,000 shares of common stock issuable upon conversion of 8,400 PIK Shares issuable as dividends on the Series E Preferred Stock.

(129)           Represents (i) 30,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 25,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(130)           Represents (i) 600,000 shares of common stock issuable upon conversion of the 30,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 504,000 shares of common stock issuable upon conversion of 25,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(131)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(132)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(133)           Represents (i) 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(134)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 1,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 16,800 shares of common stock issuable upon conversion of 840 PIK Shares issuable as dividends on the Series E Preferred Stock.

(135)           Represents (i) 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(136)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 5,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 84,000 shares of common stock issuable upon conversion of 4,200 PIK Shares issuable as dividends on the Series E Preferred Stock.

(137)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(138)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(139)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(140)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(141)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(142)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(143)           Represents (i) 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(144)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 2,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 33,600 shares of common stock issuable upon conversion of 1,680 PIK Shares issuable as dividends on the Series E Preferred Stock.

(145)           Represents (i) 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(146)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 3,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 50,400 shares of common stock issuable upon conversion of 2,520 PIK Shares issuable as dividends on the Series E Preferred Stock.

(147)           Represents (i) 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(148)           Represents 80,000 shares of common stock issuable upon conversion of the 4,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 67,200 shares of common stock issuable upon conversion of 3,360 PIK Shares issuable as dividends on the Series E Preferred Stock.

(149)           Represents (i) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(150)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement and (ii) 42,000 shares of common stock issuable upon conversion of 2,100 PIK Shares issuable as dividends on the Series E Preferred Stock.

(151)            Marc E. Brady is the Co-Chief Investment Officer of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(152)    Mark E Brady is the Co-Chief Investment Officer of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(153)    B Kent Garlinghouse is the manager of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(154)    David J. Larkworthy is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(155)    Karen D Perrault is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(156)    David Frank Rios & Margaret Jo Rios are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(157)    Roger W. Lunstra and Joyce M Lunstra are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(158)    Arthur D Sterling is the manager of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(159)    Gregory P Hill is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(160)    Ronald D Cowan is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(161)    Frances Deluca and Guerino Deluca are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(162)    Louis & Judith Miller are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(163)    Donald B. McCulloch and Jacqueline M McCulloch are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(164)    Gregory E Spahr & M Jennifer Derebery are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(165)    John J Resich Jr. is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(166)    Tracey  H Debruyn & Robert L Debruyn are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(167)    Robert L Debruyn & Tracey H Debruyn are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(168)    Terry Thuemling is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(169)    Norman Perry is the President of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(170)    Sara J Penn is the owner of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(171)    John P. Junge is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(172)    Mark C Ladendorf & Debra L Ladendorf are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(173)    Paul Seid is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(174)    Paul Seid is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(175)    Bruce Campbell is the managing director of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(176)    Charles E Klabunde is the trustee of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(177)     Harvey Bibicoff and Jacqueline Bibicoff are the trustees of the selling stockholder and has voting and investment power over the securities owned by the selling stockholder.

(178)    Represents 73,600 shares of common stock underlying the Placement Agent Warrants.

(179)    Represents 58,900 shares of common stock underlying the Placement Agent Warrants.

(180)    Represents 29,480 shares of common stock underlying the Placement Agent Warrants.

(181)    Represents 11,800 shares of common stock underlying the Placement Agent Warrants.

(182)    Represents 50,000 shares of common stock underlying the Placement Agent Warrants.

(183)    Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(184)    Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(185)    Represents 30,000 shares of common stock underlying the Placement Agent Warrants.

(186)    Represents 8,520 shares of common stock underlying the Placement Agent Warrants.

(187)    Represents 10,000 shares of common stock underlying the Placement Agent Warrants.

(188)    Represents 5,000 shares of common stock underlying the Placement Agent Warrants.

(189)    Represents (i) 200,000 shares of common stock, (ii) 359,155 shares of common stock underlying Series D Preferred Stock held directly.

(190)    Represents (i) 155,526 shares of common stock, (ii) 151,343 shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (iii) 200,000 shares of common stock underlying the Placement Agent Warrants and (iv) 128,336 shares of common stock underlying Series D Preferred Stock and excludes 554,763 shares of common stock underlying Series D Preferred Stock contains a blocker provision under which the selling stockholder is prohibited from effecting conversion to the extent that, as a result of such conversion, the selling stockholder beneficially owns more than 4.99% of the total number of shares of common stock issued and outstanding.

(191)    Represents (i) 155,527 shares of common stock, (ii) 151,344 shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (iii) 200,000 shares of common stock underlying the Placement Agent Warrants and (iv) 128,334 shares of common stock underlying Series D Preferred Stock and excludes 153,356 shares of common stock underlying Series D Preferred Stock contains a blocker provision under which the selling stockholder is prohibited from effecting conversion to the extent that, as a result of such conversion, the selling stockholder beneficially owns more than 4.99% of the total number of shares of common stock issued and outstanding.

(192)    Represents (i) 126,750  shares of common stock underlying the placement agent warrants in connection with the Series D Closings, (ii) 120,700 shares of common stock underlying the Placement Agent Warrants and (iii) 56,338 shares of common stock underlying Series D Preferred Stock.

(193)           Includes (i) 10,000 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held directly, (ii) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held by The SDM Irrevocable FBO Andrew Seid USA 11/05/04 Paul Seid TTEE, of which Paul Seid is the trustee and holds voting and investment power, (iii) 2,500 shares of Series E Preferred Stock purchased under the Series E Purchase Agreement held by The SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 Paul Seid TTEE, of which Paul Seid is the trustee and holds voting and investment power

LEGAL MATTERS

The validity of the shares of common stock and Series D Preferred Stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 included in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and 2010 and for each of the two years in the period ended July 31, 2011 included in this prospectus have been so included in reliance on the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the Securities and Exchange Commission, or SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INDEX TO FINANCIAL STATEMENTS

DECISIONPOINT SYSTEMS, INC.

Page No.

Interim Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance sheets as of September 30, 2013 and December 31, 2012	F-2
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2013 and 2012	F-3
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	F-4
Notes to Unaudited Condensed Consolidated Financial Statements	F-5

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-17
Consolidated Balance Sheets - December 31, 2012 and 2011	F-18
Consolidated Statements of Operations and Comprehensive Loss- Years Ended
December 31, 2012 and 2011	F-19
Consolidated Statements of Stockholders’ Equity (Deficit) - Years Ended
December 31, 2012 and 2011	F-20
Consolidated Statements of Cash Flows - Years Ended
December 31, 2012 and 2011	F-21
Notes to Consolidated Financial Statements
December 31, 2012 and 2011	F-22

Interim Financial Statements of Apex Systems Integrators, Inc. (Unaudited)
Statement of Income for the Eight Months Ended March 31, 2012 and 2011	F-54
Statement of Retained Earnings for the Eight Months Ended March 31, 2012 and 2011	F-55
Balance Sheet as of March 31, 2012 and 2011	F-56
Statement of Cash Flows for the Eight Months Ended March 31, 2012 and 2011	F-57
Notes to the Financial Statements	F-58

Unaudited Pro Forma Combined Financial Information	F-63

Audited Combined Financial Statements of Apex Systems Integrators, Inc. and Apex Integrators (USA) Inc.
Report of Independent Certified Public Accountants – Grant Thornton, LLP (Hamilton, Canada Chartered Accountants)	F-69
Combined Statements of Income for the Years Ended July 31, 2011 and 2010	F-70
Combined Balance Sheets as of July 31, 2011 and 2010	F-71
Combined Statements of Changes in Stockholders' Equity for the Years Ended July 31, 2011 and 2010	F-72
Combined Statements of Cash Flows for the Years Ended July 31, 2011 and 2010	F-73
Notes to the Combined Financial Statements	F-74

DECISIONPOINT SYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets
Cash	$270	$1,103
Accounts receivable, net	12,685	12,287
Due from related party	195	202
Inventory, net	918	811
Deferred costs	3,773	3,955
Deferred tax assets	47	48
Prepaid expenses and other current assets	919	302
Total current assets	18,807	18,708

Property and equipment, net	139	179
Other assets, net	151	205
Deferred costs, net of current portion	1,810	2,124
Goodwill	8,485	8,571
Intangible assets, net	4,472	6,023
Total assets	$33,864	$35,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,036	$11,080
Accrued expenses and other current liabilities	3,040	2,895
Lines of credit	4,247	3,430
Current portion of debt	1,963	1,800
Due to related parties	160	1
Accrued earn out consideration	331	1,186
Warrant liability	933	-
Unearned revenue	6,639	7,409
Total current liabilities	30,349	27,801

Long term liabilities
Unearned revenue, net of current portion	2,472	2,883
Debt, net of current portion and discount	2,099	2,922
Accrued earn out consideration, net of current portion	154	159
Deferred tax liabilities	1,038	1,078
Other long term liabilities	76	80
Total liabilities	36,188	34,923

Commitments and contingencies and subsequent event	-	-

STOCKHOLDERS' EQUITY
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,105,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $586 and $361, and with a liquidation preference of $8,983 and $8,758 at September 30, 2013
and December 31, 2012, respectively	7,609	7,370
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,297,979 issued and 12,144,096 outstanding as of September 30, 2013,
and 9,300,439 issued and 9,146,556 outstanding as of December 31, 2012	12	9
Additional paid-in capital	16,621	16,132
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(25,720)	(21,674)
Unearned ESOP shares	(664)	(767)
Accumulated other comprehensive income	23	22
Total stockholders’ (deficit) equity	(2,324)	887
Total liabilities and stockholders' equity	$33,864	$35,810

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$17,575	$18,567	$46,067	$54,144

Cost of sales	14,113	14,445	36,216	42,559

Gross profit	3,462	4,122	9,851	11,585

Selling, general and administrative expense	4,485	4,741	13,981	13,370
Adjustment to earn-out obligations	(820)	-	(820)	-

Operating loss	(203)	(619)	(3,310)	(1,785)

Other expense:
Interest expense	241	350	723	698
Other income, net	(168)	(19)	(182)	(80)
Total other expense	73	331	541	618

Net loss before income taxes	(276)	(950)	(3,851)	(2,403)

Provision (benefit) for income taxes	(109)	64	(466)	132

Net loss	(167)	(1,014)	(3,385)	(2,535)

Cumulative and imputed preferred stock dividends	(223)	(249)	(661)	(710)

Net loss attributable to common shareholders	$(390)	$(1,263)	$(4,046)	$(3,245)

Net loss per share -
Basic and diluted	$(0.04)	$(0.15)	$(0.44)	$(0.42)

Weighted average shares outstanding -
Basic and diluted	10,019,109	8,182,103	9,117,969	7,698,635

Comprehensive loss	$(166)	$(992)	$(3,383)	$(2,507)

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Unaudited Consolidated Statements of Stockholders’ Equity (Deficit)
(In thousands)
									Accumulated
	Convertible				Additional			Unearned	other	Total
	Preferred stock		Common stock		paid-in	Treasury	Accumulated	ESOP	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	capital	stock	deficit	shares	income	equity (deficit)

Balance at December 31, 2012	1,105	$7,370	9,300	$9	$16,132	$(205)	$(21,674)	$(767)	$22	$887

Net loss	-	-	-	-	-	-	(3,385)	-	-	(3,385)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	1	1
Common stock issued to employee as
part of a specified portion of their regular annual cash bonus	-	-	71	-	83	-	-	-	-	83
Common stock issued in private placement, net of costs	-	-	2,927	3	400	-	-	-	-	403
Employee stock-based compensation	-	-	-	-	6	-	-	-	-	6
Accrued dividends on preferred stock	-	239	-	-	-	-	(661)	-	-	(422)
Principal payment from ESOP	-	-	-	-	-	-	-	103	-	103

Balance at September 30, 2013	1,105	$7,609	12,298	$12	$16,621	$(205)	$(25,720)	$(664)	$23	$(2,324)

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,385)	$(2,535)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	1,497	992
Amortization of deferred financing costs and note discount	140	160
Employee stock-based compensation	6	50
Non-employee stock-based compensation	-	341
Non-cash interest income	-	(24)
Acquisition earn-out adjustment	(820)	-
Change in fair value of warrants	(166)	-
ESOP compensation expense	104	98
Deferred taxes, net	(5)	28
Allowance for doubtful accounts	56	13
Loss on disposal of property and equipment	13	-
Changes in operating assets and liabilities:
Accounts receivable	(468)	3,899
Due from related party	-	(357)
Inventory, net	(107)	(184)
Deferred costs	496	(583)
Prepaid expenses and other current assets	(578)	179
Other assets, net	5	(11)
Accounts payable	1,961	(572)
Accrued expenses and other current liabilities	106	178
Due to related parties	158	(791)
Unearned revenue	(1,163)	(186)
Net cash (used in) provided by operating activities	(2,150)	695

Cash flows from investing activities
Cash paid for acquisitions	-	(5,051)
Purchases of property and equipment	(33)	(50)
Net cash used in investing activities	(33)	(5,101)

Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	817	718
Proceeds from issuance of term debt	1,000	4,033
Cash received in reverse recapitalization, net of expenses	-	1,500
Repayment of debt	(1,552)	(962)
Paid financing costs	(119)	(296)
Dividends paid	(296)	(482)
Common stock issued in private placement, net of costs	1,502	-
Net cash provided by financing activities	1,352	4,511
Effect on cash of foreign currency translation	(2)	(79)
Net (decrease) increase in cash	(833)	26
Cash at beginning of period	1,103	366
Cash at end of period	$270	$392

Supplemental disclosures of cash flow information:
Interest paid	$705	$858
Income taxes paid	234	56

Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$661	$261
Warrants issued in connection with common stock private placement	1,099	-

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business

DecisionPoint Systems, Inc. (“DecisionPoint”, “Company”), through its subsidiaries is a provider of Enterprise Mobility Systems. Enterprise Mobility Solutions are those computer systems that give an enterprise the ability to connect to people, control assets, and transact business from any location by using mobile computers, tablet computers, and smartphones to securely connect the mobile worker to the back office software systems that run the enterprise. Technologies that support Enterprise Mobility Solutions include national wireless carrier networks, Wi-Fi, local area networks, mobile computers, smartphones and tablets, mobile software applications, middleware and device security and management software. The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers. The proprietary suite of software products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery, field service, logistics and transportation, and warehouse management.

NOTE 2 - BASIS OF PRESENTATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. The interim results for the periods ended September 30, 2013, are not necessarily indicative of results for the full 2013 fiscal year or any other future interim periods.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators, Inc. (“Apex”). DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”). Apex was acquired on June 4, 2012, and as such, the operating results of Apex have been consolidated into the Company’s consolidated results of operations beginning on June 5, 2012. In addition, on July 31, 2012, the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”) and is a division of the Company. The Company currently operates in one business segment.

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts reported therein. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis. The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates and assumptions used in preparation of the unaudited condensed consolidated financial statements.

These unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction with the audited consolidated financial statements of DecisionPoint Systems, Inc. and notes thereto for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2013.

Liquidity

In the quarter ended September 30, 2013, the Company experienced a decrease in revenue of $1.0 million compared to the quarter ended September 30, 2012, and a $2.9 million increase in revenue compared to the previous sequential quarter ended June 30, 2013. In the nine months ended September 30, 2013, the Company incurred approximately $1.3 million in increased expenses due to professional fees relating to capital raising activities, including the registration of common shares as a result of the Series D Preferred Stock offering completed in December 2012 and the private placement of common stock completed in August 2013 and associated audit fees, and other matters such as employee termination costs. The Company experienced a net loss of $0.2 million and $3.4 million for the three and nine month periods ended September 30, 2013. In addition, the Company has a substantial working capital deficit totaling $(11.5) million at September 30, 2013. Although a portion of this deficit is associated with deferred costs and unearned revenues and term debt that has been classified current due to expected future covenant violations (see further discussion at Note 8), the liabilities of the Company that are expected to be satisfied in the foreseeable future in cash exceed the operating assets that are expected to be satisfied in cash.

To address this, the Company has plans to seek additional capital through sales of our securities. There is no assurance additional funding will be available on terms acceptable to us, or at all. If the Company raises additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders will be diluted. The Company is also reducing non-essential expenses and completing the integration of our acquisitions of Apex and Illume Mobile, which is expected to result in further cost savings. Such expense reduction measures include, but are not limited to, consolidation of administrative personnel, consolidation of information technology environments, reduction of outsourced consulting expertise and replacing certain service providers with lower cost providers. The result of these activities has reduced the expense structure of the consolidated business, however this reduction has not been material to date and we do not anticipate it becoming material in the foreseeable future.

On August 15, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with multiple accredited investors for the sale of common stock for gross proceeds of $1,756,400 (including $100,000 from management and existing shareholders of the Company) for 2,927,333 shares of common stock. The effective price of the offering was $0.60 per share of common stock. An initial closing for $1,556,400 was held on August 15, 2013. The final closing for $200,000 was held on August 21, 2013. Additionally, pursuant to the Purchase Agreement, the Company issued 1,463,667 warrants to multiple accredited investors at an exercise price of $1.00 per share. Further, the Company issued 292,733 warrants to the placement agent at an exercise price of $0.60 per share. The warrants received liability accounting treatment under existing accounting standards. The Company received net proceeds of approximately $1.5 million from the offering, after deducting the placement agent’s fees of 10% and other offering expenses. (see Note 9 – Stockholders’ Equity and Note 3 – Warrant Liability).

In November 2013, the Company entered into definitive subscription agreements (“Series E Purchase Agreement”) with accredited investors for the sales of $3,835,000 in gross proceeds for 383,500 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) for a purchase price of $10.00 per share. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Company received net proceeds of approximately $3.4 million (net of the fair value of placement agent warrants) from the initial closing, after deducting the placement agent’s fees of 8% and other offering expenses. The Company issued to the Placement Agent five-year warrants to purchase 767,000 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Purchase Agreement initial closing. The Company expects to close a second round of Series E Preferred Shares with gross proceeds of $300,000-$700,000 shortly thereafter. (see Note 13 – Subsequent Event).

During 2012 and 2013, all principal payments on the Company’s term debt were made within payment terms. The Company was not in compliance with certain financial covenants under the agreements with Royal Bank of Canada (“RBC Credit Agreement”) and BDC, Inc. (“BDC Credit Agreement”) as of December, 31, 2012, March 31, 2013 and June 30, 2013. The Company has received waivers for non-compliance for past covenant violations. On August 22, 2013, the BDC Credit Agreement was amended and certain financial covenants were modified. Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised annually 120 days after each year end. We were in compliance with all of our BDC financial covenants as of September 30, 2013. We expect to continue to meet the requirements of our BDC financial covenants over the short and long term. On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified. Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, the Company is required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter. As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013. The Company does not believe that it will be in compliance with the reset covenants at December 31, 2013. Although management of the Company believes it is improbable that RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, the Company has classified this debt obligation as current at September 30, 2013 (see Note 8 – Term Debt).

At October 31, 2013, the outstanding balance on the line of credit with Silicon Valley Bank (“SVB”) is $3.7 million, down from $4.1 million at September 30, 2013, and the availability under the line of credit has decreased to $1.6 million (see Note 7 – Lines of Credit). The Company relies on the line of credit to fund daily operating activities maintaining very little cash on hand. As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, the Company was not in compliance with the Tangible Net Worth financial covenant as defined in the amended SVB Loan Agreement. SVB agreed to temporarily forbear exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million was completed by such date. The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013. Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation). As of September 30, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement. In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds (See Note 13). Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, the Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term. The Company is in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

In the near term, the Company’s successful restructuring of its operations and reduction of operating costs and/or its ability to raise additional capital at acceptable terms is critical to its ability to continue to operate for the foreseeable future. If the Company continues to incur operating losses and/or does not raise sufficient additional capital, material adverse events may occur including, but not limited to, 1) a reduction in the nature and scope of the Company’s operations, 2) the Company’s inability to fully implement its current business plan and/or 3) continued defaults under the various loan agreements. A covenant default would give the bank the right to demand immediate payment of all outstanding amounts which the Company would not be able to repay out of normal operations. There are no assurances that the Company will successfully implement its plans with respect to these liquidity matters. The unaudited condensed consolidated financial statements do not reflect any adjustment that may be required resulting from the adverse outcome relating to this uncertainty.

Summary of Significant Accounting Policies

There have been no material changes to the Company's significant accounting policies during the nine months ended September 30, 2013. See Footnote 2 of the Company's consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K filed on March 28, 2013, for a comprehensive description of the Company's significant accounting policies.

Concentration of Credit Risk - The Company derived approximately 9.8% and 13.3% of revenues from one customer, and 21.1% and 26.2% of revenues from the top three customers in the nine months ended September 30, 2013 and 2012, respectively. Additionally there was one customer which comprised 15.5% of accounts receivable at September 30, 2013. Customer mix can shift significantly from year to year, but a concentration of the business with a few large customers is typical in any given year. A decline in revenues could occur if a customer which has been a significant factor in one financial reporting period gives significantly less business in the following period.

The Company’s contracts with these customers and other customers do not include any specific purchase requirements or other requirements outside of the normal course of business. The majority of customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases. Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities. These sales are ultimately subject to the time that the units are installed at each of the customer locations as per their requirements. Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company. Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days. General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

Translation of Foreign Currencies - The Company's functional currency is the U.S. dollar. The financial statements of the Company's foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive loss. The only component of comprehensive loss is the foreign currency translation adjustments, which were nominal in amount. There was no tax effect allocated to any component of other comprehensive loss during the periods presented.

Fair Value Measurement - Financial assets and liabilities are measured at fair value, which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The following is a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The following table presents the Company’s warrant liability measured at fair value on a recurring basis as of September 30, 2013 and December 31, 2012, aggregated by the level in the fair-value hierarchy within which those measurements fall (in thousands):

	Balance	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)

Balance at December 31, 2012	$-	-	-	$-

Balance at September 30, 2013	$933	-	-	$933

The following table presents the activity for liabilities measured at estimated fair value using unobservable inputs (Level 3) from December 31, 2012 through September 30, 2013 (in thousands):

Level 3

Balance at December 31, 2012	$-

Fair value of derivative warrants issued in connection with share purchase agreement (see Note 3)	1,099
Adjustments to fair value (reflected in other income)	(166)

Balance at September 30, 2013	$933

Reclassifications - Certain reclassifications have been made to prior years to conform to current period financial statement presentation with no effect on our previously reported consolidated financial position, results of operations, or cash flows.

NOTE 3 – WARRANT LIABILITY

The Company has determined that certain warrants the Company has issued contain provisions that protect the holders from future issuances of the Company’s Common Stock at prices below such warrants’ then in effect respective exercise prices (see Note 9). These provisions could result in modification of the warrants then in effect exercise price. The Company evaluated the following guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity. Pursuant to this guidance, the Company’s management concluded these instruments do not meet the criteria for classification as equity treatment and must be recorded as a liability as a result of the terms in the warrants that provide for price protection in the event of a future issuance. The Company recognized these Warrants as liabilities at their fair value and re-measures them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2).

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities. The estimated fair values were determined using a Monte Carlo option pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of derivative liabilities. Various factors are considered in the pricing models the Company uses to value the warrants, including the Company’s current stock price, the remaining life of the warrants, the volatility of the Company’s stock price, and the risk-free interest rate. In addition, as of the valuation dates, management assessed the probabilities of future financing assumptions in the Monte Carlo valuation models. Future changes in these factors will have a significant impact on the computed fair value of the warrant liability. As such, the Company expects future changes in the fair value of the warrants to continue to vary from quarter to quarter.

The Company revalues the warrants as of the end of each reporting period. The estimated fair value of the outstanding warrant liabilities was approximately $0.9 million and $0.0 million, as of September 30, 2013 and December 31, 2012, respectively. The change in fair value of the derivative liabilities for the three and nine months ended September 30, 2013 was approximately $166,000 and is included in other income in the unaudited condensed consolidated statement of operations and comprehensive loss.

The derivative warrant liabilities were valued at the closing dates of the Purchase Agreement (see Note 9 (c)) and the end of each reporting period using a Monte Carlo valuation model with the following assumptions:

	Placement Agent Warrants		Investor Warrants
Investor Warrants	September 30, 2013	August 21, 2013	September 30, 2013	August 21, 2013	August 15, 2013

Closing price per share of common stock	$0.63	$0.84	$0.63	$0.84	$0.69
Exercise price per share (range)	0.60	0.60	1.00	1.00	1.00
Expected volatility	132.1%	134.9%	132.1%	134.9%	134.1%
Risk-free interest rate	1.4%	1.6%	1.4%	1.6%	1.6%
Dividend yield	-	-	-	-	-
Remaining expected term of underlying securities (years)	4.9	5.0	4.9	5.0	5.0

NOTE 4 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The weighted-average basic and diluted shares for each of the nine months ended September 30, 2013 and 2012 exclude approximately 0.5 million of ESOP shares that have not been committed to be released.

For periods presented in which there is a net loss, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive. All potentially dilutive securities are anti-dilutive due to the net loss incurred by the Company in the periods presented.

Potential dilutive securities consist of (in thousands):

	Nine Months Ended September 30,
	2013	2012

Convertible preferred stock - Series A	270	270
Convertible preferred stock - Series B	131	131
Convertible preferred stock - Series C	-	1,415
Convertible preferred stock - Series D	7,824	-
Warrants to purchase common stock	2,737	277
Options to purchase common stock	544	642

Total potentially dilutive securities	11,506	2,735

NOTE 5 – BUSINESS COMBINATIONS

Illume Mobile

On July 31, 2012 (“Illume Closing Date”), the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma. Founded in 1996, Illume Mobile is a mobile business solutions provider that serves mobile products and platforms. Illume Mobile’s initial core business is the development and integration of business applications for mobile environments. The Company accounted for the transaction using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into the Company’s results of operations beginning on August 1, 2012.

In consideration for the business of Illume Mobile, the Company paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock. The Company valued the shares issued in conjunction with the acquisition at $697,531.

Pursuant to the Asset Purchase Agreement, the Company was required to make an additional payment (“Earn Out Payment”) to the seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company. The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Illume Closing Date, July 31, 2013. The fair value of the Earn Out Payment was calculated to be approximately $107,000 at the Closing Date. At September 30, 2013, the calculated Earn Out Payment due under the Asset Purchase Agreement was zero. Accordingly, there is $0 accrued for the Earn Out Payment included in accrued earn out consideration in the unaudited condensed consolidated financial statements. The adjustment was recorded as a separate component of operating expenses in the unaudited condensed consolidated statement of operations and comprehensive loss as of September 30, 2013.

Apex

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Purchase Agreement”), the Company acquired all of the issued and outstanding shares of Apex, a corporation organized under the laws of the Province of Ontario, Canada. Apex is a provider of wireless mobile work force software solutions. Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management. Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (“Closing Amount”) in cash. The Company was required to pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Closing Date) in consideration for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (“EBITDA”), as defined by the Purchase Agreement, in the period ended July 2013. The fair value of the earn out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date). At September 30, 2013, the calculated Earn Out Payment due under the Purchase Agreement was CDN$341,000 (US$331,000). The seller has disputed the Company’s calculation (see Note 12). Accordingly, there is CDN$341,000 (US$331,000) recorded as potential additional purchase consideration in the unaudited condensed consolidated financial statements. The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the unaudited condensed consolidated statement of operations and comprehensive loss as of September 30, 2013. The Company accounted for the transaction using the purchase method of accounting and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012. The Company funded the purchase of Apex through borrowings as further explained below.

As part of the Purchase Agreement, the Company is obligated to pay bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not the CEO’s employment is retained. The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date). At September 30, 2013 there is CDN$160,000 (US$154,000) recorded in accrued earn out consideration in the Company’s unaudited condensed consolidated balance sheets.

Pro Forma Financial Information (unaudited):

The following summarizes the Company’s unaudited consolidated results of operations for the three and nine months ended September 30, 2012 as if the Apex and Illume Mobile acquisitions had occurred on January 1, 2012: (in thousands except per share data):

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	As Reported	Pro Forma	As Reported	Pro Forma

Net sales	$18,567	$18,669	$54,144	$56,346
Net loss attributable to common shareholders	(1,263)	(1,445)	(3,245)	(5,311)

Net loss per share - basic and diluted	(0.15)	(0.18)	(0.42)	(0.69)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the three and nine months ended September 30, 2012 of $0 and $572,000, respectively (ii) a net increase in interest expense for the three and nine months ended September 30, 2012 of $0 and $291,000, respectively.

Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the three and nine months ended September 30, 2012 of $18,000 and $125,000, respectively. Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for the period presented.

The historical financial information of Apex has been extracted for the periods required from the historical financial statements of Apex Systems Integrators, Inc. which were prepared in accordance with U.S. generally accepted accounting principles. The historical financial information of Illume Mobile has been derived from using internally generated management reports for the periods required.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

The combined amounts of Apex and Illume Mobile’s revenue and net loss since the respective acquisition dates included in the Company’s unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2013 were $0.7 million, ($0.1) million and $2.6 million, ($1.8) million, respectively, and for the three and nine months ended September 30, 2012 were $0.6 million, ($0.7) million and $0.7 million, ($1.2) million, respectively.

NOTE 6 – GOODWILL AND INTANGIBLE ASSETS

The following summarizes the transaction affecting goodwill through September 30, 2013 (in thousands):

Balance at December 31, 2012	$8,571

Effect of currency translation on Apex	(86)
Balance at September 30, 2013	$8,485

As of September 30, 2013 and December 31, 2012, the Company’s intangible assets and accumulated amortization consist of the following (in thousands):

	September 30, 2013			December 31, 2012
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net

Customer relationships	$3,319	$(1,498)	$1,821	$3,373	$(966)	$2,407
Contractor and resume databases	675	(371)	304	675	(270)	405
Tradename	878	(324)	554	893	(193)	700
Internal use software	2,892	(1,137)	1,755	2,978	(545)	2,433
Covenant not to compete	105	(67)	38	105	(27)	78

	$7,869	$(3,397)	$4,472	$8,024	$(2,001)	$6,023

The effect of foreign currency translation on the goodwill and intangible assets for the nine months ended September 30, 2013 is approximately ($86,000) and ($120,000), respectively.

NOTE 7 – LINES OF CREDIT

The Company has a $10.0 million revolving line of credit with Silicon Valley Bank (“SVB”) which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“SVB Loan Agreement”). Under the SVB Loan Agreement as amended, SVB has also provided the Company with a term loan as discussed at Note 8. The SVB Loan Agreement is secured by substantially all the assets of the Company and matures in February 2015. As of September 30, 2013, the outstanding balance on the line of credit is approximately $4.1 million and the interest rate is 7.0%. The line of credit has a certain financial covenant and other non-financial covenants. As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, the Company was not incompliance with the Tangible Net Worth covenant as defined in the amended SVB Loan Agreement. On August 16, 2013, the Company and SVB signed an agreement (“Forbearance Agreement”) where SVB agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations, subject to the Company’s completion of a capital raise. The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013. Except for any capital raises through August 28, 2013, the minimum Tangible Net Worth requirement of a $(9.7) million deficit will be further reduced by one half of any funds raised through sales of common stock (as only 50% of additional capital raises are given credit in the Tangible Net Worth calculation). As of September 30, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement. In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds (See Note 13). Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, the Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term. The Company is in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. Should the Company continue to incur losses in a manner consistent with its recent historical financial performance, the Company will violate this covenant without additional net capital raises in amounts that are approximately twice the amount of the losses incurred.

Availability under the line of credit was approximately $4.3 million as of September 30, 2013 and $1.6 million as of October 31, 2013. The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement. No letters of credit were outstanding as of September 30, 2013 or December 31, 2012.

On February 27, 2013, the SVB Loan Agreement was amended to provide for 1) an extension of the termination date of the line of credit to February 28, 2015, 2) the modification of the line of credit borrowing base, advance rate and financial covenants, 3) the inclusion of an additional $1.0 million term loan (See further discussion at Note 8, 5) a modification of the rate of interest of the line of credit to 3.75% above SVB’s prime rate and 5) other various terms and provisions.

The Company is party to a credit agreement, dated June 4, 2012 (the “RBC Credit Agreement”) with Royal Bank of Canada (“RBC”). Under the RBC Credit Agreement, the revolving demand facility allows for borrowings up to CDN$200,000 based upon eligible accounts receivable. Interest is based on the Royal Bank Prime (“RBP”) plus 1.5% and is payable on demand. As of September 30, 2013, the outstanding balance on the line of credit was $180,000 and the interest rate is 4.5%. The RBC Credit Agreement is secured by the assets of Apex. The revolving demand facility has certain financial covenants and other non-financial covenants. As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement. At June 30, 2013, Apex was not in compliance with the Maximum Funded Debt to EBITDA ratio covenant as defined in the RBC Credit Agreement. In March 2013 and May 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013. The covenants were reset by RBC on August 16, 2013. The Company does not believe that it will be in compliance with the reset covenants at December 31, 2013. See further discussion regarding this condition at Note 8.

For the nine months ended September 30, 2013 and 2012, the Company’s interest expense for the lines of credit, including amortization of deferred financing costs, was approximately $262,000 and $251,000, respectively.

RBC and SVB are party to a subordination agreement, pursuant to which RBC agreed to subordinate any security interest in assets of the Company granted in connection with the RBC Credit Agreement to SVB’s security interest in assets of the Company.

Under the RBC Credit Agreement, the lender provided Apex with a term loan as discussed at Note 8.

NOTE 8 – TERM DEBT

Term debt as of September 30, 2013, consists of the following (in thousands):

	Balance December 31, 2012	Additions	Payments	Amortization of Note Discount	Effect of Currency Translation	Balance September 30, 2013
RBC term loan	$2,090	$-	$(608)	$-	$(68)	$1,414
Note discount	(38)	-		18	$1	(19)
BDC term loan	1,705	-	-	-	(56)	1,649
Note discount	(31)	-		5	1	(25)
SVB term loan	1,000	-	(750)	-	-	250
Note discount	(4)	-	-	4	-	-
SVB term loan-2	-	1,000	(194)	-	-	806
Note discount	-	(19)	-	6	-	(13)

Total debt	$4,722	$981	$(1,552)	$33	$(122)	4,062

Less contractual current portion						(1,377)
Less RBC debt long term classified as current						(586)

Debt, net of current portion						$2,099

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,401,000 at the Closing Date). The RBC Term Loan accrues interest at Royal Bank Prime (“RBP”) plus 4% (7% at December 31, 2012). Principal and interest is payable over a three year period at a fixed principal amount of CDN $70,000 a month beginning in July 2012 and continuing through June 2015. Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs or note discount in the accompanying unaudited condensed consolidated balance sheet as of September 30, 2013, and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014. This amount is estimated to be $0 at September 30, 2013 and December 31, 2012.

The RBC Term Loan has certain financial covenants and other non-financial covenants. As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement. At June 30, 2013, Apex was not in compliance with the Maximum Funded Debt to EBITDA ratio covenant as defined in the RBC Credit Agreement. In March 2013, May 2013 and August 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013. On August 16, 2013 the RBC Credit Agreement was amended and certain financial covenants were modified. Pursuant to the amended credit agreement and commencing with the fiscal year ending December 31, 2013, the Company is required to maintain a fixed coverage ratio, calculated on a consolidated basis of not less than 1.15:1 with a step-up to 1.25:1 as of March 31, 2014, tested on a rolling four quarter basis thereafter and a ratio of funded debt to EBITDA, calculated on an annual consolidated basis of not greater than 3.0:1, tested on a rolling four quarter basis thereafter. As part of the revised financial covenants, covenant testing was waived by RBC for September 30, 2013. The Company does not believe that it will be in compliance with the reset covenants at December 31, 2013. Although the Company believes it is improbable RBC will exercise their rights up to, and including, acceleration of the outstanding debt, there can be no assurance that RBC will not exercise their rights pursuant to the provisions of the debt obligation. Accordingly, the Company has classified the term debt obligation as current at September 30, 2013.

BDC Term Loan -- On June 4, 2012, Apex also entered into a loan agreement (the “BDC Loan Agreement”) with BDC Capital, Inc. (“BDC”), pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,000 at the Closing Date). The BDC Term Loan initially accrued interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension. On April 29, 2013, the BDC Term Loan was amended to accrue interest at the rate of 12.5% per annum. In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of December 31, 2012 and at September 30, 2013, the Company estimates that the cash sweep will be approximately $0. Such payments will be applied to reduce the outstanding principal payment due on the maturity date. In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date. Apex paid approximately $70,000 in financing costs which has been recorded as deferred financing costs in the accompanying unaudited consolidated balance sheet as of September 30, 2013, and is being amortized to interest expense over the term of the loan.

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a)	if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or

(b)	if there is a change of control of Apex and/or the Company prior to the Maturity Date or any extended maturity date of the BDC Tern Loan,

In the event of (a) or (b) above, Apex will pay to BDC a bonus in an amount equal to 2% of the aggregate value of Apex and the Company determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to the BDC will remain in full force and effect until the maturity date or any amended or extended maturity date agreed by the BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

The BDC Loan Agreement contains certain financial and non-financial covenants. As of June 30, 2013 and December 31, 2012, Apex was not in compliance with the minimum working capital financial covenant. In March 2013, May 2013 and August 2013, the Company received waivers for non-compliance of these covenants at December 31, 2012, March 31, 2013 and June 30, 2013. On August 22, 2013, the BDC Term Loan was amended and certain financial covenants were modified. Pursuant to the amended loan agreement, the Company is required to maintain, for the duration of the investment, a term debt to equity ratio not exceeding 1.1:1 (measured annually); and an adjusted current ratio of 0.40:1 (measured annually) and revised yearly 120 days after each year end. We were in compliance with all of our BDC financial covenants as of September 30, 2013. We expect to continue to meet the requirements of our BDC financial covenants over the short and long term.

In the event either or both of the RBC Loan Agreement or the BDC Loan Agreement were deemed to be in default, RBC or BDC, as applicable, could, among other things (subject to the rights of SVB as the Company’s senior lender), terminate the facilities, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

SVB Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement ("Amended SVB Loan Agreement"), the Company borrowed $3.0 million (the “SVB Term Loan”) from Silicon Valley Bank (“SVB”). The SVB Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011. The SVB Term Loan is secured by substantially all of the assets of the Company except for the assets of Apex. On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment. On September 27, 2011, the agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011. The principal amount outstanding under the SVB Term Loan accrues interest at a fixed rate equal to 9% per annum. In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid. This final payment of $60,000 has been recorded as a discount to the SVB Term Loan, which is being amortized to interest expense through December 2013, using the effective interest method.

The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness. As of December 31, 2012, the Company was in compliance with all of its financial covenants with SVB. As of May 31, 2013 and June 30, 2013, the Company was not incompliance with the Tangible Net Worth covenant as defined in the Amended SVB Loan Agreement. On August 16, 2013, the Company and SVB signed an agreement (“Forbearance Agreement”) where SVB agreed to temporarily forbear from exercising their rights and remedies under the facility until August 28, 2013 and agreed to waive the existing covenant violations if a gross capital raise of $1.5 million is completed by such date. The Company completed the capital raise and was able to achieve compliance with the forbearance agreement prior to August 28, 2013. As of September 30, 2013, the Company was in compliance with the Tangible Net Worth financial covenant and had available a $0.3 million cushion over the requirement. In November 2013, the Company entered into a definitive subscription agreement with accredited investors for the sale of Series E Preferred Stock, raising $3.8 million in gross proceeds (See Note 13). Given the effect of the capital raise ($3.8 million in gross proceeds, net of $400,000 in costs) closed to date in November, the Company believes that at the time of this filing it is compliant with the terms and provisions of its SVB lending agreement and expects to continue to meet the requirements of our SVB financial covenants over the short and long term. The Company is in currently discussions with SVB regarding the Tangible Net Worth covenant and a reduction of the 50% of additional capital raised to 25% of capital raised in November 2013. See further discussion regarding this matter at Note 7.

On September 27, 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended.

On February 27, 2013, the Company entered into an amended the Loan and Security Agreement which provided an additional term loan of $1,000,000. The new term loan is due in 36 monthly installments of principal plus accrued interest beginning on April 1, 2013. The additional term loan accrues interest at 7.5% per annum.

For the nine months ended September 30, 2013 and 2012, the Company’s interest expense on the term debt, including amortization of deferred financing costs, was approximately $439,000 and $331,000, respectively.

In the event either or both RBC Loan Agreement and/or the BDC Loan Agreement were deemed to be in default, then the Amended SVB Loan agreement would be in default, which could, among other things, terminate the facility and term loan, demand immediate repayment of any outstanding amounts, and foreclose on our assets. Any such action would require us to curtail or cease operations, as the Company does not currently have alternative sources of financing.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock designated as common stock and preferred stock. As of September 30, 2013, the Company is authorized to issue 110,000,000 total shares of stock. Of that amount, 100,000,000 shares are common stock, each having a par value of $0.001. The remaining 10,000,000 shares are preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 0 shares are issued and outstanding and, 4,000,000 shares are designated as Series D Preferred Stock, of which 704,200 shares are issued and outstanding.

(a) Cumulative Convertible Preferred Stock

A summary of preferred stock outstanding as of September 30, 2013 is as follows (in thousands, except share data):

Description

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975
plus cumulative dividends of $344	$1,319
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380
plus cumulative dividends of $85	465
Series D Preferred, $0.001 par value per share, 4,000,000 shares designated,
704,200 shares issued and outstanding, liquidation preference of $7,042
(net of $1,374 in issuance costs) plus imputed dividends of $157	5,825

Total convertible preferred stock	$7,609

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share. Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue.

The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences. Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock. The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

Series C Preferred Stock

On December 20, 2012, the Company redeemed all issued and outstanding shares of Series C Preferred Stock using the proceeds generated from the sale of the Series D Preferred Stock.

Series D Preferred Stock

The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. As a result of the subsequent sales of common stock on August 15, 2013 and August 21, 2013 (see Note 9(b)), the Conversion Price of the Series D Preferred Stock was reduced to $0.90. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at the Company’s option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days. On October 15, 2013, the Company paid a cash dividend of $142,000 on the Series D preferred Stock for the period from July 1, 2013 to September 30, 2013.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company may, in its sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act).

The Series D Preferred Stock holders also were granted registration rights which required the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and to have the registration statement declared effective within 90 days thereafter. The initial registration statement was filed on February 12, 2013. Failure of the registration statement to be declared effective by May 12, 2013, resulted in a partial liquidated damage equal to 0.1% of the purchase price paid by each investor to become payable on each monthly anniversary until the registration statement was declared effective. On July 30, 2013, the registration statement was declared effective by the U.S. Securities and Exchange Commission. On October 15, 2013, the Company paid liquidated damages of $18,000.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occurred on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

(b) Common Stock

For the nine months ended September 30, 2013

On August 15, 2013, the Company entered into a Purchase Agreement with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering. On August 15, 2013, the initial closing date (the “Initial Closing”) of the Purchase Agreement, we sold (i) an aggregate of 2,594,000 shares of our Common Stock for $0.60 per share and (ii) Common Stock Purchase Warrants (the “Investor Warrants”) for the purchase of an aggregate of 1,297,000 shares for aggregate gross proceeds of $1,556,400. The Investor Warrants have a five-year term, an exercise price of $1.00 and contain certain provisions for anti-dilution and price adjustments in the event of a future offering.

On August 21, 2013, the final closing date (the “Final Closing”) of the Purchase Agreement, we sold (i) an aggregate of 333,333 shares of our Common Stock for $0.60 per share and (ii) 166,667 Investor Warrants for aggregate gross proceeds of $200,000.

For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event the Company issues or grants any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then the Company shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the Subscriber per share of Common Stock equal to such lower price.

If the Company at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock (as, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price

Pursuant to the terms in the Purchase Agreement, on September 23, 2013, the Company filed a Registration Statement on Form S-1 (the “Form S-1”) for the registration of the 2,927,333 shares of Common Stock and the 1,463,667 shares issuable upon exercise of the Investor Warrants sold under the Purchase Agreement. On October 4, 2013, the Form S-1 was declared effective by the SEC.

The Company paid the placement agent $175,600 in commissions (equal to 10% of the gross proceeds), and issued to the placement agent five-year warrants (the “Placement Agent Warrants”) to purchase 292,733 shares of our common stock (equal to 10% of the number of shares of common stock sold under the Purchase Agreement). The Placement Agent Warrants have a five-year term, an exercise price of $0.60 and contain provisions for anti-dilution and price adjustments in the event of a future offering.

If the Company at any time while the Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock, at an effective price per share less than the exercise price of the Placement Agent Warrants then in effect, the exercise price of the Placement Agent Warrants will be reduced to equal to such lower price.

The Company recorded the Investor Warrants and Placement Agent Warrants as a liability (see further disclosure at Note 3). Accordingly, the net proceeds raised ($1.7 million in gross offering proceeds, net of $0.2 million in cost), were allocated to the fair value of the warrant liability of $1.1 million and the remainder was recorded as equity ($0.4 million).

On April 26, 2013, the Company issued 70,207 shares of its common stock to 3 employees as part of a specified portion of their regular annual cash bonus.

For the year ended December 31, 2012

On June 4, 2012, the Company issued 325,000 shares of its common stock as consideration for acquisition related expenses in conjunction with the Apex transaction. The shares were valued at $341,000 and were recorded as part of selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2012. (Note 5)

On July 31, 2012, pursuant to the Asset Purchase Agreement with MacroSolve, the Company issued 617,284 shares of its common stock to purchase the business of Illume Mobile, a division of MacroSolve. The shares were valued at $698,000 and were recorded as part of the purchase price. (Note 5)

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”). Pursuant to the Sigma Agreement, the Company issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an anti-dilution adjustment.

(c) Warrants

For the nine months ended September 30, 2013

During the nine months ended September 30, 2013, the Company issued 1,463,667 Investor Warrants and 292,733 Placement Agent Warrants as discussed above. The exercise price of the Investor Warrants and the Placement Agent Warrants will be adjusted in the event of future issuances of the Company’s Common Stock at prices below the exercise price then in effect (“down-round” protection). The Company evaluated the following guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity. Based on this guidance, the Company’s management concluded these instruments are to be accounted for as liabilities instead of equity due to the down-round protection feature available on the exercise price of the Warrants. The Company recognized these Warrants as liabilities at their fair value and will re-measure them at fair value on each reporting date. ASC 820 Fair Value Measurement provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition (see Note 2). Fair values for warrants are determined using the Monte-Carlo Simulation Model valuation technique. The Monte-Carlo Simulation Model valuation model provides for dynamic assumptions regarding volatility and risk-free interest rates within the total period to expected conversion. In addition, management assessed the probabilities of future financing assumptions.

As of August 15, 2013 and August 21, 2013, the dates of issuance, we recorded the warrant liability at $1,099,000. At September 30, 2013, the warrants were re-valued with a fair value of $933,000 with the difference of $166,000 recorded to other income in the unaudited condensed consolidated statement of operations and comprehensive loss.

The following table summarizes information about the Company’s outstanding common stock warrants as of September 30, 2013:

				Total		Weighted
				Warrants	Total	Average
	Date		Strike	Outstanding	Exercise	Exercise
	Issued	Expiration	Price	and Exercisable	Price	Price

Senior Subordinated Notes	Dec-09	Dec-14	$3.62	138,260	$500,000
Senior Subordinated Notes	Dec-09	Dec-14	4.34	138,260	600,000
Placement Agent Preferred Stock - Class D	Dec-12	Dec-17	1.10	704,200	774,620
Common Stock Investor Warrants	Aug-13	Aug-18	1.00	1,297,000	1,297,000
Common Stock Investor Warrants	Aug-13	Aug-18	1.00	166,667	166,667
Placement Agent Warrants - Common Stock	Aug-13	Aug-18	0.60	292,733	175,640
				2,737,120	$3,513,927	$1.28

NOTE 10 – ESOP PLAN

The Company has an Employee Stock Ownership Plan (the “ESOP”) which covers all non-union employees. The Company’s contribution expense for the nine months ended September 30, 2013, was $134,000 representing approximately $104,000 for the ESOP principal payment and $30,000 for the ESOP interest. ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced. These amounts were previously calculated on an annual basis by an outside, independent financial advisor. Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released. The unreleased shares are not considered outstanding in the computation of earnings per common share. ESOP compensation expense consisting of both cash contributions and shares committed to be released for the nine months ended September 30, 2013 was approximately $78,000. The fair value of the shares was $0.94 per share, based on the average of the daily market closing share price.

NOTE 11 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”). The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the Plans cannot exceed ten years. Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years. If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.
A summary of the status of the Plans as of September 30, 2013, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

December 31, 2012	455,495	544,505	$1.82	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
September 30, 2013	455,495	544,505	$1.82	$-

Exercisable options at September 30, 2013		446,374	$1.75	$-

The following table summarizes information about stock options outstanding as of September 30, 2013:

	Options Outstanding			Options Exercisable
		Weighted-			Weighted-
		Average	Weighted-		Average	Weighted-
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$1.33 - 2.03	365,620	1.58	$1.65	355,461	1.53	$1.64
$2.06 - 4.34	178,885	7.60	2.16	90,913	7.54	2.16

Total	544,505	3.56	$1.82	446,374	2.76	$1.75

No awards were exercised during the nine months ended September 30, 2013 and 2012, respectively. The total fair value of awards vested for the nine months ended September 30, 2013 and 2012 was $40,000 and $73,000, respectively.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period. There were no stock option grants during the nine months ended September 30, 2013 and 2012.

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage. The expected term of the awards represents the period of time that the awards are expected to be outstanding. Management considered expectations for the future to estimate employee exercise and post-vest termination behavior. The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero. The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

Employee stock-based compensation costs for the nine months ended September 30, 2013 and 2012, was $31,000 and $50,000, respectively, and is included in selling, general and administrative expense in the accompanying unaudited condensed consolidated statements of operations. As of September 30, 2013, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $109,000 which is expected to be recognized over a weighted-average vesting period of 2.69 years.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its facilities and certain equipment under various operating leases which expire at various dates through fiscal 2018 and require us to pay a portion of the related operating expenses such as maintenance, property taxes, and insurance. There have been no material changes to our lease arrangements during the nine months ended September 30, 2013. Please refer to Note 14 to the audited consolidated financial statements for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2013.

Rent expense for the nine months ended September 30, 2013 and 2012, was $511,000 and $353,000, respectively.

Apex Earn Out Obligations - If EBITDA (as uniquely defined in the agreement), of Apex for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000, Apex shall pay an amount, to its former owners, equal to the product of the 2013 EBITDA multiplied by four less CDN$5,000,000 (“2013 EBITDA Basic Earn-Out Amount”), up to a maximum of CDN$3,000,000. An amount equal to 22.22% of the 2013 EBITDA Basic Earn-Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (the “Note”) (see Note 5).

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments beginning on January 31, 2014 (“Installment Dates”). Interest from and after August 1, 2013, shall be paid in arrears on the last day of each calendar quarter commencing on January 31, 2014. The interest rate shall be determined as follows:

(i)	9% per annum, calculated and compounded quarterly before November 1, 2014; and

(ii)	11% per annum, calculated and compounded quarterly after October 31, 2014;

(iii)
except, however, that, if, during the term of the Note, the Company raises Net Equity Capital (as defined in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that the Company receives such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of our common stock at a conversion price that is equal to the greater of the market price of our common stock on the day prior to the conversion, or $1.00. The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

If the 2013 EBITDA is greater than CDN$2,000,000, Apex shall pay an amount, to its former owners, (the “2013 EBITDA Additional Earn-Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000, up to a maximum of CDN$500,000. The 2013 EBITDA Additional Earn-Out shall be paid by the issuance of shares of the Company’s common stock. The number of shares to be issued shall be determined by the amount due divided by the 30 day average daily closing price of the shares of the Company’s common stock in the month of July 2013. The shares issued will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

The fair value of the earn out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date). At September 30, 2013, the calculated Earn Out Payment due under the Purchase Agreement was CDN$341,000 (US$331,000). Accordingly, there is CDN$341,000 (US$331,000) recorded as potential additional purchase consideration in the unaudited condensed consolidated financial statements. The adjustment of CDN$735,000 (US$713,000) was recorded as a separate component of operating expenses in the unaudited condensed consolidated statement of operations and comprehensive loss as of September 30, 2013. On October 31, 2013 the Sellers disputed the Company’s calculation of the Earn Out Payment due and has stated the payment should be $1.6 million. Per the terms of the Purchase Agreement, the seller and the Company have ten business days to reconcile any differences in the calculation of the Earn Out Payment. The ten business days concludes on November 14, 2013. If a reconciliation cannot be completed in that time period, the Company and the seller will refer the matter to a mutually agreed upon accounting firm to conclude the accuracy of the Earn Out Payment. The accounting firm will have 45 calendar days to review the seller and the Company’s calculation of the Earn Out Payment, which will conclude on December 31, 2013.

The Company also entered into an employment agreement with Donald Dalicandro, the Former Chief Executive Officer of Apex, as a result of the Apex acquisition. Under the employment agreement, the Company further agreed Mr. Dalicandro would be appointed to the Company’s board of directors effective June 4, 2012, and would not be removed from the Company’s board of directors during the Earn-Out Period (as defined in the employment agreement) and the Bonus Period (as defined in the employment agreement) except by death, bankruptcy, incapacity or voluntary resignation. The agreement calls for annual bonus upon achieving certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015. Such bonuses are considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not his employment is retained (see Note 5).

As part of the Purchase Agreement, we are obligated to pay bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as we are obligated to pay the bonus regardless of whether or not the CEO’s employment is retained. The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date). At September 30, 2013 there is CDN$160,000 (US$154,000) recorded in accrued earn out consideration in the Company’s unaudited condensed consolidated balance sheets.

Apex Escrow Obligation - As part of the Apex Purchase Agreement, from the Closing Date up until the expiry of the bonus period, the Company is obligated to escrow 25% of any Equity Capital raised in excess of $500,000. The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out and the 2013 EBITDA Additional Earn-Out and the additional bonus consideration. In December 2012, the Company raised $7,042,000 as part of the Series D Purchase Agreement. These funds have not been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the terms of the escrow agreement itself.

Contingencies - The Company is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business; the outcome of which the Company believes will not have a material adverse effect on the business, financial condition, cash flows or results of operations. These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

The Company is subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted and whether new accruals are required.

Under the Company’s bylaws, directors and officers have certain rights to indemnification by the Company against certain liabilities that may arise by reason of their status or service as directors or officers. The Company maintains director and officer insurance, which covers certain liabilities arising from the obligation to indemnify directors and officers and former directors in certain circumstances. No material indemnification liabilities were accrued at September 30, 2013.

The Company is party to employment agreements with certain of its key executive officers as of September 30, 2013. The agreements do not provide for any material, out of ordinary course of business provisions or benefits.

Included in the key executive officer agreements is an employment agreement with its Chief Operating Officer. Pursuant to the agreement, the officer is entitled to an annual bonus calculated pursuant to terms set forth in the agreement. The agreement also contains a severance provision providing up to twelve months of salary in certain situations.

NOTE 13 – SUBSEQUENT EVENT

In November 2013, the Company entered into definitive subscription agreements (“Series E Purchase Agreement”) with accredited investors for the sales of $3,835,000 in gross proceeds for 383,500 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) for a purchase price of $10.00 per share. The initial Conversion Price is $0.50, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Company received net proceeds of approximately $3.4 million (net of the fair value of placement agent warrants) from the initial closing, after deducting the placement agent’s fees of 8% and other offering expenses. The Company paid the Placement Agent $306,800 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants to purchase 767,000 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Purchase Agreement initial closing. The Company expects to close a second round of Series E Preferred Shares with gross proceeds of $300,000-$700,000 shortly thereafter.

The Series D Preferred Stock’s initial Conversion Price was $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. As a result of the issuance of Common Stock in connection with the August 15, 2013 private placement (see Note 9(b)), the Conversion Price of the Series D Preferred Stock was reduced to $0.90. As a result of the sale of Series E Preferred Shares described above, the Conversion Price of the Series D Preferred Stock was further reduced to $0.75 per share on November 12, 2013. The Company expects a second closing of Series E Preferred shortly after November 12, 2013 of approximately $300,000- $700,000. If the second closing is for $700,000 the revised conversion price would be reduced to $0.73 per share. The Series D Preferred Stock contained certain anti-dilution provisions whereby the subsequent sale of Series E Preferred Shares may potentially create an imputed dividend that would impact EPS.
On August 15, 2013, the Company entered into a Purchase Agreement with multiple accredited investors relating to the issuance and sale of Common Stock in a private offering (see Note 9(b)). For a period commencing on the Initial Closing and terminating on a date which is 24 months from the Initial Closing, in the event the Company issues or grants any shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock pursuant to which shares of Common Stock may be acquired at a price less than $0.60 per share, then the Company shall promptly issue additional shares of Common Stock to the investors under the Purchase Agreement in an amount sufficient that the subscription price paid, when divided by the total number of shares issued (shares purchased under the Purchase Agreement plus the additional shares issued under this provision), will result in an actual price paid by the Subscriber per share of Common Stock equal to such lower price. As a result of the sale of Series E Preferred Shares described above, the Company is required to issue up to 585,467 additional common shares to the subscribers in the private offering,

The conversion price of the Investor Warrants issued in connection with the August 15, 2013 private placement was $1.00 per share. If the Company at any time while the Investor Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock (as, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal to such lower price. As a result of the sale of Series E Preferred Shares described above, the conversion price of the Investor Warrants was reduced to $0.50 per share on November 12, 2013.

The conversion price of the Placement Agent Warrants issued in connection with the August 15, 2013 private placement was $0.60 per share. If the Company at any time while the Placement Agent Warrants are outstanding, shall sell or grant an option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or securities convertible, exchangeable or exercisable for shares of common stock (as, at an effective price per share less than the exercise price of the Placement Agent Warrants then in effect, the exercise price of the Placement Agent Warrants will be reduced to equal to such lower price. As a result of the sale of Series E Preferred Shares described above, the conversion price of the Placement Agent Warrants was reduced to $0.50 per share on November 12, 2013.

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
DecisionPoint Systems, Inc.
Irvine, California

We have audited the accompanying consolidated balance sheets of DecisionPoint Systems, Inc. (“the Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Costa Mesa, California
March 28, 2013.

Audited Consolidated Financial Statements
DECISIONPOINT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2012	2011
ASSETS
Current assets
Cash	$1,103	$366
Accounts receivable, net	12,287	13,917
Other receivable	-	1,476
Due from related party	202	-
Inventory, net	811	706
Deferred costs	3,955	3,469
Deferred tax assets	48	-
Prepaid expenses and other current assets	302	408
Total current assets	18,708	20,342

Property and equipment, net	179	99
Other assets, net	205	175
Deferred costs, net of current portion	2,124	1,800
Goodwill	8,571	5,538
Intangible assets, net	6,023	2,214
Total assets	$35,810	$30,168

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,080	$8,947
Accrued expenses and other current liabilities	2,895	2,505
Line of credit	3,430	4,024
Current portion of debt	1,800	1,000
Due to related parties	1	872
Accrued earn out consideration	1,186	-
Unearned revenue	7,409	6,756
Total current liabilities	27,801	24,104

Long term liabilities
Unearned revenue, net of current portion	2,883	2,509
Debt, net of current portion and discount	2,922	970
Accrued earn out consideration, net of current portion	159	-
Deferred tax liabilities	1,078	18
Other long term liabilities	80	60
Total liabilities	34,923	27,661

Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,105,155 and 1,816,289 shares issued and outstanding, including cumulative and imputed preferred dividends of $361 and $436, and with a liquidation preference of $8,758 and $10,652 at December 31, 2012
and 2011, respectively	7,370	6,320
Common stock, $0.001 par value, 100,000,000 shares authorized,
9,300,439 issued and 9,146,556 outstanding as of December 31, 2012,
and 8,182,791 shares issued and 8,028,908 outstanding as of December 31, 2011	9	8
Additional paid-in capital	16,132	14,514
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(21,674)	(17,231)
Unearned ESOP shares	(767)	(899)
Accumulated other comprehensive income	22	-
Total stockholders’ equity	887	2,507
Total liabilities and stockholders' equity	$35,810	$30,168

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)

	Years ended December 31,
	2012	2011

Net sales	$71,501	$58,359

Cost of sales	55,949	46,368

Gross profit	15,552	11,991

Selling, general and administrative expense	18,661	13,597

Operating loss	(3,109)	(1,606)

Other expense (income):
Interest expense	998	1,160
Loss on debt extinguishment	-	2,665
Other income, net	(116)	(363)
Total other expense	882	3,462

Loss before income taxes	(3,991)	(5,068)

Provision (tax benefit) for income taxes	(125)	100

Net loss	(3,866)	(5,168)

Cumulative and imputed preferred stock dividends	(954)	(486)

Net loss attributable to common shareholders	$(4,820)	$(5,654)

Net loss per share -
Basic and diluted	$(0.61)	$(0.94)

Weighted-average shares outstanding -
Basic and diluted	7,900,693	6,019,900

Other comprehensive loss, net of tax
Net loss	$(3,866)	$(5,168)
Foreign currency translation adjustment	22	-

Comprehensive loss	$(3,844)	$(5,168)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
(In thousands)

	Convertible				Additional			Unearned	Accumulated other	Total stockholders’
	Preferred stock		Common stock		paid-in	Treasury	Accummulated	ESOP	comprehensive	equity
	Shares	Amount	Shares	Amount	capital	stock	deficit	shares	income	(deficit)

Balance at December 31, 2010	401	$1,486	5,081	$5	$8,239	$-	$(11,577)	$(1,024)	$-	$(2,871)

Net loss	-	-	-	-	-	-	(5,168)	-	-	(5,168)
Reverse recapitalization transaction:
Shares deemed issued to Comamtech
stockholders in exchange for net
assets contributed	-	-	2,187	2	3,945	-	-	-	-	3,947
Expenses related to reverse recapitalization	-	-	-	-	(730)	-	-	-	-	(730)
Issuance of common shares for finders fee	-	-	154	-	354	-	-	-	-	354
Repurchase 153,883 shares of common stock	-	-	-	-	-	(205)	-	-	-	(205)
Employee stock-based compensation	-	-	-	-	200	-	-	-	-	200

Common shares issued in connection with Exchange Agreement	1,415	4,529	695	1	2,348	-	-	-	-	6,878
Common shares issued in exchange for services	-	-	66	-	158	-	-	-	-	158
Accrued dividends on preferred stock	-	305	-	-	-	-	(486)	-	-	(181)
Principal payment from ESOP	-	-	-	-	-	-	-	125	-	125

Balance at December 31, 2011	1,816	6,320	8,183	8	14,514	(205)	(17,231)	(899)	-	2,507

Net loss	-	-	-	-	-	-	(3,866)	-	-	(3,866)
Foreign currency translation adjustment		-	-	-	-	-	-	-	22	22
Convertible Series C Preferred retired	(1,415)	(4,906)	-	-	-	-	377	-	-	(4,529)
Convertible Series D Preferred sold in private placement,
net of issuance costs	704	5,668	-	-	355	-	-	-	-	6,023
Shares issued in connection with Illume acquisition	-	-	617	1	697	-	-	-	-	698
Shares issued in connection with Apex acquisition	-	-	325	-	341	-	-	-	-	341
Common stock issued as an antidilution adjustment	-	-	175	-	173	-	-	-	-	173
Employee stock-based compensation	-	-	-	-	52	-	-	-	-	52
Accrued dividends on preferred stock	-	288	-	-	-	-	(954)	-	-	(666)
Principal payment from ESOP	-	-	-	-	-	-	-	132	-	132

Balance at December 31, 2012	1,105	$7,370	9,300	$9	$16,132	$(205)	$(21,674)	$(767)	$22	$887

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In thousands)

	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(3,866)	$(5,168)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,510	560
Amortization of deferred financing costs and note discount	183	140
Employee stock-based compensation	52	200
Non-employee stock-based compensation	514	283
Non-cash interest expense	-	80
Loss on debt extinguishment	-	2,269
Loss on disposal of property and equipment	-	4
ESOP compensation expense	132	125
Allowance for doubtful accounts	108	-
Other income related to collection of note receivable in excess of carrying value	-	(405)
Deferred taxes, net	(256)	73
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	1,801	(1,221)
Due from related parties	147	-
Inventory, net	(98)	193
Deferred costs	(810)	(291)
Prepaid expenses and other current assets	182	80
Other assets, net	(37)	(33)
Accounts payable	946	(39)
Accrued expenses and other current liabilities	506	(257)
Due to related parties	-	(735)
Unearned revenue	705	1,701
Net cash provided by (used in) operating activities	1,719	(2,441)
Cash flows from investing activities
Cash paid for Apex	(4,801)	-
Cash paid for Illume	(250)	-
Cash paid for CMAC, net of cash acquired	-	(2,205)
Capital expenditures	(64)	(49)
Collection of note and other receivable received in reverse recapitalization	-	555
Net cash used in investing activities	(5,115)	(1,699)
Cash flows from financing activities
(Repayments) borrowings from line of credit, net	(594)	(340)
Proceeds from the issuance of term debt	4,033	4,000
Cash received in reverse recapitalization, net of expenses	1,500	1,985
Repayment of debt	(1,393)	(1,000)
Convertible series C preferred stock retired	(4,529)	-
Issuance of convertible series D preferred stock	7,042	-
Paid financing costs associated with convertible series D preferred stock	(1,020)	-
Purchase of treasury stock	-	(250)
Cash dividends paid on Series C Preferred	(651)	(91)
Paid financing costs	(270)	(109)
Holding share liability	-	(4)
Net cash provided by financing activities	4,118	4,191
Effect on cash of foreign currency translation	15	-
Net increase in cash	737	51
Cash at beginning of year	366	315
Cash at end of year	$1,103	$366

Supplemental disclosure of cash flow information:
Interest paid	$888	$1,438
Income taxes paid	57	62
Supplemental disclosure of non-cash financing activities:
Preferred and common shares issued in exchange for debt and related accrued interest	$-	$4,117
Preferred and common shares issued in exchange for accounts
payable and related accrued interest	-	412
Common shares issued as finder's fee in reverse capitalization	-	354
Common stock issued in connection with Apex acquisition	341	-
Common stock issued in connection with Illume acquisition	698	-
Common stock issued to Preferred Series C holders as an anti dilution adjustment	173	-
Cumulative and imputed dividends on preferred stock	288	305
Warrants issued in connection with convertible series D preferred stock	355	-

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

DecisionPoint Systems, Inc., (“DecisionPoint”, “Company”) through its subsidiaries is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks. These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers. The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers. The suite of software products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and warehouse management.

The Company, formerly known as Comamtech, Inc. (“Comamtech”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”). On June 15, 2011, the Company entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly-owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”) incorporated on December 27, 2006, under the laws of the State of Delaware. Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”). The Company and DecisionPoint Systems International each reincorporated in the State of Delaware, subsequent to the Merger. Upon completion of the Merger, the Company adopted Old DecisionPoint’s business plan.

Accounting Treatment of the Merger; Financial Statement Presentation

Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Merger was accounted for as a reverse recapitalization pursuant to the guidance in “SEC’s Division of Corporation Finance Financial Reporting Manual”. These transactions are considered by the SEC to be capital transactions in substance, rather than business combinations. The Merger has been accounted for as a recapitalization which resulted in an exchange ratio of one Old DecisionPoint share for every 7.23273 shares of Comamtech common stock outstanding prior to the Merger. For accounting purposes, Old DecisionPoint is considered the acquirer and surviving entity in the reverse recapitalization. Accordingly, 2,186,689 shares were deemed issued to the Comamtech shareholders in exchange for approximately $3.9 million of net assets received. The accompanying historical consolidated financial statements prior to the Merger are those of Old DecisionPoint.

The accompanying consolidated financial statements present the previously issued shares of Comamtech common stock as having been issued pursuant to the Merger on June 15, 2011, with the consideration received for such issuance being the net assets of Comamtech received in the Merger. The shares of common stock of the Company issued to Old DecisionPoint’s stockholders in the Merger are presented as having been outstanding since the original issuance of the shares. Further, the exchange ratio has been retroactively applied to all share, weighted average share, loss per share, and stock option and warrant disclosures.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The consolidated financial statements of DecisionPoint and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators, Inc. (“Apex”). DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”). Apex was acquired on June 4, 2012, and as such, the operating results of Apex have been consolidated into the Company’s consolidated results of operations beginning on June 5, 2012. In addition, on July 31, 2012, the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. (the “Seller”) Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”). The operating results of Illume Mobile have been consolidated into the Company’s consolidated results of operations beginning on August 1, 2012. The Company currently operates in one business segment. All intercompany transactions have been eliminated.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011
Summary of Significant Accounting Policies

Use of Estimates - The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis. The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates and assumptions used in preparation of the consolidated financial statements.

Purchase Accounting and Business Combinations - The Company accounts for its business combinations using the purchase method of accounting which requires that intangible assets be recognized apart from goodwill if they are contractual in nature or separately identifiable. Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable. The excess of cost of an acquired entity over the fair value of identifiable acquired assets and liabilities assumed is allocated to goodwill.

The valuation and allocation process relies on significant assumptions made by management. In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition. Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

Accounts Receivable - Accounts receivable are stated at net realizable value, and as such, current earnings are charged with an allowance for doubtful accounts based on management’s best estimate of the amount of probable incurred credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and specific account information available. Accounts receivable are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $246,000 and $246,000, as of December 31, 2012 and 2011, respectively. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts.

Inventory - Inventory consists solely of finished goods and is stated at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method. The Company periodically reviews its inventory and makes provisions as necessary for estimated obsolete and slow-moving goods. The creation of such provisions results in a write down of inventory to net realizable value and a charge to cost of sales. Inventories are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $83,000 and $155,000, as of December 31, 2012 and 2011, respectively.

Deferred costs – Deferred costs consist primarily of third party extended hardware and software maintenance services which the Company has paid for in advance. The costs are ratably amortized over the life of the contract, generally one to five years.

Property and Equipment - Property and equipment are recorded at cost. Repairs and maintenance that do not improve or extend the lives of the respective assets are expensed in the period incurred.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment	3 to 5 years
Office furniture and fixtures	5 to 7 years

Leasehold improvements are amortized over the shorter of the lease term or the life of the improvements.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell. To date, the Company has not recorded any impairment charges.

Goodwill – Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at December 31 for impairment by comparing the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of reporting unit goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. No impairment charges have been recorded as a result of the Company’s annual impairment assessments.

Intangible assets – Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life. No impairments were identified and changes to estimated useful lives have been recorded.

Deferred Financing Costs - Costs incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense over the life of the underlying indebtedness, adjusted to reflect any early repayments using the effective interest rate method. Deferred financing costs net of amortization totaled approximately $107,000 and $90,000, as of December 31, 2012 and 2011, respectively, and are included in other assets in the accompanying consolidated balance sheets.

Fair Value Measurement - Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.
•
Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

•	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by the Company.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observable inputs may result in a reclassification of assets and liabilities within the three levels of the hierarchy outlined above.

Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The Company measures certain liabilities at fair value on a recurring basis such as our contingent consideration related to business combinations and recognizes transfers within the fair value hierarchy at the end of the fiscal quarter in which the change in circumstances that caused the transfer occurred. There have been no transfers between Level 1, 2 or 3 assets or liabilities during the fiscal year ended December 31, 2012.

The Company has classified its contingent consideration related to the acquisitions as a Level 3 liability. (See “Note 4 – Acquisitions” for a description of the acquisitions along with comprehensive details regarding the assumptions used in calculating fair value of the contingent consideration). Revenue and other assumptions used in the calculation require significant management judgment. The Company reassesses the fair value of the contingent consideration liabilities on a quarterly basis. Based on that assessment, the Company did not recognize any adjustment to the actual calculation of the earn-out obligations during the fiscal year ended December 31, 2012.

As of December 31, 2012, liabilities recorded at fair value on a recurring basis consist of the following (in thousands):

		Fair Value Measurements
	Total	Level 1	Level 2	Level 3

Liabilities
Contingent consideration liability
recorded for business combinations	$1,346	$-	$-	$1,346

The following table summarizes changes to the fair value of the contingent consideration, which is a Level 3 liability (in thousands):

Contingent consideration

Balance at December 31, 2011	$-
Apex earn-out	1,033
Apex bonus consideration	153
Illume Mobile earn-out	107
Changes in fair value	-
Effect of currency translation	53
Balance at December 31, 2012	$1,346

Assets Measured and Recorded at Fair Value on a Nonrecurring Basis

The Company's non-financial assets and liabilities, such as goodwill, intangible assets, and other long lived assets resulting from business combinations are measured at fair value using income and market comparable valuation methodologies at the date of acquisition and subsequently re-measured if there are indicators of impairment. There were no indicators of impairment identified during the fiscal year ended December 31, 2012.

Translation of Foreign Currencies - The Company's functional currency is the U.S. dollar. The financial statements of the Company's foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes. Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates. Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Revenue Recognition - Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services. Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exits; (2) delivery has occurred and title has passed to the customer which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured. The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems. Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances. Our policy is to classify shipping and handling costs billed to customers and the related expenses as cost of sales.

The Company also generates revenue from professional services and customer specified software customization on either a fee-for-service or fixed fee basis. Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered. Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The Company records sales net of sales tax.

The Company enters into revenue arrangements that contain multiple deliverables. Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect the Company’s results of operations. When the Company enters into an arrangement that includes multiple elements, the allocation of value to each element is derived based on management’s best estimate of selling price when vendor specific objective evidence or third party evidence is unavailable.

Revenue from software licenses is recognized when all of the software revenue recognition criteria are met and, if applicable, when vendor specific objective evidence, or VSOE, exists to allocate the total license fee to each element of multiple-element software arrangements, including post-contract customer support. Post-contract support is recognized ratably over the support period. When a contract contains multiple elements wherein the only undelivered element is post-contract customer support and VSOE of the fair value of post-contract customer support does not exist, revenue from the entire arrangement is recognized ratably over the support period. Software royalty revenue is recognized in arrears on a quarterly basis, based upon reports received from licensees during the period, unless collectability is not reasonably assured, in which case revenue is recognized when payment is received from the licensee.

Concentration of Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable. On November 9, 2010, the Federal Deposit Insurance Corporation (“FDIC”) implemented section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing accounts. Beginning December 31, 2010 and continuing through December 31, 2012, all noninterest-bearing accounts are fully insured regardless of the balance of the account. This coverage is available at all FDIC member institutions. The Company uses Silicon Valley Bank, which is an FDIC insured institution. Based on these facts, collectability of bank balances appears to be adequate.

For the year ended December 31, 2012, the Company had sales to two customers which represented a total of 12.5% and 6.9%, of total revenues. Accounts receivable from two customers at December 31, 2012, were approximately 14% and 10%. For the year ended December 31, 2011, the Company had sales to two customers which represented a total of 26% of total revenues. Accounts receivable from two customers at December 31, 2011, accounted for 14% and 10% of accounts receivable. The loss of a significant customer could have a material adverse impact on the Company.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

The Company has had the same four primary vendors in both periods presented. For the year ended December 31, 2012, the Company had purchases from these four vendors that collectively represented 71% of total purchases and 67% of the total outstanding accounts payable at December 31, 2012. For the year ended December 31, 2011, the Company had purchases from these four vendors that collectively represented 76% of total purchases and 74% of the total outstanding accounts payable at December 31, 2011. The same single vendor represented 28% and 27% of the total purchases for the years ended December 31, 2012 and 2011, respectively. Loss of this certain vendor could have a material adverse effect on our operations.

Fair Value of Financial Instruments - The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, line of credit and long term debt. The carrying value of the short term financial instruments approximates their fair values at December 31, 2012 and 2011, due to their short-term maturities. The carrying value of the Company’s long-term debt approximates its fair value, net of a discount related to a final payment to be made on the due date which is equal to two percent of the original loan amount.

Stock-Based Compensation - The Company records the fair value of all stock-based compensation awards in its consolidated financial statements. The terms and vesting schedules for stock-based awards vary by type of grant and generally vest based on the passage of time. The fair value of stock options and warrants is calculated using the Black-Scholes option-pricing model and the expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Employee Stock Ownership Plan (ESOP) - The cost of shares issued to the ESOP, but not yet earned is shown as a reduction of equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. As shares of common stock acquired by the ESOP are committed to be released to each employee, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.

Comprehensive Loss - Comprehensive loss consists of net loss and accumulated other comprehensive loss, which includes certain changes in equity that are excluded from net loss. Comprehensive loss for the year ended December 31, 2012 is equal to the net loss of $3,866,000 plus other comprehensive income totaling $22,000 (relating to exchange translation adjustments arising from the consolidation of the Company’s Canadian Apex subsidiary) to arrive at comprehensive loss of $3,844,000. Comprehensive loss for the year ended 2011 is equal to the net loss reported.

Income Taxes – The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) guidance, which requires deferred tax assets and liabilities, be recognized using enacted tax rates to measure the effect of temporary differences between book and tax bases on recorded assets and liabilities. FASB guidance also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not some portion or all of the deferred tax assets will not be recognized.

The Company evaluates on an annual basis its ability to realize deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are forecasts of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

In accordance with FASB guidance on accounting for uncertainty in income taxes, the Company evaluates tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit. If the more likely than not threshold is not met in the period for which a tax position is taken, the Company may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period.

Reclassifications - Certain reclassifications have been made to prior years to conform to current period financial statement presentation with no effect on our previously reported consolidated financial position, results of operations, or cash flows.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011
New Accounting Standards

In July 2012, The FASB has issued ASU No. 2012-02, Intangibles--Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30, Intangibles--Goodwill and Other, General Intangibles Other than Goodwill.

Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period.

The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Company does not believe that the adoption of this pronouncement will have a material effect on the consolidated financial statements.

In October 2012, the FASB issued ASU 2012-04, "Technical Corrections and Improvements." ASU 2012-04 contains amendments to clarify the ASC, correct unintended application of guidance, or make minor improvements to the ASC that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Additionally, the amendments are intended to make the ASC easier to understand and the fair value measurement guidance easier to apply by eliminating inconsistencies and providing needed clarifications. The amendments that do not have transition guidance were effective upon issuance. The amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 will not have a material impact on our results of operations or our financial position.

In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income." ASU 2013-02 requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required to be reclassified in its entirety to net income. For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. Early adoption is permitted. The adoption of ASU 2013-02 will not have a material impact on our results of operations or our financial position.

NOTE 3 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The weighted-average basic and diluted shares for the years ended December 31, 2012 and 2011, exclude approximately 0.6 million and 0.7 million, respectively, of ESOP shares that have not been committed to be released.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

For periods presented in which there is a net loss, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive. Below is a reconciliation of the fully dilutive securities effect for the period with net income (in thousands except share and per share data):

	December 31,
	2012	2011

Net loss attributable to common shareholders	$(4,820)	$(5,654)

Weighted average common shares outstanding - basic and diluted	7,900,693	6,019,900

Loss per common share - basic and diluted	$(0.61)	$(0.94)

For the years ended December 31, 2012 and 2011, respectively, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.
Potential dilutive securities consist of (in thousands):
	December 31,
	2012	2011

Convertible preferred stock - Series A	270	270
Convertible preferred stock - Series B	131	131
Convertible preferred stock - Series C	-	1,415
Convertible preferred stock - Series D	7,042	-
Warrants to purchase common stock	981	429
Options to purchase common stock	544	702

Total potentially dilutive securities	8,968	2,947

NOTE 4 – ACQUISITIONS

In pursuing our business strategies, we acquire and make investments in certain businesses that meet strategic and financial criteria.

Illume Mobile

On July 31, 2012 (“Illume Mobile Closing Date”), the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. (the “Seller”) Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma. Founded in 1996, Illume Mobile is a mobile business solutions provider that serves mobile products and platforms. Illume Mobile’s initial core business is the development and integration of business applications for mobile environments.

In consideration for the business of Illume Mobile, the Company paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock. The number of shares issued was based on the volume weighted-average closing price of the Company’s common stock of $1.215 per share over the twenty trading days prior to the Illume Mobile Closing Date. The closing price of the Company’s common stock on the day of the Illume Mobile Closing was $1.13 per share. Accordingly, the Company has valued the shares issued in conjunction with the acquisition at $698,000.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Pursuant to the Asset Purchase Agreement, the Company may be required to make an additional payment (“Earn-Out Payment”) to the Seller of up to $500,000, based on the achievement of specified levels of net revenue during the twelve months ending July 31, 2013, of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company. The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Illume Mobile Closing Date. The Earn-Out Payment will be paid within 30 days of the one year anniversary of the Closing Date. Closing costs and associated expenses totaled approximately $140,000. The Company paid Sigma Capital Advisors a fee of $45,000 for services provided in connection with the Asset Purchase Agreement. The transaction was accounted for using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into the Company’s results of operations beginning on August 1, 2012.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The following table summarizes the fair value of the Illume Mobile assets acquired and liabilities assumed at July 31, 2012 (in thousands):

Assets acquired:
Accounts receivable	$16
Other current assets	15
Property and equipment	26
Intangible assets	630
Goodwill	444
Total assets	1,131

Liabilities assumed:
Accounts payable and other accrued liabilities	39
Unearned revenue	37
Total liabilities assumed	76
Net assets acquired	$1,055

Purchase consideration:
Cash paid at closing	$250
Shares issued at closing	698
Earn out consideration	107
Total purchase consideration	$1,055

Under the Asset Purchase Agreement, the Earn-Out Payment will be computed as follows:

(a)
If Net Revenue (as defined in the Purchase Agreement) attributable to Illume Mobile, during the one year period commencing on the Illume Mobile Closing Date is $1,500,000 or less, the Earn-Out Payment will be $0.

(b)	If Net Revenue (as defined in the Purchase Agreement) is greater than $1,500,000 but less than $2,000,000, the Earn-Out Payment will be $100,000.
(c)
If Net Revenue (as defined in the Purchase Agreement) is at least $2,000,000 but less than $3,000,000, the Earn-Out Payment will be equal to the sum of (i) $100,000 plus (ii) 40% of the excess of the Net Revenue amount over $2,000,000.

(d)	If Net Revenue (as defined in the Purchase Agreement) is $3,000,000 or more, the Earn-Out Payment will be $500,000.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

The Earn-Out Payment amount was recorded as additional purchase price consideration and the fair value was estimated by using a probability weighting of achieving various future revenue results simulation model to calculate the present value of the earn-out and determine the probability of reaching the earn-out milestones.

The present value of the total earn-out amount was calculated using a discount rate of 21.0%. The discount rate was determined based on an estimated venture capital rate of return. The fair value of the Earn-Out Payment was calculated to be approximately $107,000 and is recorded as accrued earn-out consideration in the Company’s consolidated balance sheet as of December 31, 2012.

The fair value of the intangible assets acquired at July 31, 2012, and the estimated useful lives over which they are being amortized are (in thousands):

	Fair Value	Estimated Useful life

Software	$310	3.5 years
Customer relationships	100	3 years
Trade name	130	3 years
Covenant not to compete	90	2 years

	$630

The fair value of proprietary software and trade names was determined using a relief from royalty method based on the expected future revenue streams. The fair value of customer relationships was determined using the estimated future cash flows attributable to existing customers. The fair value of the covenant not to compete was calculated as the present value of the income expected to be generated as a result of the covenanters not competing with the business.

Amortization of proprietary software is calculated as the greater of the proportional revenue approach or the straight-line approach. Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

The transaction resulted in a purchase price residual at the Illume Mobile Closing Date of approximately $444,000 for goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint. Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the Illume Mobile business and the synergies created with the integration of key components of a commercial infrastructure. The total amount of the goodwill acquired is deductible for tax purposes.

Apex Systems Integrators, Inc.

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Purchase Agreement”), the Company acquired all of the issued and outstanding shares of Apex Systems Integrators, Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada. Apex is a provider of wireless mobile work force software solutions.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (“Closing Amount”) in cash. The Company could pay up to an additional undiscounted amount of CDN$3,500,000 (US$3,361,000 at the Closing Date) in consideration for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (“EBITDA”) in the period ended July 2013. Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $2.2 million, which includes the issuance of 325,000 shares of the Company’s common stock (Note 11). The shares were valued at $341,000 based on the market price of $1.05 per share on the Closing Date. Of the total amount, approximately $190,000, was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in the historical financial statements of the Company as follows: 1) fourth quarter ended December 31, 2011: $46,000; 2) first quarter ended March 31, 2012: $351,000: 3) second quarter ended June 30, 2012: $1,213,000; and 4) third quarter ended September 30, 2012: $380,000 The transaction was accounted for using the purchase method of accounting and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012. The Company funded the purchase of Apex through borrowings as further explained below.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The following table summarizes the fair value of the Apex assets acquired and liabilities assumed at June 4, 2012 (in thousands):

Assets acquired:
Accounts receivable	$243
Due from related party	412
Other current assets	62
Property and equipment	30
Intangible assets	4,466
Goodwill	2,449
Total assets	7,662

Liabilities assumed:
Accounts payable and other accrued liabilities	194
Unearned revenue	297
Deferred tax liability	1,184
Total liabilities assumed	1,675
Net assets acquired	$5,987

Purchase consideration:
Cash paid at closing	$4,801
Accrued earn out consideration	1,186
Total purchase consideration	$5,987

Under the Purchase Agreement, the following post-closing adjustments will be made:

(a)
if the Closing Working Capital as defined in the Purchase Agreement as shown on the closing date balance sheet: (i) is less than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be reduced on a dollar for dollar basis by the amount of the shortfall; (ii) is greater than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be increased on a dollar for dollar basis by the amount of such excess; and (iii) is equal to than CDN$200,000 (US$192,000 at the Closing Date), there shall be no adjustment to the Closing Amount as a result of this provision; and

(b)
the Closing Amount shall be reduced on a dollar for dollar basis by the amount of any liabilities of Apex on the Closing Date as shown on the closing date balance sheet, including any taxes payable and indebtedness of Apex (other than the executory obligations under contracts and all accounts payable and accrued liabilities of Apex incurred in the ordinary course of business) and excluding any liabilities otherwise adjusted pursuant to (a) above.

Pursuant to the above, a working capital adjustment of approximately $412,000 was recorded at the Closing Date. In July of 2012, pursuant to the above arrangement, the Closing Working Capital was audited and resulted in an adjustment of $76,414 and a reduction to goodwill. The total due from the prior shareholder at December 31, 2012 is $201,000 and is reflected on the accompanying consolidated balance sheet as due from related party.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

In addition, if EBITDA (as uniquely defined in the agreement), of Apex for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay an amount, to its former owners, equal to the product of the 2013 EBITDA multiplied by four less $4,801,000 (“2013 EBITDA Basic Earn-Out Amount”), up to a maximum of CDN$3,000,000 (US$2,881,000 at the Closing Date). An amount equal to 22.22% of the 2013 EBITDA Basic Earn-Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (the “Note”).

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments beginning on January 31, 2014 (“Installment Dates”). Interest from and after August 1, 2013, shall be paid in arrears on the last day of each calendar quarter commencing on January 31, 2014. The interest rate shall be determined as follows:

(i)	9% per annum, calculated and compounded quarterly before November 1, 2014; and
(ii)	11% per annum, calculated and compounded quarterly after October 31, 2014;
(iii)
except, however, that, if, during the term of the Note, the Company raises Net Equity Capital (as defined in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that the Company receives such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of our common stock at a conversion price that is equal to the greater of the market price of our common stock on the day prior to the conversion, or $1.00. The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

If the 2013 EBITDA is greater than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay an amount, to its former owners, (the “2013 EBITDA Additional Earn-Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000 ($1,920,000 at the Closing Date), up to a maximum of CDN$500,000 (US$480,000 at the Closing Date). The 2013 EBITDA Additional Earn-Out shall be paid by the issuance of shares of the Company’s common stock. The number of shares to be issued shall be determined by the amount due divided by the 30 day average daily closing price of the shares of the Company’s common stock in the month of July 2013. The shares issued will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

The obligations of Apex under the Purchase Agreement are guaranteed by the Company.

The 2013 EBITDA Basic Earn-Out Amount and 2013 EBITDA Additional Earn-Out Amount were recorded as additional purchase price consideration and the fair value was estimated by using a Monte Carlo simulation model to calculate the present value of the earn-out and determine the probability of reaching the earn-out milestones. The Company simulated the EBITDA in the earn-out periods by varying the following inputs:

•	Revenue – Earn-out period revenue was simulated based on management’s projected revenue and a standard deviation based on revenue variance shown throughout management’s 2012 - 2014 projections.

•
Cost of Goods Sold (“COGS”) Margin – Earn-out period COGS margin was simulated based on management’s projected margin and a standard deviation based on COGS margin variance shown throughout management’s 2012 - 2014 projections.

•
General and Administrative Expenses (“G&A”) – Earn-out period G&A expense was simulated based on management’s projected G&A expense and a standard deviation based on G&A expenses variance shown throughout management’s 2012 - 2014 projections. Such G&A amounts are limited with respect to the calculation based on the terms of the agreement.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Once the EBITDA was simulated in the earn-out period, the Company then determined the amount of the 2013 EBITDA Basic Earn-Out and the 2013 EBITDA Additional Earn-Out that was achieved.

The present value of the total earn-out amount was calculated using a discount rate of 19.7%. The discount rate was determined based on: (i) a discount rate of 16.0% based on the cost of equity less 2.0 percent specific risk premium since the Earn-Out period is only for one year, plus (ii) a counterparty risk of 3.7% based on the after-tax estimated cost of debt. The fair value of the earn-out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date). At December 31, 2012, the Company revised the analysis of earn-out consideration taking in to account actual results and projected results for the remainder of the earn-out period. Based on that analysis, the Company has not adjusted the earn-out accrual totaling CDN$ 1,076,000 (US$1,079,000 at December 31, 2012).

As part of the Purchase Agreement, we are obligated to pay an additional bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as we are obligated to pay the bonus regardless of whether or not his employment is retained. The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date). At December 31, 2012, the Company revised the analysis of the bonus taking in to account actual results and projected results for the remainder of the bonus period. Based on that analysis, the Company has not adjusted the bonus accrual totaling CDN$160,000 (US$160,000 at December 31, 2012).

As part of the Purchase Agreement, from the Closing Date up until the expiry of the bonus period, the Company is obligated to escrow 25% of any Equity Capital raised in excess of $500,000. The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out and the 2013 EBITDA Additional Earn-Out and the additional bonus consideration. In December 2012, the Company raised $7,042,000 as part of the Series D Purchase Agreement. The Apex Stock Purchase Agreement requires 25% of net offering proceeds, as defined, to be placed in an escrow account to satisfy the payment obligations of certain earn-out provisions. These funds have not been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

The fair value at June 4, 2012, of the intangible assets acquired and the estimated useful lives over which they are being amortized are (in thousands):

	Fair Value	Estimated Useful life

Apex Ware Software	$2,483	3.5 years
Customer relationships	1,536	9 years
Trade name	432	7 years
Covenant not to compete	15	1 years

	$4,466

The fair value of proprietary software was derived under the cost approach based on the value of replacing the software with software with similar functionality. Trade name fair value was determined using a relief from royalty method based on the expected future revenue streams. The fair value of customer relationships was determined using the estimated future cash flows attributable to existing customers. The fair value of the covenant not to compete was calculated as the present value of the income expected to be generated as a result of the covenanters not competing with the business.

Amortization of the APEXWare™ software is calculated as the greater of the proportional revenue approach or the straight-line approach. Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

The transaction resulted in a purchase price residual at the Closing date of approximately $2,449,000 for goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint. Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the Apex business and the synergies created with the integration of key components of a commercial infrastructure. The total amount of the goodwill acquired is not deductible for tax purposes.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

On June 4, 2012, Apex entered into a Credit Agreement (“RBC Credit Agreement”) with Royal Bank of Canada (“RBC”), pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000 (US$2,641,000 at the Closing date), including a revolving demand facility with an authorized limit of CDN$200,000 (US$192,000 at the Closing Date). In addition, Apex entered into a Loan Agreement (”BDC Loan Agreement”) with BDC Capital Inc. (“BDC”), a wholly-owned subsidiary of Business Development Bank of Canada, pursuant to which BDC made available to Apex a term credit facility (“BDC Credit Facility”) in the aggregate amount of CDN$1,700,000 (US$1,632,000 at the Closing Date). Further, the Company drew amounts under our line of credit with SVB to fund the remainder of the cash purchase price. See Note 9 for further discussion of these agreements.

Pro Forma Financial Information (unaudited):

The following summarizes the Company’s unaudited consolidated results of operations for the years ended December 31, 2012 and 2011 as if the Apex and Illume Mobile acquisitions had occurred on January 1, 2011: (in thousands except per share data):

	December 31,
	2012	2011	2012	2011
	as reported		pro forma

Net sales	$71,501	$58,359	$73,703	$62,024
Net loss attributable to common shareholders	(4,820)	(5,654)	(6,887)	(8,441)

Net loss per share - basic and diluted	(0.61)	(0.94)	(0.87)	(1.21)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the years ended December 31, 2012 and 2011 of $572,000 and $1,392,000, respectively, (ii) a net increase in interest expense for the years ended December 31, 2012 and 2011 of $291,000 and $708,000, respectively.

Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the years ended December 31, 2012 and 2011 of $125,000 and $214,000, respectively. Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for each period presented (see discussion at Note 4).

The historical financial information of Apex has been extracted for the periods required from the historical financial statements of Apex Systems Integrators, Inc. which were prepared in accordance with U.S. generally accepted accounting principles. The historical financial information of Illume Mobile has been derived from using internally generated management reports for the periods required.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

The combined amounts of Apex and Illume Mobile’s revenue and net loss since the respective acquisition dates included in the Company’s consolidated statement of operations for the year ended December 31, 2012 were $1.5 million and $1.8 million, respectively.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011
NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at (in thousands):

	December 31,
	2012	2011

Computer equipment	$238	$145
Office furniture and fixtures	113	84
Leasehold improvements	43	44
Total property and equipment	394	273

Less accumulated depreciation and amortization	(215)	(174)

Property and equipment, net	$179	$99

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2012 and 2011, totaled $67,000, and $45,000, respectively.

NOTE 6 – GOODWILL AND INTANGIBLE ASSETS

The Company allocates the cost of its acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess cost over the acquired fair value of the identified net assets acquired is recorded as goodwill.

Goodwill is tested annually during the fourth fiscal quarter and whenever events or circumstances indicate impairment may have occurred. If the carrying amount of goodwill exceeds its fair value, estimated based on discounted cash flow analyses, an impairment charge would be recorded. Based on the results of the annual impairment tests, no impairment of goodwill existed at December 31, 2012.

The changes in the carrying amount of goodwill for the years ended December 31, 2012 and 2011 are as follows (in thousands):

Balance as of January 1, 2011	$5,509
Adjustment to goodwill related to CMAC	29

Balance as of December 31, 2011	5,538
Acquisition of Apex in June	2,449
Adjustment to Apex goodwill	37
Tax adjustment to Apex goodwill	(9)
Acquisition of Illume in July	444
Impact of foreign currency translation	112

Balance as of December 31, 2012	$8,571

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

As of December 31, 2012 and 2011, respectively, the Company’s intangible assets and accumulated amortization consist of the following (in thousands):

	December 31,
	2012				2011
		Accumulated		WA		Accumulated		WA
	Gross	Amortization	Net	Life	Gross	Amortization	Net	Life

Customer relationships	$3,373	$(966)	$2,407	7.6	$1,670	$(279)	$1,391	8.0
Contractor and resume databases	675	(270)	405	3.0	675	(135)	540	4.0
Tradename	893	(193)	700	5.3	310	(64)	246	4.0
Internal use software	2,978	(545)	2,433	3.1	74	(37)	37	1.0
Covenant not to compete	105	(27)	78	1.5	-	-	-	-

	$8,024	$(2,001)	$6,023	5.1	$2,729	$(515)	$2,214	6.5

Amortization expense for intangible assets was $1,486,000 and $515,000 for the years ended December 31, 2012 and 2011, respectively. The effect of foreign currency translation on the intangible assets for the years ended December 31, 2012 and 2011 was $199,000 and $0, respectively. Amortization is calculated over the estimated useful lives of the assets on a straight line basis for covenant not to compete, internal use software and contractor and resume databases, and on an accelerated basis for customer relationships and trade name.

Based on the current amount of intangibles subject to amortization, estimated amortization expense in the next five years and thereafter, is as follows (in thousands):

Year	Amount

2013	$1,934
2014	1,663
2015	1,420
2016	333
2017	255
Thereafter	418

Total	$6,023

NOTE 7 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (in thousands):

	December 31,
	2012	2011

Salaries and benefits	$1,937	$1,633
Interest payable	139	58
Professional fees	33	80
Vendor purchases	92	301
Sales tax payable	293	230
Customer deposits	139	75
Other fees and expenses	262	128

Total accrued expenses and other current liabilities	$2,895	$2,505

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

NOTE 8 – LINE OF CREDIT

The Company has a $10.0 million revolving line of credit with Silicon Valley Bank (“SVB”) which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“SVB Loan Agreement”). Under the SVB Loan Agreement as amended, SVB has also provided the Company with a term loan as discussed at Note 9. The SVB Loan Agreement is secured by substantially all the assets of the Company and was scheduled to mature in February 2013. As of December 31, 2012 and 2011, the outstanding balance on the line of credit is approximately $3.3 million and $4.0 million and the interest rate is 7.5%. The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness. As of December 31, 2012, the Company was in compliance with these covenants.

Availability under the line of credit was approximately $5.0 million as of December 31, 2012. As discussed in Note 9, on February 27, 2013 the Company obtained an additional term loan of $1.0 million, which reduces the maximum availability under the line of credit by 50% of the amount outstanding under the term loan. The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement. No letters of credit were outstanding as of December 31, 2012 or December 31, 2011.

On February 27, 2013, the SVB Loan Agreement was amended to provide for 1) an extension of the termination date of the line of credit to February 28, 2015, 2) the modification of the line of credit borrowing base, advance rate and financial covenants, 3) the inclusion of an additional $1.0 million term loan (See further discussion at Note 9), 4) a modification of the rate of interest of the line of credit to 3.75% above the bank’s prime rate and 5) other various terms and provisions.

Under the RBC Credit Agreement, the revolving demand facility allows for borrowings up to CDN$200,000 (US$ 192,000 at the Closing Date) based upon eligible accounts receivable. Interest is based on the Royal Bank Prime (“RBP”) plus 1.5% and is payable on demand. As of December 31, 2012, the outstanding balance on the line of credit was $168,000 and the interest rate is 4.5%. The RBC Credit Agreement is secured by the assets of Apex. The revolving demand facility has certain financial covenants and other non-financial covenants. As of December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the RBC Credit Agreement. In March 2013, the Company received a waiver for non-compliance of this covenant through March 31, 2013 and has received communication that the bank will work with the Company to reset this specific covenant commencing with the quarter ending June 30, 2013, however there are no assurances that this will occur.

For the years ended December 31, 2012 and 2011, the Company’s interest expense, including fees paid to secure lines of credit, totaled approximately $375,000 and $357,000, respectively.

RBC and SVB entered into a subordination agreement, pursuant to which RBC agreed to subordinate any security interest in assets of the Company granted in connection with the RBC Credit Agreement to SVB’s security interest in assets of the Company.

Under the RBC Credit Agreement, the lender provided Apex with a term loan as discussed at Note 9.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

NOTE 9 – LONG TERM DEBT

Long term debt as of December 31, 2012 and 2011, consists of the following (in thousands):

				Amortization	Effect of
	Balance			of Note	Currency	Conversion	Balance
	January 1, 2012	Additions	Payments	Discount	Translation	to Equity	December 31, 2012

RBC term loan	$-	$2,401	$(419)	$-	$108	$-	$2,090
note discount	-	(58)	-	20	-	-	(38)
BDC term loan	-	1,632	-	-	73	-	1,705
note discount	-	(34)	-	3	-	-	(31)
SVB term loan	2,000	-	(1,000)	-	-	-	1,000
note discount	(30)	-	-	26	-	-	(4)

Total debt	$1,970	$3,941	$(1,419)	$49	$181	$-	4,722

less current portion							(1,800)

Debt, net of current portion							$2,922

				Amortization
	Balance			of Note	Currency	Conversion	Balance
	January 1, 2011	Additions	Payments	Discount	Translation	to Equity	December 31, 2011

Senior subordinated secured note	$-	$4,000	$-	$-	$-	$(4,000)	$-

BDC term loan	-	-	-	-	-	-	-

SVB term loan	3,000	-	(1,000)	-	-	-	2,000
note discount	(60)	-	-	30	-	-	(30)

Total debt	$2,940	$4,000	$(1,000)	$30	$-	$(4,000)	1,970

less current portion							(1,000)

Debt, net of current portion							$970

The Company’s debt is recorded at par value adjusted for any unamortized discounts. Discounts and costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method and is recorded in interest expense in the accompanying consolidated statements of operations. Unamortized deferred financing costs of approximately $107,000 and $90,000 are included in other assets in the accompanying consolidated balance sheets as of December 31, 2012 and December 31, 2011, respectively.

As of December 31, 2012, maturities of long-term obligations for the next five fiscal years are as follows (in thousands):

Year	Amount

2013	$1,800
2014	815
2015	407
2016	1,700

Total	$4,722

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC described in Notes 4 and 8, pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,401,000 at the Closing Date). The RBC Term Loan accrues interest at RBP plus 4% (7% at December 31, 2012). Principal and interest is payable over a three year period at a fixed principal amount of CDN $70,000 a month beginning in July 2012 and continuing through June 2015. Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs or note discount in the accompanying consolidated balance sheet as of December 31, 2012, and is being amortized to interest expense over the term of the loan.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014. This amount is estimated to be $0 at December 31, 2012.

The RBC Term Loan has certain financial covenants and other non-financial covenants. As of December 31, 2012, Apex was not in compliance with the Fixed Charge Coverage ratio covenant as defined in the Term Loan. In March 2013, the Company received a waiver for non-compliance of this covenant through March 31, 2013 and has received communication that the bank will work with the Company to reset this specific covenant commencing with the quarter ending June 30, 2013, however there are no assurances that this will occur.

BDC Term Loan -- On June 4, 2012, Apex also entered into the BDC Loan Agreement as described in Note 4, pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,000 at the Closing Date). The BDC Term Loan accrues interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension. In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex. The maximum annual cash flow sweep in any year will be CDN$425,000. As of December 31, 2012, the Company estimates that the cash sweep will be approximately $0. Such payments will be applied to reduce the outstanding principal payment due on the maturity date. In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date. Apex paid approximately $70,000 in financing costs which has been recorded as deferred financing costs in the accompanying consolidated balance sheet as of December 31, 2012, and is being amortized to interest expense over the term of the loan.

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a)	if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or
(b)	if there is a change of control of Apex and/or the Company prior to the Maturity Date or any extended maturity date of the BDC Tern Loan,

In the event of (a) or (b) above, Apex will pay to the BDC a bonus in an amount equal to 2% of the aggregate value of Apex and the Company determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to the BDC will remain in full force and effect until the maturity date or any amended or extended maturity date agreed by the BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

In connection with the BDC Loan Agreement, the RBC Credit Agreement, and the Purchase Agreement, on June 4, 2012, the Company entered into a consent and waiver agreement (“Consent and Waiver”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”), Sigma Capital Advisors (“Sigma Advisors”), and Donald W. Rowley (the Company’s former Chief Financial Officer) (Note 11). On October 3, 2012, the parties entered into an amended consent and waiver agreement (“Amended Consent and Waiver Agreement”).

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

The BDC Loan Agreement contains certain financial and non-financial covenants. As of December 31, 2012, Apex was not in compliance with their financial covenants. In March 2013, the Company received a waiver for non-compliance of their financial covenants through March 31, 2013 and has received communication that the bank will work with the Company to reset this specific covenant commencing with the quarter ending June 30, 2013, however there are no assurances that this will occur.

SVB Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement ("Amended SVB Loan Agreement"), the Company borrowed $3.0 million from Silicon Valley Bank (“SVB”). The SVB Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011. The SVB Term Loan is secured by substantially all of the assets of the Company except for the assets of Apex. On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment. See below for amendment on September 27, 2011. The principal amount outstanding under the Term Loan accrues interest at a fixed rate equal to 9% per annum. In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid. This final payment of $60,000 has been recorded as a discount to the SVB Term Loan, which is being amortized to interest expense through December 2013, using the effective interest method.

The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default. Financial covenants, among others, include liquidity and fixed charge coverage ratios, minimum tangible net worth requirements and limitations on indebtedness. As of December 31, 2012, the Company was in compliance with all of its covenants.

On September 27, 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011. In addition, the maturity date was extended to the earlier of the maturity of the line of credit (see Note 8) or December 1, 2013, the original maturity of the SVB Term Loan and the principal is due in equal installments with no balloon payment.

On February 27, 2013, the Company amended the Loan and Security Agreement which provided an additional term loan of $1,000,000. The new term loan is due in 36 monthly installments of principal plus accrued interest beginning on April 1, 2013. The additional term loan accrues interest at 7.5% per annum.

For the years ended December 31, 2012 and 2011, the Company’s interest expense on the term debt, including amortization of deferred financing costs, was approximately $509,000 and $524,000, respectively.

Senior Subordinated Secured Note - On May 18, 2011, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company issued a $4,000,000 Senior Subordinated Secured Note (the “Note”). Principal and interest at a rate of 12% was originally due and payable on August 31, 2011. Pursuant to the Purchase Agreement, on June 15, 2011, the consummation date of the Merger, the maturity date of the Note was extended to May 31, 2012, and the interest rate was increased to 24% retroactive to the issuance date. Total cash received under the Purchase Agreement was approximately $3,700,000, net of fees. In conjunction with and as a condition of the Purchase Agreement, the Company and the Note holder entered into an advisory services agreement pursuant to which the Company paid $150,000 in cash on the effective date of the agreement and $80,000 in cash upon consummation of the Merger. Upon the consummation of the Merger on June 15, 2011, the Company issued 25,000 common shares as settlement of the $80,000 cash payment. The fair value of the common shares of $2.30 or $57,500 was recorded as equity, and the difference of $22,500 was included as a reduction in the loss on debt extinguishment as described below.

On June 30, 2011, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the Note holder pursuant to which the Company issued 1,286,667 shares of its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) with a fair value of $3.73 per share, or $4,799,000, in exchange for the surrender and cancellation of the Note and payment of accrued interest of $117,000. In connection with the Exchange Agreement, the Company also issued 505,000 shares of common stock on June 30, 2011, with a closing market price of $2.30 per share, or $1,161,000, for no additional consideration. In addition, the Note holder received protective anti-dilution rights which entitles it to receive additional shares if at any time the Company is required, pursuant solely to the Merger Agreement as described Note 1, to issue additional shares of common stock to its shareholders as is necessary for the Note holder to maintain the same beneficial ownership percentage, on a fully diluted basis, as they had before any such additional shares were issued. On September 30, 2011, pursuant to these protective anti-dilution rights, the Company issued 105,700 shares with a value of $243,000. The shares were valued at $2.30 per share, the closing price of the Company’s common stock on June 30, 2011. The expense related to the issuance of the shares was recorded as a loss on debt extinguishment in the accompanying consolidated statements of operations for the year ended December 31, 2011.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Pursuant to the Exchange Agreement, the Company had a contingent obligation to issue up to a maximum of 500,000 shares of its common stock to the Note holder. The contingency was dependent upon the receipt by the Company of payments on the note receivable and other receivable acquired pursuant to the Merger with Comamtech. The Exchange Agreement defines certain thresholds for the amounts of these payments, the receipt of which would lower the number of common shares to be contingently issued on an incremental basis. Based upon the probability that the threshold amount expected to be received would result in no additional shares being issued, the fair value per share was estimated to be $0.

In conjunction with the Exchange Agreement, the Company also entered into an agreement between the Company, the Note holder, and the Company’s former Chief Financial Officer, (“CFO”). Pursuant to this agreement, the Company issued 128,667 shares of Series C Preferred and 49,000 shares of common stock to the former CFO as settlement of $400,000 of accrued expenses and $12,000 of accrued interest owed to the former CFO. In addition, the former CFO was issued shares of common stock in an amount equal to an aggregate of ten percent (10%) of any additional shares of common stock issued to the Note holder as described above. The Company expensed $24,000 for the issuance of an additional 10,400 common shares to the former CFO. The shares were valued at $2.30 per share, the closing price of the Company’s common stock on June 30, 2011. The expense related to the issuance of the shares was recorded as a loss on debt extinguishment in the accompanying consolidated statements of operations for the year ended December 31, 2011. In conjunction with Exchange Agreement the interest rate on the balance of the payable to the former CFO was reduced to 12% per annum until such time as the annual dividend rate on the Series C Preferred was increased, as defined. The Series C Preferred was redeemed by the Company in December 2012.

The Exchange Agreement was accounted for as a debt extinguishment as the exchange was effected by issuance of common and preferred stock that did not represent the exercise of a conversion right contained in the terms of the debt at issuance. The Company determined that the loss on exchange of debt was substantial by comparing the carrying value of the debt extinguished to the fair value of the consideration tendered, and recorded $2,665,000 as a loss on debt extinguishment.

The loss was the result of the difference between the fair value of the consideration given and the carrying value of the senior subordinated secured note extinguished, as follows (in thousands):

Fair value of consideration tendered in extinguishment
Series C Preferred	$5,279
Common stock	1,332
Expense related to issuance of anti-dilution shares	267
Expenses related to senior subordinated secured note	396
7,274
Carrying value of debt extinguished
Senior subordinated secured note and related accrued interest	4,117
Related party accounts payable and accrued interest	412
Advisory services payable related to senior subordinated secured note	80
4,609

Total loss on extinguishment of debt	$2,665

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

NOTE 10 - INCOME TAXES

The provision for income taxes for the years ended December 31, 2012 and 2011 is as follows (in thousands):

	December 31,
	2012	2011
Current income tax expense (benefit):
Federal	$-	$-
State	63	18
Foreign	68	-
	131	18
Deferred income tax expense (benefit):
Federal	16	(294)
State	6	12
Foreign	(278)	-
	(256)	(282)

Valuation allowance	-	364

Total income tax expense (benefit)	$(125)	$100

The Company’s deferred tax assets and liabilities are as follows (in thousands):
	December 31,
	2012	2011

Allowance for doubtful accounts	$98	$86
Inventory reserve and uniform capitalization	44	76
Accrued expenses and other liabilities	365	170
Unearned revenue	226	992
Valuation allowance	(685)	(1,324)
Deferred tax assets - current	48	-

Other assets	42	4
Property and equipment	5	7
Intangibles	405	178
Net operating loss carryforward	2,009	1,671
Valuation allowance	(2,459)	(1,860)
Deferred tax assets - long term	2	-

Total net deferred tax asset	$50	$-

Long term debt	(18)	-
Intangibles	(1,022)	-
Goodwill	(40)	(18)

Total net deferred tax liability	$(1,080)	$(18)

Total	$(1,030)	$(18)

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

A reconciliation of the United States statutory income tax rate to the effective income tax rate for the years ended December 31, 2012 and 2011 is as follows (in thousands):

	December 31, 2012		December 31, 2011
	Amount	Rate (%)	Amount	Rate (%)
Tax at the Federal statutory rate	$(1,357)	34.0	$(1,723)	34.0
State taxes	(130)	3.3	18	(0.4)
Permanent differences	752	(18.9)	1,426	(28.2)
Valuation allowance	147	(3.7)	364	(7.2)
True up items	288	(7.2)	-	-
Miscellaneous	22	(0.6)	15	(0.2)
Stock transaction	57	(1.4)	-	-
Foreign rate	96	(2.4)	-	-
Effective tax rate	$(125)	3.1	$100	(2.0)

The Company’s deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available in certain jurisdictions to reduce future taxable income. Future tax benefits for net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. This determination is based on the expectation that related operations will be sufficiently profitable or various tax business and other planning strategies will enable the Company to utilize the net operating loss carryforwards. The Company’s evaluation of the realizability of deferred tax assets considers both positive and negative evidence. The weight given to potential effects of positive and negative evidence is based on the extent to which it can be objectively verified. For the years ended December 31, 2012 and 2011, the Company recorded a valuation allowance related to the US federal and state temporary items as it was determined it is more likely than not that the Company will not be able to fully use the assets to reduce future tax liabilities. For the years ended December 31, 2012 and 2011, the Company recorded no allowance related to foreign temporary items as it was determined it is more likely than not that the Company will be able to fully use the assets to reduce future tax liabilities.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

Balance as of December 31, 2011	$-
Additions based on tax positions related to the current year	170
Additions for tax positions of prior years	-
Reductions for tax positions of prior years	-

Balance as of December 31, 2012	$170

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. During the fiscal years December 31, 2012, the Company recognized approximately $170,000 in liabilities related to tax positions taken by Apex, a foreign subsidiary acquired in 2012.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

As of December 31, 2012, the Company had federal and state net operating loss carryforwards of approximately $5.9 million and $5.2 million, respectively. These loss carryforwards will expire in varying amounts through 2032. Section 382 of the U.S. Internal Revenue Code, as amended, or (“the Code”), generally imposes an annual limitation on the amount of net operating loss carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in stock ownership. We have determined that we have experienced multiple ownership changes under Section 382 of the Code. As of December 31, 2012, we estimated that approximately $5.1 million of U.S. federal net operating losses and $4.7 million of state net operating losses may be utilized in the future based on limitations that we have calculated under Section 382 of the Code.

The Company continues to remain subject to examination by U.S. federal authority for the years 2009 through 2012 and for various state authorities for the years 2009 through 2012, with few exceptions.
The Company is subject to U.S. federal and Canadian income tax as well as income taxes in various state jurisdictions.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock designated as common stock and preferred stock. As of December 31, 2012, the Company is authorized to issue 110,000,000 total shares of stock. Of that amount, 100,000,000 shares are common stock, each having a par value of $0.001. The remaining 10,000,000 shares are preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 0 shares are issued and outstanding and, 4,000,000 shares are designated as Series D Preferred Stock, of which 704,200 shares are issued and outstanding.

(a) Cumulative Convertible Preferred Stock

A summary of preferred stock outstanding as of December 31, 2012 is as follows (in thousands, except share data):

Description

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975
plus cumulative dividends of $285	$1,260
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380
plus cumulative dividends of $62	442
Series D Preferred, $0.001 par value per share, 4,000,000 shares designated,
704,200 shares issued and outstanding, liquidation preference of $7,042
(net of $1,374 in issuance costs) plus cumulative dividends of $14	5,668

Total convertible preferred stock	$7,370

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share. Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue.

The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences. Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock. The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Series D Preferred Stock

In connection with the Series D Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Shares (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion. The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company may, in its sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act).

The Series D Preferred Stock also contains registration rights which compel the Company to file a registration statement with the SEC within 60 days of the final closing date (December 31, 2012), and requires the registration statement to become effective within 90 days thereafter. The initial registration statement was filed on February 12, 2013. If the registration statement is not declared effective by May 12, 2013, a partial liquidated damage equal to 0.1% of the purchase price paid by each investor shall be payable on each monthly anniversary until the registration statement becomes effective. In no event shall the partial liquidated damage exceed 0.6% of the purchase price paid by each investor.

Pursuant to the Series D Certificate of Designation, commencing two years from the termination or expiration of the offering of the Series D Preferred Stock (which termination occured on December 31, 2012), and at any time thereafter, the Company in its sole discretion may redeem all of the outstanding shares of Series D Preferred Stock at a purchase price of $10.00 per share plus any accrued but unpaid dividends.

Issuance Activity

In December 2012, the Company issued 704,200 shares of Series D Preferred for cash consideration totaling $7,042,000. In conjunction with the issuance, the Company incurred issuance costs totaling $1,374,000, consisting of placement fees of $879,000, legal and other expenses of $141,000, and 704,200 warrants to purchase shares of common stock with an exercise price of $1.10 per share provided to the placement agent with an estimated fair value of $354,000 determined using the Black Scholes option valuation pricing model. The fair value calculation was prepared using the following assumptions: Stock price: $0.80; expected term: 2.5 years; risk free rate of interest of 0.125%; volatility of 126%; and dividend yield of $0.

On June 30, 2011, in conjunction with the Exchange Agreement described in Note 9, the Company issued 1,286,667 shares of Series C Preferred in exchange for the surrender and cancellation of a Senior Subordinated Secured Note in the amount of $4,000,000 and related accrued interest of $117,000. In addition, the Company issued 128,667 shares of Series C Preferred as payment of $400,000 of accounts payable plus related accrued interest of $12,000 to its former CFO.

(b) Common Stock

For the year ended December 31, 2012

On June 4, 2012, the Company issued 325,000 shares of its common stock as consideration for acquisition related expenses in conjunction with the Apex transaction. The shares were valued at $341,000 and were recorded as part of selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss as of December 31, 2012. (Note 4)

On July 31, 2012, pursuant to the Asset Purchase Agreement with MacroSolve, the Company issued 617,284 shares of its common stock to purchase the business of Illume Mobile, a division of MacroSolve. The shares were valued at $698,000 and were recorded as part of the purchase price. (Note 4)

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”). Pursuant to the Sigma Agreement, the Company issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an antidilution adjustment.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

For the year ended December 31, 2011

On June 15, 2011, pursuant to the Merger Agreement, 2,186,869 shares of common stock were deemed issued to the Comamtech shareholders in exchange for the net assets acquired.

On June 15, 2011, pursuant to a services agreement, the Company issued 39,063 common shares with a value of $100,000 to a vendor. The shares were recorded as a prepaid expense which is being amortized over the twelve month service period of the contract.

On June 30, 2011, pursuant to the Exchange Agreement described in Note 9, the Company issued 505,000 and 49,000 shares to the Note holder and the former CFO, respectively. The shares were valued at $1,162,000 and $113,000, respectively, and are included in the loss on debt extinguishment in the accompanying consolidated statement of operations for the year ended December 31, 2011.

On September 30, 2011, the Company issued 116,100 shares of common stock with a value of $267,000 in connection with the Exchange Agreement as described in Note 9. In addition, on September 30, 2011, the Company issued 26,906 shares of common stock with a value of $58,000 to Robert Chaiken, a Director of the Company, in exchange for services rendered in connection with the negotiation of the Transfer Agreement with Empresario.

In conjunction with and as a condition of the Purchase Agreement described in Note 9, the Company issued 25,000 common shares as settlement of the $80,000 to be paid in cash as an advisory fee. The shares were valued at $2.30 per share, or $58,000, and the difference of $23,000 was recorded as an offset to the loss on debt extinguishment in the accompanying consolidated statement of operations for the year ended December 31, 2011.

In conjunction with the Merger, as discussed in Note 1 the Company issued 153,883 shares of common stock valued at $354,000 as a finders’ fee. On November 8, 2011, the Company and the finder entered into agreement pursuant to which the finder returned all of the aforementioned shares of the Company’s stock in exchange for $250,000 in cash. The value of the shares on the date of the agreement was $1.33 and as such, $205,000, has been recorded as treasury stock for accounting purposes. The remaining $45,000 has been reflected as a charge in selling, general and administrative expense in the accompanying statement of operations for the year ended December 31, 2011.

(c) Warrants

The following table summarizes information about the Company’s outstanding common stock warrants as of December 31, 2012:

				Total		Weighted
				Warrants	Total	Average
	Date		Strike	Outstanding	Exercise	Exercise
	Issued	Expiration	Price	and Exercisable	Price	Price

Senior Subordinated Notes	Dec-09	Dec-14	$3.62	138,260	$500,000
Senior Subordinated Notes	Dec-09	Dec-14	4.34	138,260	600,000
Placement Agent Preferred Stock - Class D	Dec-12	Dec-17	1.10	704,200	774,620

				980,720	$1,874,620	$1.91

NOTE 12 - ESOP PLAN

In December 2003, the Company formed an Employee Stock Ownership Plan (the “ESOP”) and loaned the ESOP $1,950,000 (the “ESOP Note”) that the ESOP Trust (“Trust”) used to acquire 1,128,558 shares of the of the Company’s stock from its former stockholder for $1,300,000 and 564,195 shares from the Company for $650,000. The ESOP Note bears interest at a rate of 5.25% with annual principal and interest payments and has a 15-year term. The amount owed to the Company under the Note as of December 31, 2012 and 2011, was $767,000 and $899,000, respectively. The ESOP Note is reflected in the accompanying consolidated balance sheet as unearned ESOP shares in stockholders’ equity.

The ESOP covers all non-union employees. Employees are eligible to participate in the Plan after three months of service. Plan participants start vesting after two years of participation and are fully vested after six years of participation. ESOP contributions are determined annually by the Board of Directors, and are a minimum $130,000 per year, to repay the ESOP Note held by the Company. The Company’s contribution expense for the year ended December 31, 2012, was $178,000 representing $131,000 for the ESOP principal payment and $47,000 for the ESOP interest. The Company’s contribution expense for the year ended December 31, 2011 was $178,000 representing $125,000 for the ESOP principal payment and $54,000 for the ESOP interest. The ESOP Note is secured by the unallocated Company stock held by the Trust.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced. As of December 31, 2012, the ESOP held 553,420 shares of unallocated Company stock and 1,128,303 shares of allocated Company stock. As of December 31, 2011, the ESOP held 664,104 shares of unallocated Company stock and 1,028,615 shares of allocated Company stock. Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released. The unreleased shares are not considered outstanding in the computation of earnings per common share. Dividends received on ESOP shares are allocated based on shares held for the benefit of each participant and used to purchase additional shares of stock for each participant. The Company has not received any dividends since the inception of the plan. ESOP compensation expense consisting of both cash contributions and shares committed to be released for 2012 and 2011 was approximately $173,000 and $236,000, respectively. For 2012 and 2011, the fair value of the shares was $1.15 and $2.20 per share, based on the average of the daily market closing share price.

ESOP distributions will be made in shares of Company stock, cash or a combination of Company stock and cash at the discretion of the Company. In 2012, 11,030 shares were distributed to a former employee.
ESOP shares as of December 31, 2012 and 2011 were as follows:

	December 31,
	2012	2011
Allocated shares	1,017,619	917,965
Shares committed for allocation	110,684	110,684
Unallocated shares	553,420	664,104
Total ESOP shares	1,681,723	1,692,753

The fair value of the unallocated shares at December 31, 2012 and 2011 was approximately $443,000 and $498, 000, based on the closing share price of the Company’s common stock of $0.80 and $0.75, respectively.

NOTE 13 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”). The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the Plans cannot exceed ten years. Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years. If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

A summary of the status of the Plans as of December 31, 2012, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2012	298,037	701,963	$2.01
Granted	-	-	-
Exercised	-	-	-
Forfeited	157,458	(157,458)	2.70
December 31, 2012	455,495	544,505	$1.82	$-

Exercisable options at December 31, 2012		415,921	$1.72	$-

The following table summarizes information about stock options outstanding as of December 31, 2012:

	Options Outstanding			Options Exercisable
		Weighted-			Weighted-
		Average	Weighted-		Average	Weighted-
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$1.33 - 2.03	365,620	2.33	$1.65	355,461	2.28	$1.50
$2.06 - 4.34	178,885	8.35	2.16	60,460	8.26	1.37

Total	544,505	4.31	$1.82	415,921	3.15	$1.72

No awards were exercised during the years ended December 31, 2012 and 2011, respectively. The total fair value of awards vested for the years ended December 31, 2012 and 2011 was $76,000 and $33,000, respectively.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period. The fair value of options granted to employees during the year ended December 31, 2011, was $287,000 (no options were granted during the year ended December 31, 2012). The fair values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected term	3.84 years
Expected volatility	77.49%
Dividend yield	0%
Risk-free interest rate	1.55%

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage. The expected term of the awards represents the period of time that the awards are expected to be outstanding. Management considered expectations for the future to estimate employee exercise and post-vest termination behavior. The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero. The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

Employee stock-based compensation costs for the years ended December 31, 2012 and 2011, was $57,000 and $71,000, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of operations. As of December 31, 2012, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $140,000 which is expected to be recognized over a weighted-average vesting period of 3.42 years.

The weighted-average fair value on the grant date of options granted to employees during the year ended December 31, 2011 was $2.17. The Company did not grant any stock options during 2012.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its facilities and certain equipment under various operating leases which expire at various dates through fiscal 2018 and require us to pay a portion of the related operating expenses such as maintenance, property taxes, and insurance. Certain facilities contain renewal options for varying periods. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Certain facilities leases have free or escalating rent payment provisions. Rent expense under such leases is recognized on a straight-line basis over the lease term.

The corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were located in Foothill Ranch, California where the Company leased 7,500 square feet of office space which expired in July 2012. In May 2012, the Company entered into a new office lease agreement for 10,325 square feet beginning in July 2012, the lease expires in July 2017. The property is located in Irvine, California. The current monthly rental expense is approximately $12,000.

In addition, the Company has a lease for 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015. The current monthly rental expense is approximately $6,100. In September 2012, the Company notified the landlord of its early termination of the lease as of April 2013. The Company also leases 6,800 square feet in Edison, New Jersey under a lease which expires in December 2014. The current monthly rental expense is approximately $4,200. The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 5,100 square feet for general office purposes under a lease which expires in April 2015. In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expired in April 2012. During April, the lease was extended for an additional 3 years until April 2015, under the same terms and conditions. The current monthly rental expense for the sales and administrative office and the technology lab is approximately $12,000.

Effective upon the Closing Date of the purchase of Apex in June 2012, the Company assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000 per month.

Effective upon the Illume Mobile Closing Date, the Company assumed the Illume Mobile lease of 10,000 square feet in Tulsa, Oklahoma which expires in September 2013, with the same terms and conditions as the underlying lease. The current monthly rental expense is approximately $12,000.

The Company believes that our properties are in good condition, adequately maintained and suitable for the conduct of our business. Certain of our lease agreements provide options to extend the lease for additional specified periods.

Rent expense for the years ended December 31, 2012 and 2011, was $549,000 and $378,000, respectively.

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

The aggregate remaining future minimum payments under these leases expiring after December 31, 2012, are as follows (in thousands):

Years ending December 31:	Amount

2013	$618
2014	506
2015	439
2016	322
2017	222
Thereafter	76

$2,183

Escrow Obligation - As part of the Apex Purchase Agreement, from the Closing Date up until the expiry of the bonus period, the Company is obligated to escrow 25% of any Equity Capital raised in excess of $500,000. The funds in the escrow are to be used to pay the 2013 EBITDA Basic Earn-Out and the 2013 EBITDA Additional Earn-Out and the additional bonus consideration. In December 2012, the Company raised $7,042,000 as part of the Series D Purchase Agreement. These funds have not been placed into escrow pending agreement between the Company and the sellers of Apex regarding the financial institution that will escrow the funds, the amount of funds that are to be placed in escrow and the escrow agreement itself.

Contingencies - The Company is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business; the outcome of which the Company believes will not have a material adverse effect on the business, financial condition, cash flows or results of operations. These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

The Company is subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted and whether new accruals are required.

Under the Company’s bylaws, directors and officers have certain rights to indemnification by the Company against certain liabilities that may arise by reason of their status or service as directors or officers. The Company maintains director and officer insurance, which covers certain liabilities arising from the obligation to indemnify directors and officers and former directors in certain circumstances. No material indemnification liabilities were accrued at December 31, 2012.

The Company has employment agreements with three of our key executive officers as of December 31, 2012. The agreements do not provide for any material, out of ordinary course of business provisions or benefits.

The Company also has an employment agreement with its Chief Operating Officer. Pursuant to the Agreement, the officer is entitled to an annual bonus calculated pursuant to terms set forth in the Agreement. The agreement also contains a severance provision providing up to twelve months of salary in certain situations.

The Company also has an employment agreement with Donald Dalicandro, the Chief Executive Officer of Apex, as a result of the Apex acquisition. Under the employment agreement, the Company further agreed Mr. Dalicandro would be appointed to the Company’s board of directors effective June 4, 2012, and would not be removed from the Company’s board of directors during the Earn-Out Period (as defined in the employment agreement) and the Bonus Period (as defined in the employment agreement) except by except by death, bankruptcy, incapacity or voluntary resignation. The agreement calls for annual bonus upon achieving certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015. See further discussion at Note 4.

As part of the Apex Purchase Agreement, the Company is obligated to pay an additional bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as we are obligated to pay the bonus regardless of whether or not his employment is retained (see discussion at Note 4).

DECISIONPOINT SYSTEMS, INC.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

NOTE 15 - PROFIT SHARING PLAN

The Company maintains a 401(k) Profit Sharing Plan (“401k Plan”). Employees who are 21 years of age and have performed 90 days of service are eligible to participate. Each year, employees can make salary contributions of up to 25% of their salary. The Company matches 100% of employee contributions up to 3% of eligible employee compensation and 50% of employee contributions of 3% to 5% for a total of 4% of employee compensation. Employer contributions to the 401k Plan were $263,000 and $259,000, for the years ended December 31, 2012 and 2011, respectively.

NOTE 16 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP. iTEK was affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and former Chief Financial Officer (“former CFO”). Purchases from TEK are on similar terms that Company would have received from an unrelated third-party.

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

The Company had accounts payable to its former CFO, of $0 and $855,000 at December 31, 2012 and 2011, respectively, including accrued interest. The outstanding accounts payable balance accrues interest at 12% per annum until June 4, 2012, at which time the interest rate increased to 25% pursuant to the Consent and Waiver described in Note 9. The Company incurred interest expense to related parties totaling approximately $114,000 and $275,000, for the years ended December 31, 2012 and 2011, respectively.

The Company has a related party receivable of $201,908 from the seller of Apex in connection with the Working Capital requirement as defined in the Purchase Agreement and described in Note 4.

Apex, a wholly owned subsidiary of the Company, leases premises from an entity controlled by a shareholder. Rent expense included in the consolidated financial statements was $84,000, for the year ended December 31, 2012.

Separation Agreement - On July 23, 2012, the Company and Donald W. Rowley (“DWR”) entered into a Separation Agreement and General Release (“Separation Agreement”). Pursuant to the Separation Agreement, DWR resigned as the Company’s Chief Financial Officer and Director as of July 23, 2012, and as an employee of the Company on July 23, 2012. Pursuant to the Separation Agreement, the Company agreed to pay DWR a total of $205,000 in equal installments in accordance with the Company’s payroll cycle beginning on August 1, 2012 through December 31, 2012. This amount was fully paid by December 31, 2012. The Separation Agreement also contains a general release from DWR.

Under the Separation Agreement, the Company also acknowledged that it owes DWR the amount of $891,000 as of July 23, 2012, which was to be paid in accordance with an Accounts Payable Payment Plan agreement, between the Company and DWR dated July 23, 2012 (“Accounts Payable Agreement”). Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (beginning on August 1, 2012) to DWR with interest computed daily on the outstanding balance at an annual interest rate of 25%. Under the Accounts Payable Agreement, the Company was to make payments to DWR of $36,000 per month due on the first day of each month beginning May 1, 2013. The total amount due to DWR under the Accounts Payable Agreement was paid in full during the quarter ended September 30, 2012.

In December 2012, the Company sold 17,200 shares of its Series D Preferred Stock to certain related parties. The shares were sold at the same price as additional shares sold to an independent third party. Sales of Series D Preferred Stock to certain related parties are as follows:

		Shares

David Rifkin	Director	1,000
Lawrence Yelin	Director	2,200
Jay Sheehy	Director	1,000
Nicholas R. Toms	CEO, Director	10,000
Paul E. Ross	Interim, CFO	2,000
Ralph S. Hubregsen	COO	1,000

		17,200

Financial Statements
(Unaudited)
APEX Systems Integrators Inc.
March 31, 2012

APEX Systems Integrators Inc.
Statement of Income
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Revenues
Consulting fees	$915,219	$1,026,316
Licence and support income	606,673	648,608
Equipment sales	976,096	448,290
Wireless data network services income	54,632	51,563
Travel income	8,643	47,875
	2,561,263	2,222,652

Direct costs
Wages and benefits	243,274	231,563
Equipment purchases for resale	706,840	247,238
Licenses and support	233,862	180,297
Network services expenses	27,298	26,278
Project travel	15,650	46,875
	1,226,924	732,251
Gross profit	1,334,339	1,490,401

Expenses
Management salaries	689,643	733,920
Rental of facilities	171,806	123,046
Insurance	15,854	32,631
Professional fees	47,654	22,275
Office expenses	16,036	22,292
Telephone and communications	5,222	8,709
Amortization	8,027	7,234
Promotion	967	9,813
Vehicle	3,335	4,078
Human resources	8,872	4,576
Administrative salaries	19,320	19,931
	986,736	988,505
Income before other items and income taxes	347,603	501,896

Other items
Interest	597	18,455
(Loss) gain on foreign exchange	(22,022)	11,809
	(21,425)	30,264
Income before income taxes	326,178	532,160

Income taxes
Current	79,667	126,000
Deferred	6,000	-
	85,667	126,000
Net income	$240,511	$406,160

APEX Systems Integrators Inc.
Statement of Retained Earnings
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Retained earnings, beginning of period	$1,602,675	$2,562,959

Retained earnings, APEX Systems Integrators
(USA) Inc. (Note 1)	(1,364,539)	-

Retained earnings, APEX Systems Integrators Inc.,
beginning of period	238,136	2,562,959

Net income	240,511	406,160

Dividends declared	(473,000)	-

Retained earnings, end of period	$5,647	$2,969,119

APEX Systems Integrators Inc.
Balance Sheet
(Unaudited)
(Amounts in Canadian $)

	March 31,	July 31,
	2012	2011

Assets
Current
Cash and cash equivalents	$573,973	$2,362,856
Accounts receivable	178,077	239,856
Income taxes recoverable	-	10,576
Inventory	7,760	26,874
Prepaid expenses	17,075	43,191
Deposits	2,755	-
Government remittance receivable	1,048	-
	780,688	2,683,430

Property, plant and equipment (Note 3)	28,644	34,755
Licences and rights	-	19,250

	$809,332	$2,737,435

Liabilities
Current
Accounts payable	$84,404	$44,199
Deferred revenue	580,593	392,384
Income taxes payable	124,188	-
Government remittances payable	-	126,382
Dividends payable	-	552,795
Customer deposits	-	10,000
Deferred income taxes	14,000	8,000
	803,185	1,133,760

Shareholder’s equity
Share capital (Note 4)	500	1,000
Retained earnings	5,647	1,602,675

	6,147	1,603,675

	$809,332	$2,737,435
On behalf of the Board
Director	Director
See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Statement of Cash Flows
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Increase (decrease) in cash and cash equivalents

Operating
Net income	$240,511	$406,160
Amortization	8,027	7,234
Deferred income taxes	6,000	-
	254,538	413,394

Change in non-cash working capital items
Accounts receivable	61,856	(11,821)
Inventory	19,114	-
Prepaid expenses	26,116	(18,000)
Deposits	(2,755)	-
Government remittances	(127,430)	62,069
Accounts payable	40,205	(234,522)
Deferred revenue	188,209	205,402
Income taxes	134,764	72,708
Customer deposits	(10,000)	(33,000)
	584,617	42,836

Financing
Dividends paid	(1,025,795)	-
Issuance of share capital	499	-
	(1,025,296)	-

Investing
Purchase of property, plant and equipment	(5,980)	(3,491)
Proceeds on disposal of property, plant and equipment	3,052	-
	(2,928)	(3,491)

Cash flows related to APEX Systems Integrators
(USA) Inc. (Note 1)	(1,345,276)	-

(Decrease) increase in cash and cash equivalents	(1,788,883)	452,739

Cash
Beginning of period	2,362,856	2,935,062

End of period	$573,973	$3,387,801
See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

1.	Nature of operations

APEX Systems Integrators Inc. (the Company) is a supplier of wireless mobile work force solutions and is incorporated under the laws on Ontario.

The comparative financial information for the year ended July 31, 2011 and eight month period ended March 31, 2011 is presented on a combined basis with APEX Systems Integrators (USA) Inc. Effective August 1, 2011, the operations were combined and all operations were prospectively recorded in the Company’s records. Accordingly, these financial statements are for the eight month period ended March 31, 2012 and only include the results of APEX Systems Integrators Inc. The comparative information for the eight month period ended March 31, 2011 is neither audited nor reviewed.

2.	Summary of significant accounting policies

Basis of accounting
The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.
Revenue recognition

Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method.

Cash

The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable

The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the period ended March 31, 2012 bad debt expense, net of the change in the allowance for doubtful accounts, was $ nil (2011 - $ nil).

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

2.	Summary of significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost. The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation expense is calculated using the declining balance method. The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred. Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Impairment of long-lived assets

Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.

The Company has determined that there were no adverse changes in its markets or other triggering events that could affect the valuation of its assets during the fiscal periods ended March 31, 2012 and March 31, 2011.

Fair value of financial instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation

The Company uses the Canadian Dollar as its functional currency and reporting currency. Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods. Components of stockholders’ equity are translated at historical rates. Exchange gains and losses resulting from translation are reflected in the statements of income.

Income taxes

Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes. The principal source of temporary differences is differences in methods of depreciation. The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse. A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

3.	Property, plant and equipment
			March 31 2012	July 31 2011
		Accumulated	Net	Net
	Cost	Amortization	Book Value	Book Value

Office furniture and equipment	$66,692	$55,118	$11,574	$15,478
Tools and equipment	31,083	21,006	10,077	12,596
Computer hardware	23,614	16,621	6,993	3,466
Vehicle	-	-	-	3,215
Computer software	34,097	34,097	-	-

	$155,486	$126,842	$28,644	$34,755

4.	Share capital

Authorized:

Unlimited number of Class A voting shares

Issued:
		March 31,	July 31,
		2012	2011

500	Common shares of APEX Systems Integrators Inc.	$500	$500

500	Common shares of APEX Systems Integrators (USA) Inc.	-	500

		$500	$1,000

5.	Commitments

The Company has the following annual operating lease commitment with a related party as described in Note 7 with respect to premises:

2013	$210,000
2014	219,000
2015	237,000
2016	159,000
$825,000

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses. Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired. Actual results could differ from those estimates.

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained. This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2011 - $170,000). This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 5 from an entity controlled by the spouse of a shareholder. Rent expense for the period included in the Statement of Income was $125,276 (2011 - $123,046).

This transaction has been recorded at the exchange amount, being the amount agreed upon by the parties.

8.	Financial instruments

Fair value of financial instruments

The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

8.	Financial instruments (continued)

Financial risk

The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates. The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material. The Company’s exposure to foreign currency is as follows:

	March 31, 2012	July 31, 2011
Cash and cash equivalents	$205,731	$844,383
Accounts payable	(8,368)	(9,809)

Gross balance sheet exposure	$197,363	$834,574

A one cent increase in the Canadian dollar against the U.S. dollar at March 31, 2012, would have decreased equity and net income by $1,974 (2011 - $8,346). This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at March 31, 2012 or July 31, 2011, would have had the equal but opposite effect).

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote. Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

9.	Subsequent events

Subsequent to the 2012 period end, the Company was acquired by DecisionPoint Systems Inc. The sale closed on June 4, 2012.

Unaudited Pro Forma Combined Statement of Operations

The following unaudited pro forma combined financial information of DecisionPoint Systems, Inc. (“Company”) is presented to reflect the acquisition (“Acquisition”) by the Company of all the issued and outstanding shares of Apex Systems Integrators, Inc. (“Apex”). The Acquisition was consummated on June 4, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2012 reflect the effects of the Acquisition as if it occurred at the beginning of 2012. The unaudited pro forma financial information is based on the historical consolidated financial statements of the Company and Apex. The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities are necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

Such unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of the Company for the year ended December 31, 2012, including the notes thereto, which are included elsewhere in this Prospectus. Such unaudited pro forma combined statement of operations includes unaudited historical combined financial information of Apex for the five month period ended May 31, 2012, which has been prepared by management of Apex. The unaudited pro forma combined statement of operations of the Company only includes the acquisition of Apex. In addition, the unaudited pro forma combined statement of operations are based upon allocations of the purchase price of Apex based upon the fair value of the assets and liabilities acquired in connection with the Acquisition. Management believes that all material adjustments necessary to reflect the effect of the Acquisition have been made to the unaudited pro forma combined statement of operations.

The unaudited pro forma combined statement of operations is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Apex had been completed on the date indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Statement of Operations

	For the Year Ended December 31, 2012
				Pro Forma		Pro Forma
(000's except per share data)	DecisionPoint	Apex	Combined	Adjustments		Combined

Net sales	$71,501	$1,678	$73,179	$-		$73,179

Cost of sales	55,949	1,049	56,998	-		56,998

Gross profit	15,552	629	16,181	-		16,181

Selling, general and administrative expense	18,661	409	19,070	(992	)(a,c)	18,078

Operating (loss) income	(3,109)	220	(2,889)	992		(1,897)

Total interest and other expense	882	34	916	291	(b)	1,207

Net (loss) income before income taxes	(3,991)	186	(3,805)	701		(3,104)

Provision (benefit) for income taxes	(125)	30	(95)	-	(e)	(95)

Net (loss) income	(3,866)	156	(3,710)	701		(3,009)

Cumulative dividends on preferred stock	(954)	-	(954)	-		(954)

Net loss available to common shareholders	$(4,820)	$156	$(4,664)	$701		$(3,963)

Net loss per share - basic and diluted	$(0.61)					$(0.50)

Weighted-average shares outstanding -
basic and diluted	7,900,693					7,900,693 (d)

Notes to Unaudited Pro Forma Combined Statement of Operations

Note 1 – Basis of Presentation

On June 4, 2012, (“Closing Date”), DecisionPoint Systems, Inc. ("Company” or “DPS”), 2314505 Ontario Inc., a wholly-owned subsidiary of the Company (“Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro (“DD”), and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Sellers”) entered into a Share Purchase Agreement (“SPA”). Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc., a corporation organized under the laws of the Province of Ontario, Canada. In consideration for the shares of Apex Systems Integrators, Inc., on the Closing Date the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 (“Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback. On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc., and is hereafter referred to herein as “Apex”.

Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $1.8 million, including the issuance of 325,000 shares of the Company’s common stock at the market price of $1.05 per share on the Closing Date. Of this amount, approximately $190,000 was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in the historical financial statements of the Company as follows: 1) First quarter ended March 31, 2012: $351,000; and 2) Second quarter ended June 30, 2012: $1,213,000. The transaction was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012.

The unaudited pro forma combined statement of operations has been prepared to give effect to the acquisition by the Company of Apex using the historical consolidated financial statements of the Company and the historical combined financial statements Apex. Please note that the unaudited pro forma combined statement of operations should be read in conjunction with the audited and unaudited historical financial statements of the Company and Apex, respectively. This information can be found in the audited consolidated financial statement contained elsewhere in this Prospectus.

The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities is necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012, combines the unaudited results of operations of the Company and Apex to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2012).

The unaudited pro forma combined statement of operations reflects the value of the Canadian Dollar equal to one United States Dollar (1:1) for the year ended December 31, 2012 as that value approximates the conversion rate for all dates and periods presented. Accordingly, the historical financial information of Apex is translated from its reporting currency (Canadian Dollars) to the Company’s reporting currency (US Dollars) using $1CDN = $1US.

Note 2 - Unaudited Pro Forma Adjustments

The following are explanations that correspond by letter to the pro forma adjustments in the accompanying unaudited pro forma combined statement of operations:

(a)
The Company has allocated the purchase price to the tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with generally accepted accounting principles in accordance with ASC 805. ASC 805 considers the existence of intangible assets in the following areas: marketing, customer relationships, proprietary software, artistic creations, contracts, and technology. The Company has identified and valued software for customer sales, customer relationships, trademarks / tradenames and non-compete agreements as Apex’s principal intangible assets in accordance with ASC 805 requirements.

Amortization of customer relationships and tradenames are calculated using the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years while the proprietary software, ApexWare, is amortized using proportional revenue approach and the covenant not to compete is amortized on a straight-line basis. For the unaudited pro forma combined period presented, monthly amortization would have been $114,700, based upon their respective useful lives. Total amortization reflected in the pro forma adjustment for the five month period ended May 31, 2012 was $572,000.

The estimated total amortization expenses for the five years after the closing are as follows: (000’s except where indicated)

Years ending December 31:
2013	$1,123
2014	987
2015	896
2016 and thereafter	842

$3,848
There is no pro forma adjustment for depreciation expense since the historical depreciation is comparable.

(b)
Term loan debt to fund the acquisition of Apex and the commensurate additional interest along with other increase in interest expense as result of transaction:

RBC Term Loan -- On June 4, 2012, Apex entered into the Royal Bank of Canada (“RBC”) Credit Agreement with RBC pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2.75 million, including a term facility in the amount of CDN$2.5 million. The loan requires monthly payments of principal totaling CDN$70,000, plus interest with a final maturity date of June 2015.

BDC Term Loan -- On June 4, 2012, Apex entered into a Loan Agreement with BDC Capital Inc., a wholly-owned subsidiary of Business Development Bank of Canada, (“BDC”), pursuant to which BDC made available to Apex a term credit facility in the aggregate amount of CDN$1.7 million. The maturity date of the loan is June 2016.

Additional interest expense is as follows: (000’s except where indicated)

RBC Term Loan -
Principal	$2,500
Approximate rate of interest	7.0%
Pro forma annual interest expense		175

BDC Term Loan -
Principal	$1,700
Approximate rate of interest	12.0%
Pro forma annual interest expense		204

Additional required interest payments of $20 per quarter		80

SVB Line of Credit -	$800
Approximate rate of interest	7.5%
Pro forma annual interest expense		60

Amortization of deferred financing costs -$190,000/3years		64

Related Party Additional Annual Interest -
Expense reflects the increase in rate from 12% to 25% on
$909 related party obligation		118

Pro forma increase in annual interest expense.		$701
Pro forma increase in interest expense for the year ended December 31, 2012.		$291

(c)	Pro forma add back of one-time transaction costs expensed in the historical period ended December 31, 2012 of $1,564,000.
(d)
Reflects the issuance of 325,000 shares of common stock as consideration for acquisition related expenses. Shares were valued at $1.05 per share or $341,000. Shares are assumed to be fully outstanding in the period presented.

(e)
The pro forma does not reflect an adjustment to income tax expense as the pro forma combined income expense would not be materially different from the historical stand alone income tax expense of the Company and Apex.

Combined Financial Statements
APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.
July 31, 2011 and 2010

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.

We have audited the accompanying combined balance sheets of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the related combined statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

February 27, 2012	/s/ Grant Thornton LLP
Hamilton, Canada	Licensed Public Accountants
Chartered Accountants

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.Combined Statements of Income
(Amounts in Canadian $)

Years Ended July 31	2011	2010

Revenue
Consulting fees	$1,457,615	$1,744,454
License and support	946,894	877,060
Equipment sales	498,308	802,511
Wireless data network services	76,358	61,140
Travel income	57,216	35,760
	3,036,391	3,520,925

Direct costs
Wages and benefits	385,129	388,120
Equipment purchases for resale	283,837	436,138
Licenses and support	152,902	149,268
Network services expenses	69,695	72,342
Project travel	56,178	48,180
	947,741	1,094,048

Gross profit	2,088,650	2,426,877

Expenses
Management salaries	1,014,031	987,537
Rental of facilities	184,569	185,083
Insurance	40,631	31,041
Professional fees	30,275	22,350
Office expenses	24,575	24,631
Administrative salaries	28,988	23,541
Telephone and communications	12,014	18,011
Amortization	10,851	13,934
Promotion	10,173	30,233
Vehicle	6,464	7,719
Human resources	5,101	8,980
	1,367,672	1,353,060

Income before other income and income taxes	720,978	1,073,817

Interest income	27,509	15,316
Foreign exchange gain (loss)	27,019	(9,596)
	54,528	5,720

Income before income taxes	775,506	1,079,537

Income taxes (Note 7)	182,995	231,414

Net income	$592,511	$848,123

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Balance Sheets
(Amounts in Canadian $)

July 31	2011	2010

Assets
Current
Cash and cash equivalents	$2,362,856	$2,935,062
Accounts receivable	239,933	364,337
Income taxes recoverable (Note 7)	10,576	10,259
Inventory	26,874	-
Prepaid expenses	43,191	13,994
	2,683,430	3,323,652

Property, plant and equipment (Note 3)	34,755	42,450
Licences and rights	19,250	36,250
	$2,737,435	$3,402,352

Liabilities
Current
Accounts payable	$44,199	$331,722
Government remittances payable	126,382	72,425
Dividends payable	552,795	-
Customer deposits	10,000	38,000
Deferred revenue	392,384	388,246
	1,125,760	830,393

Deferred income tax liability	8,000	8,000

Stockholders’ Equity
Share capital (Note 5)	1,000	1,000
Retained earnings	1,602,675	2,562,959

	1,603,675	2,563,959

	$2,737,435	$3,402,352
Commitment (Note 9)
Subsequent events (Note 10)
On behalf of the Board.

Director	Director
See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Changes in Stockholders’ Equity
(Amounts in Canadian $)
Years Ended July 31

	Share	Retained
	capital	earnings	Total

Balance at
July 31, 2009	$1,000	$1,714,836	$1,715,836

Net Income	-	848,123	848,123

Balance at
July 31, 2010	1,000	2,562,959	2,563,959

Net Income	-	592,511	592,511

Dividends	-	(1,552,795)	(1,552,795)

Balance at
July 31, 2011	$1,000	$1,602,675	$1,603,675

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Cash Flows
(Amounts in Canadian $)

Years Ended July 31,	2011	2010

Increase (decrease) in cash and cash equivalents

Operating
Net income	$592,511	$848,123
Amortization	10,851	13,934
	603,362	862,057

Change in non-cash working capital items
Accounts receivable	124,404	(89,137)
Inventory	(26,874)	24,832
Prepaids	(29,197)	3,200
Income taxes	(317)	4,188
Accounts payable	(287,523)	73,975
Government remittances payable	53,957	43,860
Deposits	(28,000)	(217,875)
Deferred revenue	4,138	(55,854)
	413,950	649,246

Financing
Dividends	(1,000,000)	-

Investing
Purchase of property, plant and equipment	(3,156)	(2,514)
Proceeds on disposal of licenses and rights	17,000	-
	13,844	(2,514)

Net (decrease) increase in cash and cash equivalents	(572,206)	646,732

Cash and cash equivalents
Beginning of year	2,935,062	2,288,330

End of year	$2,362,856	$2,935,062

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

1.	Nature of operations

APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. are suppliers of wireless mobile work force solutions. They are incorporated under the laws on Ontario.

2.	Summary of significant accounting policies

Basis of accounting

The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.

Basis of presentation

The combined financial statements include the assets, liabilities, equity and operating results of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc., two companies controlled by related shareholders, after elimination of intercompany balances and transactions.

Revenue recognition

Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventories

Inventories are stated at the lower of cost and net realizable value using the first-in, first-out method of accounting.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable

The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the year ended July 31, 2011 bad debt expense net of the change in the allowance for doubtful accounts was $ nil (2010 - $ nil).

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Property, plant and equipment

Property, plant and equipment are stated at cost. The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation expense is calculated using the declining balance method. The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred. Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Licenses and rights

Intangible assets consist of licenses and rights. The intangibles are not amortized as they have an infinite life.

Impairment of property, plant and equipment

Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.
The Company has determined that there were no adverse changes in our markets or other triggering events that could affect the valuation of its assets during the fiscal years ended July 31, 2011 and July 31, 2010.

Impairment of licenses and rights

The Company annually reviews the carrying value of licenses and rights to determine whether impairment may exist. Accounting Standards Codification (“ASC”) 350 “ Intangibles-Goodwill and Other ” requires that certain intangible assets be assessed annually for impairment using fair value measurement techniques.

As of July 31, 2011 and July 31, 2010, it was determined that the fair value of the licenses and rights exceeded their carrying amounts and the second step of the impairment testing was therefore not necessary.

Fair value of financial instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation.

The Company uses the Canadian Dollar as its functional currency and reporting currency. Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods. Components of stockholders’ equity are translated at historical rates. Exchange gains and losses resulting from translation are reflected in the statements of income.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Income taxes

Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes. The principal source of temporary differences is differences in methods of depreciation. The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse. A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

3.	Property, plant and equipment
			2011
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$52,618	$15,478
Tools and equipment	31,083	18,487	12,596
Computer hardware	17,634	14,168	3,466
Vehicle	22,502	19,287	3,215

	$139,315	$104,560	$34,755

			2010
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$48,748	$19,348
Tools and equipment	31,083	15,338	15,745
Computer hardware	14,477	11,712	2,765
Vehicle	22,502	17,910	4,592

	$136,158	$93,708	$42,450

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

4.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 9 from an entity controlled by the spouse of a shareholder. Rent expense for the year included in the Combined Statement of Income was $185,000 (2010 - $185,000).

In addition, during the July 31, 2011 year end, a licence was sold to a stockholder for $17,000. At July 31, 2011, this amount remains unpaid and is included in accounts receivable.

These transactions have been recorded at the exchange amount, being the amounts agreed upon by the parties.

At July 31, 2011, APEX Systems Integrators Inc. purchased the support contracts entered into by APEX Systems Integrators USA Inc. and assumed the liability to carry-out these contracts. These contracts were transferred at the value of the related deferred revenue.

5.	Stockholders’ equity

Authorized:

The Company is authorized to issue an unlimited number of common shares and unlimited special shares. The preference shares are issuable in series with rights and conditions to be determined by directors other than as follows:

(a)	8%, double-voting, non-cumulative Series A Special Shares.

Issued:	2011	2010

500 Common shares of APEX Systems
Integrators Inc.	$500	$500
500 Common shares of APEX Systems
Integrators (USA) Inc.	500	500
	$1,000	$1,000
6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses. Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired. Actual results could differ from those estimates.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

6.	Measurement uncertainty (Continued)

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained. This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2010 - $115,000). This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Income taxes
	2011	2010
Income before income taxes	$775,506	$1,079,537

Differences between financial statement income and
taxable income
Capital cost allowance in excess of amortization	(4,000)	(5,000)
Scientific research and development claims, net	21,000	(40,000)
Other	11,494	15,463

Taxable income	$804,000	$1,050,000

Expected tax at statutory rates of 15.5% (2010 – 16.5%)	$124,000	$170,000
Unrecognized tax benefits from uncertain tax positions	55,000	74,000
Other	3,995	(12,586)

Provision for income taxes	$182,995	$231,414

Current income tax liability	$(155,959)	$(174,741)
Scientific research and experimental development
tax credit	166,535	185,000

Income taxes recoverable	$10,576	$10,259

Deferred income tax liability	$8,000	$8,000

The deferred tax liability consists of differences between the book value and the tax value of specific assets.

The Company has unrecognized tax benefits of approximately $170,000 as at July 31, 2011 (2010 - $115,000) associated with tax positions taken in the current and prior year, all of which, if recognized, would impact the effective tax rate. The Company did not incur any income tax related interest expense or penalties related to uncertain tax positions during the years ended July 31, 2011 and July 31, 2010.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

8.	Financial instruments

Fair value of financial instruments

The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

Financial risk

The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates. The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material.

The Company’s exposure to foreign currency is as follows:

(in U.S. dollars)	2011	2010

Cash and cash equivalents	$844,383	$312,064
Accounts payable	(9,809)	(78,628)
Gross balance sheet exposure	$834,574	$233,436

A one cent increase in the Canadian dollar against the U.S. dollar at July 31, 2011, would have decreased equity and net income by $8,346 (2010 - $2,334). This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at July 31, 2011 or July 31, 2010, would have had the equal but opposite effect).

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote. Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

9.	Commitment

The Company has the following annual operating lease commitment with a related party as described in Note 4 with respect to premises:

2012	$192,000
2013	210,000
2014	219,000
2015	237,000
2016	159,000

10.	Subsequent events

Subsequent to the 2011 year end, the stockholder group entered into discussions with a U.S. corporation for the purchase of the shares of APEX Systems Integrators Inc. The sale is expected to close in the first quarter of calendar 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,025
Legal fees and expenses	$65,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$10,000
Total	$96,025

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

As of November 12, 2013, the Company entered into and closed a securities purchase agreement (the “Series E Purchase Agreement”) with accredited investors, pursuant to which the Company sold an aggregate of 383,500 shares of Series E Preferred Stock (the “Series E Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $3,835,000 (the “Series E First Closing”). On November 22, 2013, we sold an additional 25,500 shares of Series E Preferred Stock (the “Series E Second Closing” and together with the Series E First Closing, the “Series E Closings”)) pursuant to the Series E Purchase Agreement for an aggregate of 409,000 shares of Series E Preferred Stock sold.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series E Closings. The Company paid the Placement Agent $327,200 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants to purchase 818,000 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series E Preferred Shares sold under the Series E Purchase Agreement) at an exercise price of $0.55 per share, in connection with the Series E Closings. In addition, the Company will pay Sigma Capital Advisors $122,700 (equal to 3% of the gross proceeds from the Series E Closings) as a finder’s fee.

As of August 15, 2013, the Company entered into a securities purchase agreement with accredited investors for aggregate gross proceeds of $1,756,400. Closings were held as of August 15, 2013 and August 21, 2013. Pursuant to the securities purchase agreement, the Company sold an aggregate of 2,927,333 units, each consisting of one share of Common Stock and one warrant to purchase one-half of one share of common stock, for a purchase price of $0.60 per unit, such that the Company sold an aggregate of 2,927,333 shares of common stock and 1,463,667 warrants for aggregate gross proceeds of $1,756,400. The warrants have a five-year term and an exercise price of $1.00 per share.

The Company retained Newport Coast Securities, Inc. as the placement agent for the above private placement. The Company paid Newport Coast Securities, Inc. $175,640 in commissions (equal to 10% of the gross proceeds), and issued to Newport Coast Securities, Inc. and its designees five-year warrants to purchase 292,733 shares of common stock (equal to 10% of the number of units sold) at an exercise price of $0.60 per share, exercisable on a cashless basis.

On December 20, 2012, we entered into and closed a Series D Purchase Agreement with accredited investors, pursuant to which we sold an aggregate of 633,600 shares of Series D Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).  On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock (the “Series D Second Closing”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold.  The Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such warrants.

On November 15, 2012, issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an anti-dilution adjustment.

On July 31, 2012, the Company issued 617,284 shares of common stock to MacroSolve, Inc. as part of the consideration for the acquisition of assets.

On June 15, 2011, the Company entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech which was incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 (the “Effective Date”), Old DecisionPoint merged (the “Merger”) into the Purchaser becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the Purchaser changed its name to DecisionPoint Systems International, Inc. (hereinafter referred to as “DecisionPoint Systems International”). Pursuant to the Plan of Arrangement and Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company’s common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8). The Company also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of the Company’s Cumulative Convertible Preferred Shares, respectively. In connection therewith, the Company issued to Sigma Opportunity Fund II, LLC 105,700 shares of common stock as an antidilution adjustment.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1.

Exhibit Number	Description
2.1	Share Purchase Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, Donald Dalicandro and 2293046 Ontario Inc. (7)
2.2	Asset Purchase Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
3.1	Certificate of Incorporation of DecisionPoint Systems, Inc. dated June 15, 2011. (1)
3.2	Bylaws (6)
3.3	Certificate of Designation of Preferences Rights and Limitations of Series A Cumulative Convertible Preferred.(6)
3.4	Certificate of Designation of Preferences Rights and Limitations of Series B Cumulative Convertible Preferred.(6)
3.5
Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock. (2)

3.6	Certificate of Amendment to Certificate of Designations of Series C Preferred Stock (11)
3.7	Amendment No. 2 to Certificate of Designation of Series C Preferred Stock (12)
3.8	Certificate of Designation of Series D Preferred Stock (13)
3.9	Amendment No. 1 to Certificate of Designation of Series A Preferred Stock (13)
3.10	Amendment No. 1 to Certificate of Designation of Series B Preferred Stock (13)
3.11	Certificate of Designation of Series E Preferred Stock (21)
3.12	Amendment No. 2 to Certificate of Designation of Series A Preferred Stock (21)
3.13	Amendment No. 2 to Certificate of Designation of Series B Preferred Stock (21)
3.14	Certificate of Elimination of Series C Preferred Stock (21)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1
Arrangement Agreement among DecisionPoint Systems, Inc., Comamtech Inc. and 2259736 Ontario Inc., dated October 20, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)

10.2	Amendment No. 1 to the Arrangement Agreement, dated December 23, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.3	Amendment No. 2 to the Arrangement Agreement, dated March 22, 2011, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.4	Amendment No. 3 to the Arrangement Agreement, dated April 8, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 14, 2011. (1)

10.5	Amendment No. 4 to the Arrangement Agreement, dated April 13, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 19, 2011. (1)
10.6	Ontario Superior court of Justice Commercial List. (1)
10.7	Exchange Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II LLC. (2)
10.8	Investor Rights Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC. (2)
10.9	Agreement between DecisionPoint Systems, Inc., Sigma Opportunity Fund II, LLC and Donald W. Rowley. (2)
10.10	Limited Waiver and Amendment to Loan and Security Agreement between Silicon Valley Bank, DecisionPoint Systems Group Inc., DecisionPoint Systems and CMAC, Inc. (3)
10.11	Employment Agreement between DecisionPoint Systems Inc. and Ralph S. Hubregsen. (4)
10.12	Transfer and Payment Agreement by and among Empresario Inc., Omar Solis and the Company. (5)
10.13	2010 Stock Option Plan (6)
10.14	Employment Agreement between Apex Systems Integrators Inc., Donald Dalicandro and the Company. (7)
10.15	Form of Convertible Note (7)
10.16	Form of DPS Guarantee by and between Company., Karen Dalicandro and 2293046 Ontario Inc. (7)
10.17	General Security Agreement between Apex Systems Integrators Inc., Karen Dalicandro and 2293046 Ontario Inc. (7)
10.18	Escrow Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, 2293046 Ontario Inc. and McMillan LLP (7)
10.19	Noncompetition Agreement between Donald Dalicandro, Karen Dalicandro and 2314505 Ontario Inc. (7)
10.20	IP Assignment Agreement between Donald Dalicandro and Apex Systems Integrators Inc. (7)
10.21	IP Assignment Agreement between Karen Dalicandro and Apex Systems Integrators Inc. (7)
10.22	Credit Agreement between Royal Bank of Canada, Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (7)
10.23	General Security Agreement between Royal Bank of Canada and Apex Systems Integrators Inc. (7)
10.24	General Security Agreement between Royal Bank of Canada and 2314505 Ontario Inc. (7)
10.25	Security Agreement between Royal Bank of Canada and the Company (7)
10.26	Guarantee between the Company and Royal Bank of Canada (7)
10.27	Guaranty between Apex Systems Integrators Inc. and Royal Bank of Canada (7)
10.28	Loan Agreement between BDC Capital Inc., the Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (7)
10.29	General Security Agreement between BDC Capital Inc. and Apex Systems Integrators Inc. (7)

10.30	General Security Agreement between BDC Capital Inc. and 2314505 Ontario Inc. (7)
10.31	Guarantee between Apex Systems Integrators Inc. and BDC Capital Inc. (7)
10.32	Guarantee between the Company and BDC Capital Inc. (7)
10.33	Subordination Agreement between BDC Capital Inc. and Silicon Valley Bank (7)
10.34	Consent and Waiver Agreement among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley (7)
10.35	Subordination Agreement between Royal Bank of Canada and Silicon Valley Bank (7)
10.36	Subordination and Priorities Agreement among Royal Bank of Canada, BDC Capital Inc., Apex Systems Integrators Inc. and 2314505 Ontario Inc. (7)
10.37	Lease Agreement, dated May 7, 2012, between the Company and Nausser Fathollahi and Alladin Doroudi (8)
10.38	Separation Agreement and General Release (9)
10.39	Accounts Payable Payment Plan (9)
10.40	License Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
10.41	Non-Competition Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
10.42	Consent and Waiver Amendment by and among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley dated as of October 3, 2012 (11)
10.43	Agreement, dated November 15, 2012, by and among the Company, Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC (12)
10.44	Form of Securities Purchase Agreement of Series D Preferred Stock (13)
10.45	Warrant to Purchase Common Stock, dated December 20, 2012, issued to Placement Agent (13)
10.46	Waiver from Royal Bank of Canada (15)
10.47	Waiver from BDC (15)
10.48	Amendment to Loan and Security Agreement, dated February 27, 2013, between the Company and Silicon Valley Bank (14)
10.49	Waiver from Royal Bank of Canada, dated May 13, 2013 (16)
10.50	Waiver from BDC, dated May 7, 2013 (16)
10.51	Forbearance to Loan Security Agreement between the Company and Silicon Valley Bank (17)
10.52	Form of Securities Purchase Agreement (18)
10.53	Form of Investor Warrant (18)
10.54	Form of Placement Agent Warrant (18)
10.55	Loan Amendment with Business Development Bank of Canada (20)
10.56	Loan Amendment with Royal Bank of Canada (20)
10.57	Form of Securities Purchase Agreement (21)
10.58	Form of Placement Agent Warrant (21)
21	Subsidiaries (19)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.2	Reserved.
23.3	Consent of Grant Thornton LLP, Independent Chartered Accounting Firm*
23.4	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

EX-101.INS	XBRL Instance Document*
EX-101.SCH	XBRL Taxonomy Extension Schema Document*
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase*
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase*
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

(1)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on June 21, 2011.
(2)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on July 7, 2011.
(3)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on October 13, 2011.
(4)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on September 15, 2011.
(5)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on September 9, 2011.
(6)  Incorporated by Reference to the Annual Report on Form 10-K Filed by the Company on March 30, 2012.
(7)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on June 7, 2012.
(8)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on June 19, 2012.
(9)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on July 27, 2012.
(10) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on August 6, 2012.
(11) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on October 10, 2012.
(12) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on November 21, 2012.
(13) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on December 26, 2012.
(14)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on March 5, 2013.
(15) Incorporated by Reference to the Amendment No. 1 to Registration Statement on Form S-1 Filed by the Company on April 24, 2013.
(16) Incorporated by Reference to the Amendment No. 2 to Registration Statement on Form S-1 Filed by the Company on June 19, 2013.
(17) Incorporated by Reference to the Quarterly Report on Form 10-Q Filed by the Company on August19, 2013.
(18) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on August 21, 2013.
(19) Incorporated by Reference to the Registration Statement on Form S-1 Filed by the Company on February 12, 2013.
(20) Incorporated by Reference to the Quarterly Report on Form 10-Q Filed by the Company on November 14, 2013.
(21) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on November 18, 2013.

*Filed herewith

 ITEM 17. UNDERTAKINGS.

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 10, 2014.

DECISIONPOINT SYSTEMS, INC.

By:	/s/ Nicholas R. Toms
Nicholas R. Toms, Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Nicholas R. Toms	Chairman and Chief Executive Officer	January 10, 2014
Nicholas R. Toms	(Principal Executive Officer)

/s/ Michael Roe	Vice President, Finance	January 10, 2014
Michael Roe	(Principal Financial Officer and Principal Accounting Officer)

/s/ David M. Rifkin	Director	January 10, 2014
David M. Rifkin

/s/ Jay B. Sheehy	Director	January 10, 2014
Jay B. Sheehy

/s/ Robert M. Chaiken	Director	January 10, 2014
Robert M. Chaiken

/s/ Marc Ferland	Director	January 10, 2014
Marc Ferland

/s/ Lawrence Yelin	Director	January 10, 2014
Lawrence Yelin

	Director	January 10, 2014
Donald Dalicandro

/s/ Robert Schroeder	Director	January 10, 2014
Robert Schroeder